Oppenheimer Main Street(R)Growth and Income Fund

6803 South Tucson Way, Englewood, Colorado 80112
1.800.525.7048

Statement of Additional Information dated December 20, 2001

         This  Statement of Additional  Information  is not a Prospectus.  This document  contains  additional  information about the Fund and  supplements  information  in the  Prospectus  dated  December 20, 2001. It should be read together with the  Prospectus,  which may be obtained by writing to the Fund's  Transfer Agent,  OppenheimerFunds  Services,  at P.O. Box
5270,  Denver,  Colorado 80217, or by calling the Transfer Agent at the toll-free  number shown above, or by downloading it from the OppenheimerFunds Internet web site at www.oppenheimerfunds.com.

Contents
                                                                                                          Page
About the Fund
Additional Information About the Fund's Investment Policies and Risks..........................................
     The Fund's Investment Policies............................................................................
     Other Investment Techniques and Strategies................................................................
     Investment Restrictions...................................................................................
How the Fund is Managed .......................................................................................
     Organization and History..................................................................................
     Directors and Officers....................................................................................
     The Manager...............................................................................................
Brokerage Policies of the Fund.................................................................................
Distribution and Service Plans.................................................................................
Performance of the Fund........................................................................................

About Your Account
How To Buy Shares..............................................................................................
How To Sell Shares.............................................................................................
How To Exchange Shares.........................................................................................
Dividends, Capital Gains and Taxes.............................................................................
Additional Information About the Fund..........................................................................

Financial Information About the Fund
Independent Auditors' Report...................................................................................
Financial Statements...........................................................................................

---------------------------------------------------------------------------------------------------------------------------

A B O U T  T H E  F U N D
---------------------------------------------------------------------------------------------------------------------------

Additional Information About the Fund's Investment Policies and Risks

The  investment  objective,  the  principal  investment  policies  and the main  risks of the  Fund  are  described  in the
Prospectus.  This Statement of Additional Information contains supplemental  information about those policies and risks and the types of securities that the Fund's investment  Manager,  OppenheimerFunds,  Inc., can select for the Fund.  Additional information is also provided about the strategies that the Fund can use to try to achieve its objective.

The Fund's  Investment  Policies.  The  composition of the Fund's  portfolio and the  techniques  and  strategies  that the
Fund's Manager can use in selecting  portfolio  securities  will vary over time. The Fund is not required to use any of the investment  techniques  and  strategies  described  below at all times in seeking its goal.  It can use some of the special investment techniques and strategies at some times or not at all.

         |X|  Investments in Equity  Securities.  The Fund does not limit its  investments in equity  securities to issuers having a market  capitalization  of a specified size or range,  and therefore can invest in securities of small-,  mid- and large-capitalization  issuers.  At  times,  the  Fund  can  focus  its  equity  investments  in  securities  of one or more capitalization  ranges,  based upon the Manager's  judgment of where the best market  opportunities  are to seek the Fund's objective.  At times,  the market  may favor or  disfavor  securities  of issuers  of a  particular  capitalization  range.
Securities  of small  capitalization  issuers may be subject to greater  price  volatility  in general than  securities  of larger  companies.  Therefore,  if the  Fund is  focusing  on or has  substantial  investments  in  smaller  capitalization companies at times of market  volatility,  the Fund's share prices may fluctuate more than that of funds focusing on larger capitalization issuers.

              |_| Rights and  Warrants.  The Fund can invest up to 10% of its total assets in warrants or rights,  although the Fund does not  currently  intend to invest more than 5% of its total assets in warrants or rights.  Warrants  basically are options to purchase  equity  securities  at specific  prices valid for a specific  period of time.  Their prices do not necessarily  move parallel to the prices of the underlying  securities.  Rights are similar to warrants,  but normally have a short  duration  and are  distributed  directly by the issuer to its  shareholders.  Rights and  warrants  have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

              |_| Convertible Securities.  Convertible securities are debt securities that are convertible into an issuer's common stock.  Convertible  securities rank senior to common stock in a corporation's  capital  structure and therefore are subject to less risk than common stock in case of the issuer's bankruptcy or liquidation.

         The value of a convertible  security is a function of its "investment  value" and its  "conversion  value." If the investment  value exceeds the  conversion  value,  the security will behave more like a debt  security,  and the security's price will likely increase when interest rates fall and decrease when interest rates rise. If the conversion  value exceeds the  investment  value,  the security will behave more like an equity security.  In that case, it will likely sell at a premium over its conversion  value,  and its price will tend to fluctuate directly with the price of the underlying security.

         While some convertible  securities are a form of debt security,  in many cases their conversion  feature (allowing conversion into equity  securities)  caused them to be regarded by the Manager more as "equity  equivalents."  As a result, the  rating  assigned  to the  security  has  less  impact  on the  Manager's  investment  decision  than  in the  case  of non-convertible debt fixed-income securities.

         To determine whether convertible  securities should be regarded as "equity  equivalents," the Manager examines the following factors:

o        whether, at the option of the investor,  the convertible security can be exchanged for a fixed number of shares of common stock of the issuer,
o        whether the issuer of the  convertible  securities  has restated its earnings per share of common stock on a fully diluted basis (considering the effect of conversion of the convertible securities), and
o        the extent to which the  convertible  security may be a defensive  "equity  substitute,"  providing the ability to participate in any appreciation in the price of the issuer's common stock.

         |X|  Investments  in Bonds and Other  Debt  Securities.  The Fund can invest in bonds,  debentures  and other debt securities to seek its investment objective.  Because the Fund currently emphasizes investments in equity securities,  such as stocks,  it is not  anticipated  that  significant  amounts of the Fund's  assets will be  invested in debt  securities.
However,  if market conditions suggest that debt securities may offer better total return  opportunities than stocks, or if the Manager  determines to seek a higher amount of current  income to  distribute  to  shareholders,  the Manager can shift more of the Fund's investments into debt securities.

         The Fund's debt investments can include investment-grade and  non-investment-grade  bonds (commonly referred to as
"junk bonds").  Investment-grade bonds are bonds rated at least "Baa" by Moody's Investors Service, Inc., or at least "BBB"
by Standard and Poor's Corporation or Fitch, Inc., or that have comparable  ratings by another  nationally-recognized  rating organization.  In making  investments  in debt  securities,  the  Manager can rely to some extent on the ratings of ratings organizations  or it can use its own research to evaluate a security's  credit-worthiness.  If the securities that the Fund buys are unrated, to be considered part of the Fund's holdings of investment-grade  securities,  they must be judged by the
Manager to be of comparable quality to bonds rated as investment grade by a rating organization.

              |_| U.S.  Government  Securities.  The Fund can buy securities issued or guaranteed by the U.S. government or its  agencies  and  instrumentalities.  Securities  issued by the U.S.  Treasury are backed by the full faith and credit of
the  U.S.  government  and  are  subject  to  very  little  credit  risk.   Obligations  of  U.S.  government  agencies  or
instrumentalities  (including mortgage-backed  securities) may or may not be guaranteed or supported by the "full faith and credit" of the United  States.  Some are backed by the right of the issuer to borrow  from the U.S.  Treasury;  others,  by discretionary  authority of the U.S. government to purchase the agencies'  obligations;  while others are supported only by the credit of the  instrumentality.  If a security  is not  backed by the full faith and credit of the United  States,  the owner of the security  must look  principally  to the agency  issuing the  obligation  for repayment and may not be able to assert a claim  against the United  States in the event that the agency or  instrumentality  does not meet its  commitment.
The Fund will invest in securities of U.S.  government  agencies and  instrumentalities  only when the Manager is satisfied that the credit risk with respect to the agency or instrumentality is minimal.

              |_| Special  Risks of  Lower-Grade  Securities.  While it is not  anticipated  that  the Fund  will  invest a substantial  portion of its assets in debt  securities,  the Fund can do so to seek  current  income.  Because  lower-rated securities tend to offer higher yields than investment grade  securities,  the Fund can invest in lower grade securities if the Manager is trying to achieve  greater  income  (and,  in some cases,  the  appreciation  possibilities  of  lower-grade securities may be a reason they are selected for the Fund's portfolio).

         The Fund can invest up to 25% of its total assets in "lower  grade" debt  securities.  However,  the Fund does not currently  intend  to  invest  more  that 10% of its  total  assets in lower  grade  debt  securities.  "Lower-grade"  debt securities  are those rated below  "investment  grade"  which means they have a rating lower than "Baa" by Moody's or lower than "BBB" by Standard and Poor's or Fitch,  Inc.,  or similar  ratings by other rating  organizations.  If they are unrated, and are determined by the Manager to be of comparable  quality to debt securities  rated below investment  grade,  they are included in the  limitation  on the  percentage of the Fund's assets that can be invested in  lower-grade  securities.  The
Fund can invest in securities rated as low as "C" or "D" or which may be in default at the time the Fund buys them.

         Some of the special credit risks of lower-grade  securities  are discussed in the  Prospectus.  There is a greater risk that the issuer may default on its  obligation  to pay interest or to repay  principal  than in the case of investment grade securities.  The issuer's low creditworthiness  may increase the potential for its insolvency.  An overall decline in values in the high yield bond  market is also more  likely  during a period of a general  economic  downturn.  An  economic downturn or an increase in interest rates could severely disrupt the market for high yield bonds,  adversely  affecting the values of outstanding  bonds as well as the ability of issuers to pay interest or repay  principal.  In the case of foreign high yield bonds,  these risks are in addition to the special risk of foreign investing  discussed in the Prospectus and in this Statement of Additional Information.

         However,  the Fund's  limitations on buying these investments can reduce the effect of those risks to the Fund, as will the Fund's policy of  diversifying  its  investments.  Additionally,  to the extent they can be converted  into stock, convertible  securities may be less subject to some of these risks than  non-convertible  high yield bonds, since stock may be more  liquid  and less  affected  by some of these  risk  factors.  The Fund may not  invest  more than 10% of its total assets in lower-grade debt securities that are not convertible.
         While securities rated "Baa" by Moody's or "BBB" by Standard and Poor's or Fitch,  Inc. are investment grade and are not regarded as junk bonds,  those securities may be subject to special risks,  and have some speculative  characteristics.
Definitions of the debt security  ratings  categories of Moody's,  S and P, and Fitch,  Inc. are included in Appendix A to this
Statement of Additional Information.

         |X|  Foreign  Securities.  The Fund can  purchase  equity  and debt  securities  issued or  guaranteed  by foreign companies or foreign  governments or their agencies.  "Foreign  securities" include equity and debt securities of companies organized  under the laws of countries other than the United States and debt  securities of foreign  governments.  They may be traded on foreign securities exchanges or in the foreign over-the-counter markets.

         Securities of foreign  issuers that are represented by American  Depository  Receipts or that are listed on a U.S.
securities  exchange  or traded in the U.S.  over-the-counter  markets  are not  considered  "foreign  securities"  for the purpose of the Fund's investment  allocations.  That is because they are not subject to many of the special  considerations and risks, discussed below, that apply to foreign securities traded and held abroad.

         Investing in foreign  securities  offers  potential  benefits not available from investing solely in securities of domestic issuers.  They include the opportunity to invest in foreign issuers that appear to offer growth  potential,  or in foreign  countries with economic  policies or business cycles  different from those of the U.S., or to reduce  fluctuations in portfolio  value by taking  advantage of foreign  stock markets that do not move in a manner  parallel to U.S.  markets.
The Fund will hold foreign currency only in connection with the purchase or sale of foreign securities.

|_|      Risks of Foreign Investing.  Investments in foreign  securities may offer special  opportunities for investing but also present special  additional risks and  considerations  not typically  associated with investments in domestic securities. Some of these additional risks are:

o        reduction of income by foreign taxes;
o        fluctuation in value of foreign investments due to changes in currency rates or currency control regulations (for example, currency blockage);
o        transaction charges for currency exchange;
o        lack of public information about foreign issuers;
o        lack of uniform accounting, auditing and financial reporting standards in foreign countries comparable to those applicable to domestic issuers;
o        less volume on foreign exchanges than on U.S. exchanges;
o        greater volatility and less liquidity on foreign markets than in the U.S.;
o        less governmental regulation of foreign issuers, stock exchanges and brokers than in the U.S.;
o        greater difficulties in commencing lawsuits;
o        higher brokerage commission rates than in the U.S.;
o        increased risks of delays in settlement of portfolio transactions or loss of certificates for portfolio securities;
o        possibilities in some countries of expropriation, confiscatory taxation, political, financial or social instability or adverse diplomatic developments; and
o        unfavorable differences between the U.S. economy and foreign economies.

         In the past, U.S. government policies have discouraged certain investments abroad by U.S. investors, through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

              |_| Risks of Conversion to Euro. On January 1, 1999,  eleven countries in the European Union adopted the euro as their official currency.  However,  their current currencies (for example,  the franc, the mark, and the lira) will also continue  in use  until  January  1,  2002.  After  that  date,  it is  expected  that  only the euro will be used in those countries.  A common currency is expected to confer some benefits in those markets,  by  consolidating  the government debt market for those  countries and reducing some currency risks and costs.  But the conversion to the new currency will affect the Fund  operationally  and also has potential risks, some of which are listed below.  Among other things,  the conversion will affect:
o        issuers in which the Fund invests, because of changes in the competitive environment from a consolidated currency market and greater operational costs from converting to the new currency. This might depress securities values.
o        vendors the Fund depends on to carry out its business, such as its custodian bank (which holds the foreign securities the Fund buys), the Manager (which must price the Fund's investments to deal with the conversion to the euro) and brokers, foreign markets and securities depositories. If they are not prepared, there could be delays in settlements and additional costs to the Fund.
o        exchange contracts and derivatives that are outstanding during the transition to the euro. The lack of currency rate calculations between the affected currencies and the need to update the Fund's contracts could pose extra costs to the Fund.

         The Manager has upgraded (at its expense) its computer and bookkeeping  systems to deal with the  conversion.  The
Fund's  custodian bank has advised the Manager of its plans to deal with the  conversion,  including how it will update its record keeping systems and handle the  redenomination of outstanding  foreign debt. The Fund's portfolio managers will also monitor the effects of the  conversion  on the issuers in which the Fund invests.  The possible  effect of these factors on the Fund's  investments  cannot be  determined  with  certainty at this time,  but they may reduce the value of some of the
Fund's holdings and increase its operational costs.

         |X|  Portfolio  Turnover.  "Portfolio  turnover"  describes  the  rate at  which  the Fund  traded  its  portfolio securities  during its last fiscal year. For example,  if a fund sold all of its securities  during the year, its portfolio turnover rate would have been 100%. The Fund's  portfolio  turnover rate will fluctuate from year to year, and the Fund can have a portfolio  turnover rate of 100% or more.  Increased  portfolio  turnover  creates higher  brokerage and transaction costs for the Fund, which may reduce its overall performance.  Additionally,  the realization of capital gains from selling portfolio  securities may result in distributions of taxable long-term  capital gains to shareholders,  since the Fund will normally  distribute  all of its capital gains  realized each year, to avoid excise taxes under the Internal  Revenue Code.
The Financial  Highlights table at the end of the Prospectus shows the Fund's portfolio  turnover rates during prior fiscal years.

Other  Investment  Techniques and  Strategies.  In seeking its  objective,  the Fund can from time to time use the types of investment  strategies  described  below. It is not required to use all of these strategies at all times and may, at times, not use any of them.

         |X|  Investing  in  Small,  Unseasoned  Companies.  The  Fund  can  invest  in  securities  of  small,  unseasoned companies.  These are  companies  that have been in operation for less than three years,  including  the  operations of any predecessors.  Securities  of these  companies  may be  subject  to  volatility  in their  prices.  They may have a limited trading  market,  which may adversely  affect the Fund's ability to dispose of them and can reduce the price the Fund might be able to obtain for them.  Other  investors that own a security issued by a small,  unseasoned  issuer for which there is limited liquidity might trade the security when the Fund is attempting to dispose of its holdings of that security.  In that case the Fund might  receive a lower price for its holdings than might  otherwise be obtained.  The Fund currently intends to invest no more than 5% of its net assets in securities of small, unseasoned issuers.

         |X|  When-Issued and  Delayed-Delivery  Transactions.  The Fund can invest in securities on a "when-issued"  basis and can purchase or sell securities on a  "delayed-delivery"  basis.  When-issued and delayed-delivery are terms that refer to  securities  whose terms and indenture  are  available  and for which a market  exists,  but which are not available for immediate delivery.

         When such  transactions  are negotiated,  the price (which is generally  expressed in yield terms) is fixed at the time the  commitment  is made.  Delivery and payment for the  securities  take place at a later date  (generally  within 45 days of the date the offer is accepted).  The  securities  are subject to change in value from market  fluctuations  during the period until  settlement.  The value at delivery may be less than the purchase price. For example,  changes in interest rates in a direction  other than that expected by the Manager before  settlement  will affect the value of such  securities and may cause a loss to the Fund.  During the period  between  purchase and  settlement,  no payment is made by the Fund to the issuer and no interest accrues to the Fund from the investment.

         The Fund will engage in when-issued  transactions to secure what the Manager considers to be an advantageous price and yield at the time of  entering  into the  obligation.  When the Fund  enters  into a  when-issued  or  delayed-delivery transaction,  it relies on the other party to  complete  the  transaction.  Its failure to do so may cause the Fund to lose the opportunity to obtain the security at a price and yield the Manager considers to be advantageous.

         When the Fund engages in when-issued and  delayed-delivery  transactions,  it does so for the purpose of acquiring or selling securities  consistent with its investment  objective and policies or for delivery pursuant to options contracts it has entered into,  and not for the purpose of investment  leverage.  Although the Fund will enter into  delayed-delivery or when-issued  purchase  transactions to acquire  securities,  it can dispose of a commitment prior to settlement.  If the
Fund  chooses to  dispose of the right to acquire a  when-issued  security  prior to its  acquisition  or to dispose of its right to delivery or receive against a forward commitment, it may incur a gain or loss.
         At the time the Fund makes the  commitment  to purchase or sell a security on a  when-issued  or  delayed-delivery basis, it records the  transaction on its books and reflects the value of the security  purchased in determining the Fund's net asset  value.  In a sale  transaction,  it records the  proceeds to be  received.  The Fund will  identify on its books liquid  securities of any type at least equal in value to the value of the Fund's purchase  commitments until the Fund pays for the investment.

         When issued and  delayed-delivery  transactions can be used by the Fund as a defensive  technique to hedge against anticipated  changes in interest rates and prices.  For instance,  in periods of rising  interest rates and falling prices, the Fund might sell  securities  in its  portfolio  on a forward  commitment  basis to  attempt  to limit its  exposure  to anticipated  falling  prices.  In periods of  falling  interest  rates and  rising  prices,  the Fund might sell  portfolio securities  and purchase the same or similar  securities on a when-issued or  delayed-delivery  basis to obtain the benefit of currently higher cash yields.

         |X|  Repurchase  Agreements.  The Fund can acquire securities subject to repurchase  agreements.  It may do so for liquidity  purposes to meet  anticipated  redemptions of Fund shares,  or pending the investment of the proceeds from sales of Fund shares, or pending the settlement of portfolio securities transactions.

         In a repurchase  transaction,  the Fund buys a security from, and simultaneously resells it to, an approved vendor for delivery on an  agreed-upon  future date.  The resale price  exceeds the purchase  price by an amount that  reflects an agreed-upon  interest rate effective for the period during which the repurchase  agreement is in effect.  Approved  vendors include U.S.  commercial  banks,  U.S.  branches of foreign banks, or  broker-dealers  that have been designated as primary dealers in government securities. They must meet credit requirements set by the Fund's Managers from time to time.

         The  majority of these  transactions  run from day to day, and delivery  pursuant to the resale  typically  occurs within one to five days of the  purchase.  Repurchase  agreements  having a maturity  beyond  seven days are subject to the
Fund's limits on holding illiquid  investments.  The Fund will not enter into a repurchase  agreement that causes more than
10% of its net assets to be subject to  repurchase  agreements  having a maturity  beyond seven days.  There is no limit on the amount of the  Fund's net assets  that may be subject  to  repurchase  agreements  having  maturities  of seven days or less.

         Repurchase  agreements,  considered "loans" under the Investment Company Act, are collateralized by the underlying security.  The Fund's  repurchase  agreements  require that at all times while the repurchase  agreement is in effect,  the value of the  collateral  must  equal or exceed the  repurchase  price to fully  collateralize  the  repayment  obligation.
However,  if the vendor fails to pay the resale price on the  delivery  date,  the Fund may incur costs in disposing of the collateral  and may  experience  losses if there is any  delay in its  ability  to do so.  The  Manager  will  monitor  the vendor's  creditworthiness  to confirm that the vendor is financially sound and will continuously  monitor the collateral's value.

         |X|  Illiquid and  Restricted  Securities.  To enable the Fund to sell its  holdings of a restricted  security not registered  under the Securities Act of 1933,  the Fund may have to cause those  securities to be registered.  The expenses of  registering  restricted  securities  may be  negotiated  by the Fund  with  the  issuer  at the time the Fund  buys the securities.  When the Fund must arrange  registration  because the Fund wishes to sell the security,  a considerable period may elapse  between the time the decision is made to sell the security and the time the security is  registered so that the
Fund could sell it. The Fund would bear the risks of any downward price fluctuation during that period.

         The Fund can also acquire  restricted  securities  through private  placements.  Those securities have contractual restrictions  on their public resale.  Those  restrictions  might limit the Fund's ability to dispose of the securities and might lower the amount the Fund could realize upon the sale.

         The Fund has limitations  that apply to purchases of restricted  securities,  as stated in the  Prospectus.  Those percentage  restrictions  do not  limit  purchases  of  restricted  securities  that are  eligible  for  sale to  qualified institutional  purchasers  under Rule 144A of the Securities Act of 1933, if those  securities  have been  determined to be liquid by the Manager under  Board-approved  guidelines.  Those  guidelines take into account the trading activity for such securities and the

availability  of  reliable  pricing  information,  among  other  factors.  If  there  is a lack of  trading  interest  in a particular Rule 144A security, the Fund's holdings of that security may be considered to be illiquid.

         Illiquid  securities include repurchase  agreements  maturing in more than seven days and participation  interests that do not have puts exercisable within seven days.

         |X|  Loans of  Portfolio  Securities.  The Fund can lend its  portfolio  securities  to certain  types of eligible borrowers  approved  by the  Board of  Directors.  It may do so to try to  provide  income or to raise  cash for  liquidity purposes.  These loans are limited to not more than 25% of the value of the Fund's  total  assets.  There are some risks in connection  with  securities  lending.  The Fund might  experience a delay in receiving  additional  collateral to secure a loan,  or a delay in  recovery  of the  loaned  securities.  The Fund  presently  does not  intend  to  engage  in loans of securities in the coming year.

         The Fund must receive collateral for a loan. Under current applicable  regulatory  requirements (which are subject to change),  on each  business day the loan  collateral  must be at least equal to the value of the loaned  securities.  It must consist of cash, bank letters of credit,  securities of the U.S. government or its agencies or  instrumentalities,  or other cash  equivalents in which the Fund is permitted to invest.  To be acceptable as  collateral,  letters of credit must obligate a bank to pay amounts  demanded by the Fund if the demand  meets the terms of the letter.  The terms of the letter of credit and the issuing bank both must be satisfactory to the Fund.

         When it lends securities,  the Fund receives amounts equal to the dividends or interest on loaned  securities.  It also receives one or more of (a) negotiated loan fees, (b) interest on securities  used as collateral,  and (c) interest on any  short-term  debt  securities  purchased  with such loan  collateral.  Either type of  interest  may be shared with the borrower.  The Fund can also pay reasonable  finder's,  custodian  bank and  administrative  fees in connection  with these loans.  The terms of the Fund's loans must meet applicable  tests under the Internal  Revenue Code and must permit the Fund to reacquire loaned securities on five days' notice or in time to vote on any important matter.

         |X|  Borrowing for  Leverage.  The Fund can borrow money from banks on an unsecured  basis and invest the borrowed funds to increase its securities  holdings.  The Fund will pay interest on those  borrowings,  so that it may have less net investment  income during periods of substantial  borrowings.  The Fund may borrow only if it maintains the ratio of assets to borrowings at all times that is required under the  Investment  Company Act of 1940 which is currently  300%.  This is a fundamental policy.

         |X|  Derivatives.  The Fund can  invest in a variety  of  derivative  investments  to seek  income or for  hedging purposes.  Some derivative  investments the Fund can use are the hedging  instruments  described below in this Statement of
Additional Information.

         Other  derivative  investments  the Fund can invest in include  "index-linked"  notes.  Principal  and/or interest payments  on these  notes  depend on the  performance  of an  underlying  index.  Currency-indexed  securities  are another derivative  the Fund can use.  Typically  these  are  short-term  or  intermediate-term  debt  securities.  Their  value at maturity  or the rates at which they pay income are  determined  by the change in value of the U.S.  dollar  against one or more foreign  currencies or an index.  In some cases,  these  securities  may pay an amount at maturity based on a multiple of the amount of the relative  currency  movements.  This type of index security offers the potential for increased  income or  principal  payments  but at a  greater  risk of loss than a typical  debt  security  of the same  maturity  and  credit quality.

         Other  derivative  investments  the Fund can use  include  debt  exchangeable  for  common  stock of an  issuer or
"equity-linked  debt securities" of an issuer.  At maturity,  the debt security is exchanged for common stock of the issuer or it is payable in an amount based on the price of the issuer's  common stock at the time of maturity.  Both  alternatives present a risk that the amount  payable at maturity  will be less than the  principal  amount of the debt because the price of the issuer's common stock might not be as high as the Manager expected.

         |X|  Hedging.  The Fund can use hedging to attempt to protect  against  declines in the market value of the Fund's portfolio,  to permit the Fund to retain unrealized gains in the value of portfolio  securities which have appreciated,  or to facilitate selling securities for investment reasons. To do so, the Fund could:
         o    sell futures contracts,
         o    buy puts on such futures or on securities, or
         o    write covered calls on securities or futures.  Covered calls can also be used to increase the Fund's income, but the Manager does not expect to engage extensively in that practice.

         The Fund can use  hedging  to  establish  a  position  in the  securities  market as a  temporary  substitute  for purchasing  particular  securities.  In that  case,  the Fund would  normally  seek to  purchase  the  securities  and then terminate that hedging  position.  The Fund might also use this type of hedge to attempt to protect against the possibility that its portfolio securities would not be fully included in a rise in value of the market. To do so the Fund could:
         o    buy futures, or
         o    buy calls on such futures or on securities.

         The Fund is not  obligated to use hedging  instruments,  even though it is permitted to use them in the  Manager's discretion,  as described  below.  The Fund's strategy of hedging with futures and options on futures will be incidental to the Fund's  activities in the underlying  cash market.  The particular  hedging  instruments the Fund can use are described below.  The Fund can employ new hedging  instruments and strategies when they are developed,  if those  investment  methods are consistent with the Fund's investment objective and are permissible under applicable regulations governing the Fund.

              |_| Futures.  The Fund can buy and sell futures  contracts  that relate to (1)  broadly-based  stock  indices
("stock index futures") (2) debt securities  (these are referred to as "interest rate  futures"),  (3) other  broadly-based securities  indices  (these are  referred to as  "financial  futures"),  (4) foreign  currencies  (these are referred to as
"forward contracts"), or (5) commodities (these are referred to as "commodity futures").

         A broadly-based stock index is used as the basis for trading stock index futures.  They may in some cases be based on stocks of issuers in a particular  industry or group of industries.  A stock index assigns relative values to the common stocks  included in the index and its value  fluctuates  in response to the changes in value of the  underlying  stocks.  A stock index cannot be purchased or sold  directly.  Financial  futures are similar  contracts  based on the future value of the basket of securities  that comprise the index.  These  contracts  obligate the seller to deliver,  and the purchaser to take,  cash to settle the  futures  transaction.  There is no  delivery  made of the  underlying  securities  to settle the futures obligation. Either party may also settle the transaction by entering into an offsetting contract.

         An interest rate future  obligates  the seller to deliver (and the purchaser to take) cash or a specified  type of debt security to settle the futures  transaction.  Either party could also enter into an  offsetting  contract to close out the position.

         The Fund can invest a portion of its assets in commodity  futures  contracts.  Commodity futures may be based upon commodities  within five main commodity  groups:  (1) energy,  which includes crude oil, natural gas,  gasoline and heating oil; (2) livestock,  which includes  cattle and hogs;  (3)  agriculture,  which includes  wheat,  corn,  soybeans,  cotton, coffee,  sugar and cocoa; (4) industrial  metals,  which includes  aluminum,  copper,  lead,  nickel, tin and zinc; and (5)
precious metals,  which includes gold,  platinum and silver.  The Fund can purchase and sell commodity  futures  contracts, options on futures  contracts  and options and  futures on  commodity  indices  with  respect to these five main  commodity groups and the individual commodities within each group, as well as other types of commodities.

         No money is paid or  received  by the Fund on the  purchase  or sale of a  future.  Upon  entering  into a futures transaction,  the Fund will be required to deposit an initial  margin  payment with the futures  commission  merchant  (the
"futures  broker").  Initial margin payments will be deposited with the Fund's  custodian bank in an account  registered in the futures  broker's name.  However,  the futures broker can gain access to that account only under specified  conditions.
As the future is marked to market  (that is, its value on the Fund's  books is  changed)  to reflect  changes in its market value, subsequent margin payments, called variation margin, will be paid to or by the futures broker daily.

         At any time prior to expiration of the future,  the Fund can elect to close out its position by taking an opposite position,  at which time a final  determination  of  variation  margin is made and any  additional  cash must be paid by or released  to the  Fund.  Any  loss or gain on the  future  is then  realized  by the  Fund for tax  purposes.  All  futures transactions,  except forward  contracts,  are effected  through a clearinghouse  associated with the exchange on which the contracts are traded.

         |_|      Put and Call Options.  The Fund can buy and sell certain kinds of put options
("puts") and call options ("calls").  The Fund can buy and sell  exchange-traded and over-the-counter put and call options, including index options,  securities  options,  currency options,  commodities  options,  and options on the other types of futures described above.

o        Writing Covered Call Options.  The Fund can write (that is, sell) covered calls.  If the Fund sells a call  option,  it must be  covered.  That means the Fund must own the  security  subject to the call while the call is outstanding,  or, for certain types of calls,  the call can be covered by identifying  liquid assets on the  Fund's  books to enable the Fund to  satisfy  its  obligations  if the call is  exercised.  Up to 25% of the Fund's total assets can be subject to calls the Fund writes.

         When the Fund writes a call on a security,  it receives cash (a premium).  The Fund agrees to sell the  underlying security to a purchaser of a  corresponding  call on the same  security  during the call period at a fixed  exercise  price regardless  of market  price  changes  during the call period.  The call period is usually not more than nine  months.  The exercise  price may differ from the market price of the underlying  security.  The Fund has the risk of loss that the price of the underlying  security may decline  during the call period.  That risk may be offset to some extent by the premium the
Fund  receives.  If the value of the investment  does not rise above the call price,  it is likely that the call will lapse without being exercised. In that case the Fund would keep the cash premium and the investment.

         When the Fund writes a call on an index,  it receives  cash (a premium).  If the buyer of the call  exercises  it, the Fund will pay an amount of cash equal to the difference  between the closing price of the call and the exercise  price, multiplied  by a  specified  multiple  that  determines  the total value of the call for each point of  difference.  If the value of the  underlying  investment  does not rise above the call  price,  it is likely  that the call will lapse  without being exercised.  In that case the Fund would keep the cash premium.

         The Fund's  custodian  bank,  or a securities  depository  acting for the custodian  bank,  will act as the Fund's escrow agent,  through the facilities of the Options Clearing  Corporation ("OCC"), as to the investments on which the Fund has  written  calls  traded on  exchanges  or as to other  acceptable  escrow  securities.  In that way,  no margin will be required for such  transactions.  OCC will release the  securities on the  expiration of the option or when the Fund enters into a closing transaction.

         When the Fund writes an  over-the-counter  ("OTC") option,  it will enter into an arrangement  with a primary U.S.
government  securities  dealer  which will  establish  a formula  price at which the Fund will have the  absolute  right to repurchase  that OTC option.  The formula  price will  generally  be based on a multiple  of the premium  received  for the option,  plus the amount by which the option is  exercisable  below the market price of the  underlying  security (that is, the  option is "in the  money").  When the Fund  writes an OTC  option,  it will treat as  illiquid  (for  purposes  of its restriction on holding  illiquid  securities)  the  mark-to-market  value of any OTC option it holds,  unless the option is subject to a buy-back  agreement by the executing  broker.  To terminate its obligation on a call it has written,  the Fund can  purchase  a  corresponding  call in a "closing  purchase  transaction."  The Fund will then  realize a profit or loss, depending  upon  whether the net of the amount of the option  transaction  costs and the  premium  received on the call the
Fund  wrote is more or less  than the  price of the call the Fund  purchases  to close  out the  transaction.  The Fund may realize a profit if the call expires  unexercised,  because the Fund will retain the underlying security and the premium it received  when it wrote the call.  Any such  profits  are  considered  short-term  capital  gains for  federal  income  tax purposes,  as are the premiums on lapsed calls.  When distributed by the Fund they are taxable as ordinary  income.  If the
Fund  cannot  effect  a  closing  purchase  transaction  due to the lack of a  market,  it will  have to hold the  callable securities until the call expires or is exercised.

         The Fund can also write calls on a futures contract without owning the futures contract or securities  deliverable under the contract.  To do so, at the time the call is written,  the Fund must cover the call by  identifying an equivalent dollar  amount of liquid assets on the Fund's books.  The Fund will identify  additional  liquid assets on its books if the value  of the  segregated  assets  drops  below  100% of the  current  value of the  future.  Because  of this  segregation requirement,  in no  circumstances  would the Fund's  receipt of an exercise  notice as to that future  require the Fund to deliver a futures  contract.  It would simply put the Fund in a short  futures  position,  which is permitted by the Fund's hedging policies.

o        Writing Put Options.  The Fund can sell put options. A put option on securities  gives the purchaser the right to sell, and the writer the  obligation to buy, the underlying  investment at the exercise  price during the option period.  The Fund will not write puts if, as a result,  more than 25% of the Fund's total assets would be required to be segregated to cover such put options.

         If the Fund writes a put, the put must be covered by liquid assets  identified  on the Fund's  books.  The premium the Fund receives from writing a put represents a profit, as long as the price of the underlying  investment  remains equal to or above the exercise price of the put.  However,  the Fund also assumes the obligation  during the option period to buy the  underlying  investment  from the buyer of the put at the exercise  price,  even if the value of the  investment  falls below the exercise  price.  If a put the Fund has written  expires  unexercised,  the Fund realizes a gain in the amount of the premium  less the  transaction  costs  incurred.  If the put is  exercised,  the Fund must  fulfill its  obligation  to purchase  the  underlying  investment  at the  exercise  price.  That price  will  usually  exceed the market  value of the investment  at that time. In that case,  the Fund may incur a loss if it sells the  underlying  investment.  That loss will be equal to the sum of the sale price of the underlying  investment and the premium  received minus the sum of the exercise price and any transaction costs the Fund incurred.

         When writing a put option on a security,  to secure its  obligation  to pay for the  underlying  security the Fund will  deposit  in  escrow  liquid  assets  with a value  equal to or  greater  than the  exercise  price of the  underlying securities.  The Fund therefore  forgoes the opportunity of investing the segregated  assets or writing calls against those assets.

         As long as the Fund's  obligation  as the put writer  continues,  it may be  assigned  an  exercise  notice by the broker-dealer  through  which the put was sold.  That notice  will  require  the Fund to take  delivery  of the  underlying security  and pay the  exercise  price.  The Fund has no control  over when it may be required to purchase  the  underlying security,  since it may be  assigned an  exercise  notice at any time prior to the  termination  of its  obligation  as the writer of the put. That  obligation  terminates  upon  expiration of the put. It may also  terminate if, before it receives an exercise  notice,  the Fund effects a closing  purchase  transaction  by purchasing a put of the same series as it sold.
Once the Fund has been assigned an exercise notice, it cannot effect a closing purchase transaction.

         The Fund can decide to effect a closing  purchase  transaction to realize a profit on an outstanding put option it has written or to prevent the  underlying  security  from being put.  Effecting a closing  purchase  transaction  will also permit the Fund to write  another put option on the  security,  or to sell the security and use the proceeds  from the sale for other  investments.  The Fund will realize a profit or loss from a closing  purchase  transaction  depending on whether the cost of the  transaction  is less or more than the premium  received  from  writing the put  option.  Any profits  from writing puts are  considered  short-term  capital gains for federal tax purposes,  and when  distributed  by the Fund,  are taxable as ordinary income.

o        Purchasing Calls and Puts.  The Fund can purchase calls to protect against the possibility that the Fund's portfolio will not participate in an anticipated  rise in the securities  market.  When the
Fund buys a call  (other than in a closing  purchase  transaction),  it pays a premium.  The Fund then has the right to buy the underlying  investment from a seller of a corresponding  call on the same investment  during the call period at a fixed exercise  price.  The Fund benefits  only if it sells the call at a profit or if, during the call period,  the market price of the  underlying  investment is above the sum of the call price plus the  transaction  costs and the premium paid for the call and the Fund  exercises  the call.  If the Fund does not  exercise  the call or sell it  (whether or not at a profit), the call will  become  worthless  at its  expiration  date.  In that case the Fund will have paid the  premium but lost the right to purchase the underlying investment.

         The Fund can buy puts whether or not it holds the underlying investment in its portfolio.  When the Fund purchases a put, it pays a premium and,  except as to puts on indices,  has the right to sell the  underlying  investment to a seller of a put on a  corresponding  investment  during the put period at a fixed  exercise  price.  Buying a put on securities or futures the Fund owns enables the Fund to attempt to protect  itself  during the put period  against a decline in the value of the  underlying  investment  below the exercise  price by selling the  underlying  investment at the exercise price to a seller of a  corresponding  put. If the market price of the  underlying  investment is equal to or above the exercise price and, as a result,  the put is not exercised or resold,  the put will become  worthless at its expiration date. In that case the Fund will have paid the premium but lost the right to sell the underlying  investment.  However,  the Fund can sell the put prior to its expiration. That sale may or may not be at a profit.

         When the Fund purchases a call or put on an index or future,  it pays a premium,  but settlement is in cash rather than by delivery of the  underlying  investment to the Fund.  Gain or loss depends on changes in the index in question (and thus on price movements in the securities  market  generally)  rather than on price  movements in individual  securities or futures contracts.

         The Fund can buy a call or put only if,  after the  purchase,  the value of all call and put  options  held by the
Fund will not exceed 5% of the Fund's total assets.

         |_|      Buying and  Selling  Options on Foreign  Currencies.  The Fund can buy and sell calls and puts on foreign currencies.  They include  puts and calls that trade on a securities  or  commodities  exchange or in the  over-the-counter markets  or are  quoted by major  recognized  dealers in such  options.  The Fund could use these  calls and puts to try to protect against declines in the dollar value of foreign  securities and increases in the dollar cost of foreign  securities the Fund wants to acquire.

         If the Manager  anticipates  a rise in the dollar value of a foreign  currency in which  securities to be acquired are  denominated,  the increased cost of those  securities may be partially  offset by purchasing  calls or writing puts on that foreign  currency.  If the Manager  anticipates  a decline in the dollar value of a foreign  currency,  the decline in the dollar value of portfolio  securities  denominated  in that  currency  might be  partially  offset by writing  calls or purchasing  puts on that foreign  currency.  However,  the  currency  rates could  fluctuate in a direction  adverse to the
Fund's  position.  The Fund will then have incurred option premium  payments and transaction  costs without a corresponding benefit.

         A call the Fund  writes on a foreign  currency  is  "covered"  if the Fund owns the  underlying  foreign  currency covered by the call or has an absolute and  immediate  right to acquire  that  foreign  currency  without  additional  cash consideration (or it can do so for additional cash  consideration  held in a segregated account by its custodian bank) upon conversion or exchange of other foreign currency held in its portfolio.

         The Fund could write a call on a foreign  currency to provide a hedge  against a decline in the U.S.  dollar value of a security  which the Fund owns or has the right to acquire and which is  denominated  in the  currency  underlying  the option.  That decline might be one that occurs due to an expected  adverse change in the exchange rate.  This is known as a
"cross-hedging"  strategy.  In those  circumstances,  the Fund  covers  the option by  maintaining  cash,  U.S.  government securities  or other  liquid,  high grade debt  securities  in an amount  equal to the exercise  price of the option,  in a segregated account with the Fund's custodian bank.

              |_| Risks of Hedging with Options and Futures.  The use of hedging  instruments  requires  special skills and knowledge of  investment  techniques  that are  different  than what is required for normal  portfolio  management.  If the
Manager uses a hedging  instrument  at the wrong time or judges  market  conditions  incorrectly,  hedging  strategies  may reduce the Fund's return.  The Fund could also  experience  losses if the prices of its futures and options  positions were not correlated with its other investments.

         The Fund's option activities could affect its portfolio turnover rate and brokerage  commissions.  The exercise of calls written by the Fund might cause the Fund to sell related  portfolio  securities,  thus  increasing its turnover rate.
The  exercise  by the Fund of puts on  securities  will  cause the sale of  underlying  investments,  increasing  portfolio turnover.  Although  the  decision  whether to  exercise a put it holds is within the Fund's  control,  holding a put might cause the Fund to sell the related investments for reasons that would not exist in the absence of the put.

         The Fund could pay a brokerage  commission  each time it buys a call or put, sells a call or put, or buys or sells an  underlying  investment  in  connection  with the  exercise  of a call or put.  Those  commissions  could be higher on a relative  basis than the  commissions  for direct  purchases  or sales of the  underlying  investments.  Premiums  paid for options are small in relation to the market value of the underlying investments.  Consequently,  put and call options offer large  amounts of  leverage.  The leverage  offered by trading in options  could result in the Fund's net asset value being more sensitive to changes in the value of the underlying investment.

         If a covered call written by the Fund is exercised on an investment that has increased in value,  the Fund will be required  to sell the  investment  at the call  price.  It will not be able to  realize  any profit if the  investment  has increased in value above the call price.

         An option  position  may be closed out only on a market that  provides  secondary  trading for options of the same series,  and there is no assurance  that a liquid  secondary  market will exist for any particular  option.  The Fund might experience losses if it could not close out a position because of an illiquid market for the future or option.

         There is a risk in using short hedging by selling futures or purchasing puts on  broadly-based  indices or futures to attempt to protect  against  declines in the value of the Fund's  portfolio  securities.  The risk is that the prices of the  futures  or the  applicable  index will  correlate  imperfectly  with the  behavior  of the cash  prices of the Fund's securities.  For example,  it is possible  that while the Fund has used hedging  instruments  in a short hedge,  the market might advance and the value of the  securities  held in the Fund's  portfolio  might decline.  If that  occurred,  the Fund would lose money on the  hedging  instruments  and also  experience  a decline  in the value of its  portfolio  securities.
However,  while this could occur for a very brief period or to a very small  degree,  over time the value of a  diversified portfolio of  securities  will tend to move in the same  direction as the indices  upon which the hedging  instruments  are based.

         The risk of  imperfect  correlation  increases  as the  composition  of the  Fund's  portfolio  diverges  from the securities  included in the applicable index. To compensate for the imperfect  correlation of movements in the price of the portfolio  securities  being  hedged and  movements  in the price of the  hedging  instruments,  the Fund might use hedging instruments in a greater dollar amount than the dollar amount of portfolio  securities being hedged.  It might do so if the historical  volatility of the prices of the portfolio  securities  being hedged is more than the  historical  volatility of the applicable index.

         The  ordinary  spreads  between  prices  in the cash and  futures  markets  are  subject  to  distortions,  due to differences in the nature of those markets.  First,  all  participants  in the futures market are subject to margin deposit and maintenance  requirements.  Rather than meeting  additional  margin deposit  requirements,  investors may close futures contracts  through  offsetting  transactions  which  could  distort  the normal  relationship  between the cash and futures markets.  Second,  the  liquidity of the futures  market  depends on  participants  entering into  offsetting  transactions rather than  making or taking  delivery.  To the extent  participants  decide to make or take  delivery,  liquidity  in the futures market could be reduced,  thus producing  distortion.  Third,  from the point of view of  speculators,  the deposit requirements  in the futures  market are less  onerous  than margin  requirements  in the  securities  markets.  Therefore, increased participation by speculators in the futures market may cause temporary price distortions.

         The Fund can use hedging  instruments to establish a position in the securities markets as a temporary  substitute for the purchase of individual  securities  (long hedging) by buying  futures  and/or calls on such futures,  broadly-based indices or on securities.  It is possible that when the Fund does so the market might  decline.  If the Fund then concludes not to invest in securities  because of concerns that the market might decline further or for other reasons,  the Fund will realize a loss on the hedging instruments that is not offset by a reduction in the price of the securities purchased.

              |_| Forward  Contracts.  Forward contracts are foreign currency exchange  contracts.  They are used to buy or sell foreign  currency for future  delivery at a fixed  price.  The Fund uses them to "lock in" the U.S.  dollar price of a security  denominated in a foreign  currency that the Fund has bought or sold, or to protect  against  possible losses from changes in the  relative  values of the U.S.  dollar  and a foreign  currency.  The Fund  limits  its  exposure  in foreign currency exchange  contracts in a particular  foreign currency to the amount of its assets  denominated in that currency or a closely-correlated  currency.  The Fund can also use "cross-hedging"  where the Fund hedges against changes in currencies other than the currency in which a security it holds is denominated.

         Under a forward contract,  one party agrees to purchase,  and another party agrees to sell, a specific currency at a future  date.  That date may be any fixed number of days from the date of the  contract  agreed upon by the parties.  The transaction  price is set at the time the contract is entered into.  These  contracts are traded in the  inter-bank  market conducted directly among currency traders (usually large commercial banks) and their customers.

         The Fund can use forward  contracts to protect against  uncertainty in the level of future exchange rates. The use of forward  contracts does not eliminate the risk of fluctuations in the prices of the underlying  securities the Fund owns or intends to acquire,  but it does fix a rate of exchange in advance.  Although  forward  contracts may reduce the risk of loss from a decline in the value of the hedged  currency,  at the same time they limit any  potential  gain if the value of the hedged currency increases.

         When the Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency,  or when it anticipates  receiving dividend payments in a foreign currency,  the Fund might desire to "lock-in" the U.S. dollar price of the  security  or the U.S.  dollar  equivalent  of the  dividend  payments.  To do so, the Fund might enter into a forward contract for the purchase or sale of the amount of foreign currency  involved in the underlying  transaction,  in a fixed  amount of U.S.  dollars per unit of the foreign  currency.  This is called a  "transaction  hedge." The  transaction hedge will  protect  the Fund  against a loss from an  adverse  change in the  currency  exchange  rates  during the period between the date on which the  security is  purchased  or sold or on which the payment is  declared,  and the date on which the payments are made or received.

         The Fund could also use forward contracts to lock in the U.S. dollar value of portfolio positions.  This is called a "position  hedge." When the Fund  believes that foreign  currency  might suffer a  substantial  decline  against the U.S.
dollar,  it could enter into a forward contract to sell an amount of that foreign currency  approximating the value of some or all of the Fund's  portfolio  securities  denominated  in that foreign  currency.  When the Fund  believes that the U.S.
dollar may suffer a substantial  decline  against a foreign  currency,  it could enter into a forward  contract to buy that foreign  currency  for a fixed  dollar  amount.  Alternatively,  the Fund  could  enter into a forward  contract  to sell a different  foreign  currency for a fixed U.S.  dollar amount if the Fund believes that the U.S. dollar value of the foreign currency to be sold  pursuant to its forward  contract will fall  whenever  there is a decline in the U.S.  dollar value of the currency in which portfolio securities of the Fund are denominated. That is referred to as a "cross hedge."

         The Fund will cover its short  positions in these cases by identifying to its custodian bank assets having a value equal to the  aggregate  amount of the Fund's  commitment  under  forward  contracts.  The Fund will not enter into forward contracts or maintain a net exposure to such  contracts if the  consummation  of the contracts  would  obligate the Fund to deliver  an  amount  of  foreign  currency  in  excess of the value of the  Fund's  portfolio  securities  or other  assets denominated in that currency or another currency that is the subject of the hedge.  However,  to avoid excess  transactions and  transaction  costs,  the Fund can  maintain a net  exposure to forward  contracts in excess of the value of the Fund's portfolio  securities  or other  assets  denominated  in foreign  currencies  if the excess  amount is  "covered" by liquid securities  denominated  in any  currency.  The cover must be at least equal at all times to the amount of that excess.  As one alternative,  the Fund can purchase a call option  permitting the Fund to purchase the amount of foreign currency being hedged by a forward sale contract at a price no higher than the forward  contract price. As another  alternative,  the Fund can  purchase  a put  option  permitting  the Fund to sell the amount of  foreign  currency  subject to a forward  purchase contract at a price as high or higher than the forward contact price.

         The precise  matching of the amounts under forward  contracts and the value of the securities  involved  generally will not be  possible  because  the  future  value of  securities  denominated  in  foreign  currencies  will  change  as a consequence  of market  movements  between the date the forward  contract is entered into and the date it is sold.  In some cases the  Manager  might  decide to sell the  security  and  deliver  foreign  currency  to settle the  original  purchase obligation.  If the market  value of the  security is less than the amount of foreign  currency  the Fund is  obligated  to deliver,  the Fund might have to purchase  additional  foreign  currency on the "spot" (that is, cash) market to settle the security  trade. If the market value of the security  instead exceeds the amount of foreign  currency the Fund is obligated to deliver to settle the trade, the Fund might have to sell on the spot market some of the foreign  currency  received upon the sale of the security. There will be additional transaction costs on the spot market in those cases.

         The projection of short-term currency market movements is extremely  difficult,  and the successful execution of a short-term  hedging strategy is highly uncertain.  Forward contracts involve the risk that anticipated  currency  movements will  not be  accurately  predicted,  causing  the  Fund  to  sustain  losses  on  these  contracts  and to pay  additional transactions  costs.  The use of  forward  contracts  in this  manner  might  reduce the  Fund's  performance  if there are unanticipated changes in currency prices to a greater degree than if the Fund had not entered into such contracts.

         At or before the  maturity of a forward  contract  requiring  the Fund to sell a  currency,  the Fund might sell a portfolio  security and use the sale proceeds to make delivery of the currency.  In the  alternative  the Fund might retain the security and offset its  contractual  obligation  to deliver the currency by purchasing a second  contract.  Under that contract  the Fund will  obtain,  on the same  maturity  date,  the same amount of the  currency  that it is  obligated  to deliver.  Similarly,  the Fund might  close out a forward  contract  requiring  it to  purchase  a  specified  currency  by entering  into a second  contract  entitling it to sell the same amount of the same  currency on the  maturity  date of the first  contract.  The Fund would realize a gain or loss as a result of entering into such an  offsetting  forward  contract under  either  circumstance.  The gain or loss will depend on the extent to which the  exchange  rate or rates  between the currencies involved moved between the execution dates of the first contract and offsetting contract.

         The costs to the Fund of engaging in forward  contracts varies with factors such as the currencies  involved,  the length of the contract period and the market  conditions  then  prevailing.  Because forward  contracts are usually entered into on a principal  basis,  no brokerage fees or commissions  are involved.  Because these  contracts are not traded on an exchange, the Fund must evaluate the credit and performance risk of the counterparty under each forward contract.

         Although the Fund values its assets daily in terms of U.S. dollars,  it does not intend to convert its holdings of foreign  currencies into U.S.  dollars on a daily basis.  The Fund can convert foreign currency from time to time, and will incur  costs in doing so.  Foreign  exchange  dealers  do not  charge a fee for  conversion,  but they do seek to realize a profit based on the difference between

the prices at which they buy and sell various  currencies.  Thus,  a dealer  might offer to sell a foreign  currency to the
Fund at one rate, while offering a lesser rate of exchange if the Fund desires to resell that currency to the dealer.

              |_| Interest Rate Swap  Transactions.  The Fund can enter into interest rate swap agreements.  In an interest rate swap, the Fund and another party  exchange  their right to receive or their  obligation to pay interest on a security.
For  example,  they might swap the right to receive  floating  rate  payments for fixed rate  payments.  The Fund can enter into  swaps only on  securities  that it owns.  The Fund will not enter  into  swaps  with  respect to more than 25% of its total assets.  Also,  the Fund will identify  liquid assets on its books (such as cash or U.S.  government  securities)  to cover any amounts it could owe under  swaps that  exceed the  amounts it is  entitled  to receive,  and it will adjust that amount daily, as needed.

         Swap  agreements  entail both  interest  rate risk and credit  risk.  There is a risk that,  based on movements of interest  rates in the future,  the payments made by the Fund under a swap  agreement  will be greater than the payments it received.  Credit risk arises from the possibility that the counterparty will default.  If the counterparty  defaults,  the
Fund's  loss will  consist of the net amount of  contractual  interest  payments  that the Fund has not yet  received.  The
Manager will monitor the  creditworthiness  of  counterparties  to the Fund's interest rate swap transactions on an ongoing basis.

         The Fund can enter into swap transactions with certain  counterparties  pursuant to master netting  agreements.  A master netting  agreement  provides that all swaps done between the Fund and that  counterparty  shall be regarded as parts of an  integral  agreement.  If amounts  are payable on a  particular  date in the same  currency in respect of one or more swap  transactions,  the amount  payable on that date in that  currency  shall be the net amount.  In addition,  the master netting  agreement may provide that if one party defaults  generally or on one swap, the  counterparty can terminate all of the swaps with that  party.  Under  these  agreements,  if a default  results in a loss to one party,  the  measure of that party's  damages is calculated by reference to the average cost of a replacement  swap for each swap. It is measured by the mark-to-market  value at the time of the  termination of each swap. The gains and losses on all swaps are then netted,  and the result is the  counterparty's  gain or loss on  termination.  The termination of all swaps and the netting of gains and losses on termination is generally referred to as "aggregation."

              |_| Regulatory  Aspects of Hedging  Instruments.  When using  futures  and  options on  futures,  the Fund is required to operate within certain  guidelines  and  restrictions  with respect to the use of futures as established by the
Commodities  Futures Trading Commission (the "CFTC").  In particular,  the Fund is exempted from registration with the CFTC as a "commodity  pool operator" if the Fund complies with the  requirements  of Rule 4.5 adopted by the CFTC. The Rule does not limit the percentage of the Fund's assets that may be used for futures margin and related  options  premiums for a bona fide hedging  position.  However,  under the Rule,  the Fund must limit its aggregate  initial  futures  margin and related options  premiums to not more than 5% of the Fund's net assets for hedging  strategies  that are not  considered  bona fide hedging  strategies  under the Rule. Under the Rule, the Fund must also use short futures and options on futures solely for bona fide hedging purposes within the meaning and intent of the applicable provisions of the Commodity Exchange Act.

         Transactions in options by the Fund are subject to limitations established by the option exchanges.  The exchanges limit the  maximum  number of options  that may be written or held by a single  investor  or group of  investors  acting in concert.  Those  limits  apply  regardless  of whether the  options  were  written or  purchased  on the same or  different exchanges or are held in one or more  accounts or through one or more  different  exchanges or through one or more brokers.
Thus, the number of options that the Fund can write or hold may be affected by options  written or held by other  entities, including  other  investment  companies  having the same  advisor as the Fund (or an advisor  that is an  affiliate  of the
Fund's  advisor).  The  exchanges  also  impose  position  limits  on  futures  transactions.  An  exchange  may  order the liquidation of positions found to be in violation of those limits and may impose certain other sanctions.

         Under the Investment  Company Act, when the Fund purchases a future,  it must maintain cash or readily  marketable short-term  debt  instruments  in an amount equal to the market value of the  securities  underlying  the future,  less the margin deposit applicable to it.

              |_| Tax Aspects of Certain Hedging  Instruments.  Certain foreign  currency  exchange  contracts in which the
Fund can invest are treated as "Section  1256  contracts"  under the Internal  Revenue  Code.  In general,  gains or losses relating to Section 1256  contracts are  characterized  as 60% long-term and 40%  short-term  capital gains or losses under the Code.  However,  foreign  currency  gains or losses  arising  from Section 1256  contracts  that are forward  contracts generally  are treated as ordinary  income or loss.  In  addition,  Section 1256  contracts  held by the Fund at the end of each taxable year are  "marked-to-market,"  and unrealized gains or losses are treated as though they were realized.  These contracts  also may be  marked-to-market  for purposes of  determining  the excise tax  applicable  to  investment  company distributions  and for other  purposes  under rules  prescribed  pursuant to the Internal  Revenue Code. An election can be made by the Fund to exempt those transactions from this marked-to-market treatment.

         Certain  forward  contracts the Fund enters into may result in "straddles"  for federal  income tax purposes.  The straddle  rules may affect the  character  and timing of gains (or losses)  recognized  by the Fund on straddle  positions.
Generally,  a loss sustained on the  disposition of a position  making up a straddle is allowed only to the extent that the loss exceeds any  unrecognized  gain in the  offsetting  positions  making up the  straddle.  Disallowed  loss is generally allowed at the point where  there is no  unrecognized  gain in the  offsetting  positions  making up the  straddle,  or the offsetting position is disposed of.

         Under the Internal Revenue Code, the following gains or losses are treated as ordinary income or loss:
(1)      gains or losses  attributable  to  fluctuations  in exchange  rates that occur  between the time the Fund  accrues interest or other receivables or accrues expenses or other liabilities  denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities, and
(2)      gains or losses  attributable to fluctuations in the value of a foreign  currency  between the date of acquisition of a debt security  denominated in a foreign currency or foreign  currency forward  contracts and the date of disposition.

         Currency  gains and losses are offset  against  market  gains and losses on each trade  before  determining  a net
"Section  988" gain or loss under the Internal  Revenue  Code for that trade,  which may increase or decrease the amount of the Fund's investment income available for distribution to its shareholders.

         |X|  Temporary  Defensive and Interim  Investments.  The Fund's  temporary  defensive  investments can include (i)
obligations issued or guaranteed by the U.S.  government,  its agencies or  instrumentalities;  (ii) commercial paper rated in the highest category by an established rating  organization;  (iii)  certificates of deposit or bankers'  acceptances of domestic  banks with assets of $1 billion or more;  (iv) any of the  foregoing  securities  that mature in one year or less
(generally known as "cash equivalents"); (v) other short-term corporate debt obligations; and (vi) repurchase agreements.

Investment Restrictions

         |X|  What Are "Fundamental  Policies?" Fundamental policies are those policies that the Fund has adopted to govern its investments that can be changed only by the vote of a "majority" of the Fund's  outstanding  voting  securities.  Under the Investment Company Act, a "majority" vote is defined as the vote of the holders of the lesser of:
         o    67% or more of the shares present or represented  by proxy at a shareholder  meeting,  if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
         o    more than 50% of the outstanding shares.

         The Fund's  investment  objective is a fundamental  policy.  Other  policies  described in the  Prospectus or this
Statement of Additional  Information are  "fundamental"  only if they are identified as such. The Fund's Board of Directors can change  non-fundamental  policies without  shareholder  approval.  However,  significant changes to investment policies will be  described  in  supplements  or  updates  to the  Prospectus  or  this  Statement  of  Additional  Information,  as appropriate. The Fund's most significant investment policies are described in the Prospectus.

         |X|  Does the Fund Have Additional  Fundamental  Policies?  The following investment  restrictions are fundamental policies of the Fund.

         o    The Fund cannot lend money except in connection  with the  acquisition  of debt  securities  which the Fund's investment policies and restrictions permit it to purchase.  The Fund can also make loans of portfolio securities,  subject to the restrictions stated under "Loans of Portfolio Securities."

         o    The Fund cannot concentrate  investments.  That means it cannot invest 25% or more of its total assets in any industry. However, there is no limitation on investments in U.S. government securities.

         o    The Fund  cannot  invest in real  estate or in  interests  in real  estate.  However,  the Fund can  purchase securities  of issuers  holding real estate or interests in real estate  (including  securities  of real estate  investment trusts).

         o    The Fund cannot underwrite  securities of other companies.  A permitted  exception is in case it is deemed to be an underwriter under the Securities Act of 1933 when reselling any securities held in its own portfolio.

         o    The Fund cannot issue "senior  securities,"  but this does not prohibit  certain  investment  activities  for which assets of the Fund are designated as segregated,  or margin,  collateral or escrow  arrangements are established,  to cover the related  obligations.  Examples of those activities  include  borrowing  money,  reverse  repurchase  agreements, delayed-delivery  and  when-issued  arrangements  for  portfolio  securities  transactions,  and  contracts  to buy or sell derivatives, hedging instruments, options or futures.

o        The Fund  cannot  borrow  money in  excess  of 33 1/3% of the  value of its total  assets  (including  the  amount borrowed).  The Fund may borrow only from banks and/or affiliated  investment  companies.  With respect to this fundamental policy,  the Fund can  borrow  only if it  maintains  a 300% ratio of assets to  borrowings  at all times in the manner set forth in the Investment Company Act of 1940.

o        The Fund cannot make loans except (a) through lending of securities,  (b) through the purchase of debt instruments
or similar evidences of indebtedness, (c) through an interfund lending program with other affiliated funds1,    and     (d)
through repurchase agreements.

o        The Fund cannot buy  securities  issued or  guaranteed by any one issuer if more than 5% of its total assets would be invested  in  securities  of that issuer or it would then own more than 10% of that  issuer's  voting  securities.  This limit applies to 75% of the Fund's total assets.  The limit does not apply to securities  issued by the U.S.  Government or any of its agencies or instrumentalities, or securities of other investment companies.

         Unless the Prospectus or this Statement of Additional  Information states that a percentage restriction applies on an ongoing basis,  it applies only at the time the Fund makes an investment.  The Fund need not sell securities to meet the percentage limits if the value of the investment increases in proportion to the size of the Fund.

         For purposes of the Fund's policy not to concentrate its investments as described  above, the Fund has adopted the industry  classifications  set forth in Appendix B to this Statement of Additional  Information.  This is not a fundamental policy.

How the Fund is Managed

Organization  and  History.  The Fund is a  "series"  of  Oppenheimer  Main  Street  Funds,  Inc.  That  corporation  is an open-end,  management  investment  company  organized as a Maryland  corporation in 1987. The Fund is a diversified  mutual fund and commenced operations on February 3, 1988.

         The Fund's parent  corporation  is governed by a Board of  Directors,  which is  responsible  for  protecting  the interests of  shareholders  under Maryland law. The Directors meet  periodically  throughout the year to oversee the Fund's activities, review its performance, and review the actions of the Manager.

              The Board of Directors has an Audit  Committee  and a Review  Committee.  The members of the Audit  Committee are Edward L. Cameron,  C. Howard Kast and F. William  Marshall.  The Audit  Committee held six meetings  during the Fund's fiscal year ended August 31, 2001.  The Audit  Committee  provides the Board with  recommendations  regarding the selection of the Trust's  independent  auditor.  The Audit  Committee also reviews the scope and results of audits and the audit fees charged,  reviews  reports from the Fund's  independent  audit  concerning the Fund's  internal  accounting  procedures and controls and selects and nominates for approval by the Board the independent Directors.

                  The members of the Review  Committee are Jon S. Fossel,  Sam Freedman,  William L.  Armstrong,  Robert G.
Avis and George C. Bowen.  The Review  Committee  held six  meetings  during the fiscal  year ended  August 31,  2001.  The
Review  Committee  reviews reports and makes  recommendations  to the Board concerning the fees paid to the Fund's Transfer
Agent and the  services  provided to the Fund by the  Transfer  Agent.  The Review  Committee  also  reviews  policies  and procedures adopted by the Fund to comply with the Investment Company Act of 1940 and after applicable law.

              |_| Classes  of Shares.  The Board of  Directors  has the  power,  without  shareholder  approval,  to divide unissued  shares of the Fund into two or more  classes.  The Board has done so, and the Fund  currently has five classes of shares:  Class A, Class B, Class C, Class N and Class Y. All classes invest in the same  investment  portfolio.  Each class of shares:
o        has its own dividends and distributions,
o        pays certain expenses which may be different for the different classes,
o        may have a different net asset value,
o        may have separate voting rights on matters in which interests of one class are different from interests of another class, and
o        votes as a class on matters that affect that class alone.

         Shares  are  freely  transferable,  and  each  share of each  class  has one vote at  shareholder  meetings,  with fractional  shares  voting  proportionally  on  matters  submitted  to the  vote of  shareholders.  Each  share of the Fund represents an interest in the Fund proportionately equal to the interest of each other share of the same class.

         The Directors are  authorized to create new series and classes of shares.  The Directors may  reclassify  unissued shares of the Fund's  parent  corporation  or its  series or  classes  into  additional  series or  classes of shares.  The
Directors also may divide or combine the shares of a class into a greater or lesser number of shares  without  changing the proportionate  beneficial  interest  of a  shareholder  in the  Fund.  Shares  do not  have  cumulative  voting  rights  or preemptive or subscription rights.  Shares may be voted in person or by proxy at shareholder meetings.

              |_| Meetings of Shareholders.  Although the Fund is not required by Maryland law to hold annual meetings,  it may hold shareholder  meetings from time to time on important  matters.  The shareholders of the Fund's parent  corporation have the right to call a meeting  to remove a Director  or to take  certain  other  action  described  in the  Articles  of
Incorporation or under Maryland law.

         The Fund will hold meetings  when required to do so by the  Investment  Company Act or other  applicable  law. The
Fund will hold a meeting when the Directors  call a meeting or upon proper  request of  shareholders.  If the Fund's parent corporation  receives a written  request of the record  holders of at least 25% of the  outstanding  shares  eligible to be voted at a meeting to call a meeting  for a  specified  purpose  (which  might  include  the  removal of a  Director),  the
Directors will call a meeting of  shareholders  for that specified  purpose.  The Fund's parent  corporation has undertaken that it will then either give the applicants  access to the Fund's  shareholder list or mail the applicants'  communication to all other shareholders at the applicants' expense.

         Shareholders  of the Fund vote  together in the  aggregate on certain  matters at  shareholders'  meetings.  Those matters include the election of Directors and  ratification of appointment of the independent  auditors.  Shareholders of a particular  class vote  separately on proposals that affect that class.  Shareholders  of a class that is not affected by a proposal are not entitled to vote on the proposal.  For example,  only  shareholders of a particular class of a series vote on certain amendments to the Distribution and/or Service Plans if the amendments affect only that class.

Directors  and Officers of the Fund.  The  Directors of the Fund's  parent  corporation  and the Fund's  officers and their principal  occupations and business  affiliations  during the past five years are listed below.  Directors  denoted with an asterisk  (*) below are  deemed to be  "interested  persons"  of the Fund  under the  Investment  Company  Act.  All of the
Directors are also trustees, directors or managing general partners of the following Denver-based Oppenheimer funds.1

Oppenheimer Cash Reserves                               Oppenheimer Select Managers
Oppenheimer Champion Income Fund                        Oppenheimer Senior Floating Rate Fund
Oppenheimer Capital Income Fund                         Oppenheimer Strategic Income Fund
Oppenheimer High Yield Fund                             Oppenheimer Total Return Fund, Inc.
Oppenheimer International Bond Fund                     Oppenheimer Variable Account Funds
Oppenheimer Integrity Funds                             Panorama Series Fund, Inc.
Oppenheimer Limited-Term Government Fund                Centennial America Fund, L. P.
Oppenheimer Main Street Funds, Inc.                     Centennial California Tax Exempt Trust
Oppenheimer Main Street Opportunity Fund                Centennial Government Trust
Oppenheimer Main Street Small Cap Fund                  Centennial Money Market Trust
Oppenheimer Municipal Fund                              Centennial New York Tax Exempt Trust
Oppenheimer Real Asset Fund                             Centennial Tax Exempt Trust

         Messrs. Swain, Murphy, Bishop,  Wixted, Farrar and Zack, who are officers of the Fund,  respectively hold the same offices with the other  Denver-based  Oppenheimer  funds. As of December 1, 2001, the Directors and officers of the Fund as a group owned less than 1% of the  outstanding  shares of the Fund.  The foregoing  statement  does not reflect shares held of record by an employee  benefit plan for  employees of the Manager other than shares  beneficially  owned under that plan by the officers of the Fund listed below. Mr. Murphy is the trustee of that plan.

James C. Swain*, Chairman, Chief Executive Officer and Director, Age: 68.
6803 South Tucson Way, Englewood, Colorado 80112
Vice Chairman of the Manager (since  September  1988);  formerly  President and a director of Centennial  Asset  Management
Corporation,  a wholly-owned subsidiary of the Manager and Chairman of the Board of Shareholder Services,  Inc., a transfer agent subsidiary of the Manager.

John V. Murphy*, President and Trustee, Age: 52
498 7th Avenue, New York, New York  10018
Chairman and Chief  Executive  Officer (since July 2001) and President  (since August 2000) of the Manager;  formerly Chief
Operating  Officer  (August 2000 - July 2001) of the  Manager;  Executive  Vice  President of  MassMutual  Financial  Group
(from   to   );   Executive   Vice   President   and   Chief   Operating   Officer   of   David   L.   Babson   and   Company
(from         to          ).

William L. Armstrong, Director, Age: 64.
6803 South Tucson Way, Englewood, Colorado 80112
Chairman of the following  private  mortgage  banking  companies:  Cherry Creek Mortgage  Company (since 1991),  Centennial
State Mortgage Company (since 1994), The El Paso Mortgage Company (since 1993),  Transland Financial Services,  Inc. (since
1997);  Chairman of the  following  private  companies:  Great  Frontier  Insurance  (insurance  agency)  (since  1995) and
Ambassador Media Corporation  (since 1984);  Director of the following public  companies:  Storage  Technology  Corporation
(computer  equipment  company)  (since 1991),  Helmerich and Payne,  Inc. (oil and gas  drilling/production  company)  (since
1992),   UNUMProvident   (insurance  company)  (since  1991);  formerly  Director  of  International  Family  Entertainment
(television  channel)  (1992 - 1997) and Natec  Resources,  Inc. (air  pollution  control  equipment and services  company)
(1991-1995),  Frontier  Real Estate,  Inc.  (residential  real estate  brokerage)  (1994-1999),  and Frontier  Title (title insurance agency) (1995-June 1999); formerly U.S. Senator (January 1979-January 1991).

Robert G. Avis*, Director, Age: 70.
6803 South Tucson Way, Englewood, Colorado 80112
Director and President of A.G.  Edwards Capital,  Inc.  (General  Partner of private equity funds),  formerly,  until March
2000,  Chairman,  President and Chief Executive  Officer of A.G. Edwards Capital,  Inc.;  formerly,  until March 1999, Vice
Chairman  and  Director of A.G.  Edwards,  Inc. and Vice  Chairman of A.G.  Edwards and Sons,  Inc.  (its  brokerage  company subsidiary);  until March 1999,  Chairman of A.G. Edwards Trust Company and A.G.E. Asset Management  (investment  advisor);
until March 2000, a Director of A.G. Edwards and Sons and A.G. Edwards Trust Company.

George C. Bowen, Director, Age: 65.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly  (until April 1999) Mr. Bowen held the following  positions:  Senior Vice  President  (since  September  1987) and
Treasurer  (since  March 1985) of the  Manager;  Vice  President  (since  June 1983) and  Treasurer  (since  March 1985) of
OppenheimerFunds,  Distributor, Inc., a subsidiary of the Manager and the Fund's Distributor;  Senior Vice President (since
February 1992),  Treasurer  (since July 1991) Assistant  Secretary and a director (since December 1991) of Centennial Asset
Management  Corporation;  Vice  President  (since  October  1989) and  Treasurer  (since April 1986) of  HarbourView  Asset
Management  Corporation;  President,  Treasurer and a director of Centennial  Capital  Corporation  (since June 1989); Vice
President  and  Treasurer  (since  August  1978) and  Secretary  (since April 1981) of  Shareholder  Services,  Inc.;  Vice
President,  Treasurer and Secretary of Shareholder Financial Services,  Inc. (since November 1989);  Assistant Treasurer of
Oppenheimer  Acquisition  Corp. (since March 1998);  Treasurer of Oppenheimer  Partnership  Holdings,  Inc. (since November
1989);  Vice  President  and  Treasurer  of  Oppenheimer  Real Asset  Management,  Inc.  (since  July 1996);  Treasurer  of
OppenheimerFunds International Ltd. and Oppenheimer Millennium Funds plc (since October 1997).

Edward L. Cameron, Director, Age: 63.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly (from 1974-1999) a partner with  PricewaterhouseCoopers  LLC (an accounting  firm) and Chairman,  Price Waterhouse
LLP Global Investment Management Industry Services Group (from 1994-1998).

Jon S. Fossel, Director, Age: 59.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly (until October 1996) Chairman and a director of the Manager;  President and a director of Oppenheimer  Acquisition
Corp., Shareholder Services, Inc. and Shareholder Financial Services, Inc.

Sam Freedman, Director, Age: 61.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly  (until  October  1994)  Chairman  and Chief  Executive  Officer of  OppenheimerFunds  Services,  Chairman,  Chief
Executive  Officer  and a director of  Shareholder  Services,  Inc.,  Chairman,  Chief  Executive  Officer and  director of
Shareholder  Financial  Services,  Inc.,  Vice  President and director of Oppenheimer  Acquisition  Corp. and a director of
OppenheimerFunds, Inc.

C. Howard Kast, Director, Age: 80.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly Managing Partner of Deloitte, Haskins and Sells (an accounting firm).

Robert M. Kirchner, Director, Age: 79.
6803 South Tucson Way, Englewood, Colorado 80112
President of The Kirchner Company (management consultants).

F. William Marshall, Jr., Director, Age: 59.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly (until 1999) Chairman of SIS and Family Bank,  F.S.B.  (formerly SIS Bank);  President,  Chief Executive Officer and
Director of SIS Bankcorp.,  Inc. and SIS Bank (formerly Springfield  Institution for Savings)  (1993-1999);  Executive Vice
President (until 1999) of Peoples Heritage  Financial Group,  Inc.;  Chairman and Chief Executive Office of Bank of Ireland
First Holdings,  Inc. and First New Hampshire Banks  (1990-1993);  Trustee (since 1996) of MassMutual  Institutional  Funds and of MML Series Investment Fund (open-end investment companies).

Charles Albers, Vice President and Portfolio Manager, Age: 60.
498 7th Avenue, New York, New York  10018
Senior Vice President (since April 1998) of the Manager; a Certified  Financial  Analyst;  an officer and portfolio manager of other  Oppenheimer  funds;  formerly a Vice  President  and  portfolio  manager  for  Guardian  Investor  Services,  the investment management subsidiary of The Guardian Life Insurance Company (1972 - April 1998).

Nikolaos D. Monoyios, Vice President and Portfolio Manager, Age: 52.
498 7th Avenue, New York, New York  10018
Vice  President  of the Manager  (since  April  1998);  an officer and  portfolio  manager of other  Oppenheimer  funds;  a
Certified  Financial  Analyst;  formerly a Vice  President  and  portfolio  manager for  Guardian  Investor  Services,  the investment management subsidiary of The Guardian Life Insurance Company (1979 - March 1998).

Robert G. Zack, Secretary, Age: 52.
498 7th Avenue, New York, New York  10018
Senior Vice President (since May 1985) and Associate General Counsel (since May 1981) of the Manager;  Assistant  Secretary
of  Shareholder  Services,   Inc.  (since  May  1985),   Shareholder  Financial  Services,   Inc.  (since  November  1989);
OppenheimerFunds  International  Ltd.  and  Oppenheimer  Millennium  Funds plc (since  October  1997);  an officer of other
Oppenheimer funds

Brian W. Wixted, Treasurer and Principal Financial and Accounting Officer, Age: 42.
6803 South Tucson Way, Englewood, Colorado 80112
Senior Vice President and Treasurer  (since March 1999) of the Manager  Treasurer  (since March 1999) of HarbourView  Asset
Management Corporation,  Shareholder Services,  Inc., Oppenheimer Real Asset Management Corporation,  Shareholder Financial
Services,  Inc. and Oppenheimer  Partnership  Holdings,  Inc., of OFI Private  Investments,  Inc. (since March 2000) and of
OppenheimerFunds  International Ltd. and Oppenheimer  Millennium Funds plc (since May 2000);  Treasurer and Chief Financial
Officer (since May 2000) of Oppenheimer Trust Company;  Assistant  Treasurer (since March 1999) of Oppenheimer  Acquisition
Corp. and of Centennial Asset Management Corporation an officer of other Oppenheimer funds; formerly Principal and Chief

Operating  Officer,  Bankers Trust Company - Mutual Fund Services  Division  (March 1995 - March 1999);  Vice President and
Chief Financial Officer of CS First Boston Investment Management Corp. (September 1991 - March 1995).

Robert J. Bishop, Assistant Treasurer, Age: 42.
6803 South Tucson Way, Englewood, Colorado 80112
Vice President of the Manager/Mutual  Fund Accounting (since May 1996); an officer of other Oppenheimer funds;  formerly an
Assistant  Vice  President of the  Manager/Mutual  Fund  Accounting  (April 1994 - May 1996) and a Fund  Controller  of the
Manager.

Scott T. Farrar, Assistant Treasurer, Age: 35.
6803 South Tucson Way, Englewood, Colorado 80112
Vice President of the  Manager/Mutual  Fund  Accounting  (since May 1996);  Assistant  Treasurer of Oppenheimer  Millennium
Funds plc (since  October  1997);  an officer of other  Oppenheimer  Funds;  formerly an  Assistant  Vice  President of the
Manager/Mutual Fund Accounting (April 1994 - May 1996), and a Fund Controller of the Manager.

         |X|  Remuneration  of  Directors.  The  officers  of the Fund and Mr.  Swain are  affiliated  with the Manager and receive no salary or fee from the Fund.  The remaining  Directors of the Fund received the  compensation  shown below.  The compensation  from the Fund was paid  during  its fiscal  year ended  August 31,  2001.  The  compensation  from all of the
Denver-based  Oppenheimer  funds  includes  the  compensation  from the  Fund and  represents  compensation  received  as a director, trustee, managing general partner or member of a committee of the Board during the calendar year 2000.

   ------------------------------------------ -------------------------- ------------------------------------------
                                              Aggregate Compensation                Total Compensation
   Director's Name                            from Fund1                           from all Denver-Based
   and Other Positions2                                                             Oppenheimer Funds2
                                                                                        (41 Funds)
   ------------------------------------------ -------------------------- ------------------------------------------
   ------------------------------------------ -------------------------- ------------------------------------------
   William L. Armstrong                       $_____                     $_____
   Review Committee Member
   ------------------------------------------ -------------------------- ------------------------------------------
   ------------------------------------------ -------------------------- ------------------------------------------
   Robert G. Avis                             $_____                     $_____
   Review Committee Member
   ------------------------------------------ -------------------------- ------------------------------------------
   ------------------------------------------ -------------------------- ------------------------------------------
   George C. Bowen                            $_____                     $_____
   Review Committee Member
   ------------------------------------------ -------------------------- ------------------------------------------
   ------------------------------------------ -------------------------- ------------------------------------------
   Edward L. Cameron                          $_____                     $_____
   Audit Committee Member
   ------------------------------------------ -------------------------- ------------------------------------------
   ------------------------------------------ -------------------------- ------------------------------------------
   Jon S. Fossel                              $_____                     $_____
   Review Committee Chairman
                                              -------------------------- ------------------------------------------
   ------------------------------------------ -------------------------- ------------------------------------------
   Sam Freedman                               $_____                     $_____
   Review Committee Member
                                              -------------------------- ------------------------------------------
   ------------------------------------------ -------------------------- ------------------------------------------
   C. Howard Kast                             $_____                     $_____
   Audit Committee Member
                                              -------------------------- ------------------------------------------
   ------------------------------------------ -------------------------- ------------------------------------------
   Robert M. Kirchner                         $_____                     $_____
   ------------------------------------------ -------------------------- ------------------------------------------
   ------------------------------------------ -------------------------- ------------------------------------------
   F. William Marshall                        $_____                     $_____
   Audit Committee Member

   ------------------------------------------ -------------------------- ------------------------------------------
     * Effective July 1, 2000, William A. Baker and Ned M. Steel resigned as Directors of the Fund and subsequently  became
     Directors  Emeritus of the Fund.  For the fiscal year ended August 31, 2001,  Messrs.  Baker and Steele each  received
     $_____  aggregate  compensation  from the Fund and for the calendar year ended  December 31, 2000,  they each received
     $_______ total compensation from all Denver-based  Oppenheimer  funds.  Effective April 5, 2001, Raymond J. Kalinowski resigned  as  Director  of the Fund.  For the fiscal  year ended  August 31,  2001,  Mr.  Kalinowski  received  $_____
     aggregate  compensation  from the Fund and for the calendar  year ended  December 31, 2000,  he received  $_____ total compensation from all Denver-based Oppenheimer funds.
1.       For the Fund's fiscal year end August 31, 2001.
     2.  For the 2000 calendar year.

         |X|  Deferred   Compensation  Plan.  The  Board  of  Directors  has  adopted  a  Deferred  Compensation  Plan  for disinterested  directors  that  enables  them to elect to defer  receipt of all or a portion  of the  annual  fees they are entitled to receive from the Fund.  Under the plan, the  compensation  deferred by a Director is  periodically  adjusted as though an equivalent  amount had been invested in shares of one or more  Oppenheimer  funds  selected by the Director.  The amount paid to the Director under the plan will be determined based upon the performance of the selected funds.

         Deferral of Director's  fees under the plan will not  materially  affect the Fund's  assets,  liabilities  and net income per share.  The plan will not  obligate  the Fund to retain the  services of any  Director or to pay any  particular level of  compensation  to any Director.  Pursuant to an Order issued by the Securities and Exchange  Commission,  the Fund may invest in the funds selected by the Director  under the plan without  shareholder  approval for the limited  purpose of determining the value of the Director's deferred fee account.

         |X|      Major  Shareholders.  As of December 1, 2001,  the only  persons who owned of record or were known by the
Fund to own beneficially 5% or more of the Fund's outstanding Class A, Class B, Class C, or Class Y shares were:

      Merrill  Lynch  Pierce  Fenner and Smith,  Inc.,  4800 Deer Lake Dr. E Floor 3,  Jacksonville,  FL 32246,  which  owned
      ____________ Class B shares (______% of the outstanding Class B shares) and ______________  Class C shares (_____% of the outstanding Class C shares) and advised the Fund that such ownership was for the sole benefit of its clients.

      Mass Mutual Life Insurance Co., 1295 State Street,  Springfield,  MA 01111, which owned ______________ Class Y shares
      (representing  _______% of the Fund's then  outstanding  Class Y shares) and advised the Fund that such ownership was for the sole benefit of its clients.

The Manager.  The Manager is wholly-owned by Oppenheimer  Acquisition  Corp., a holding company controlled by Massachusetts
Mutual Life Insurance Company.

         |X|      Code of Ethics.  The Fund,  the  Manager  and the  Distributor  have a Code of Ethics.  It is designed to detect and prevent improper personal trading by certain employees,  including portfolio  managers,  that would compete with or  take  advantage  of  the  Fund's  portfolio  transactions.  Covered  persons  include  persons  with  knowledge  of the investments  and investment  intentions of the Fund and other funds advised by the Manager.  The Code of Ethics does permit personnel  subject to the Code to invest in  securities,  including  securities  that may be purchased or held by the Fund, subject to a number of restrictions  and controls.  Compliance with the Code of Ethics is carefully  monitored and enforced by the Manager.

         The Code of Ethics is an exhibit to the Fund's  registration  statement  filed with the  Securities  and  Exchange
Commission  and can be  reviewed  and  copied at the  SEC's  Public  Reference  Room in  Washington,  D.C.  You can  obtain information  about the hours of operation of the Public  Reference Room by calling the SEC at  1.202.942.8090.  The Code of
Ethics can also be viewed as part of the Fund's  registration  statement on the SEC's EDGAR  database at the SEC's Internet website at  HTTP://WWW.SEC.GOV.  Copies may be  obtained,  after paying a  duplicating  fee, by  electronic  request at the
            ------------------
following  E-mail address:  PUBLICINFO@SEC.GOV.,  or by writing to the SEC's Public  Reference  Section,  Washington,  D.C.
                            -------------------
20549-0102.

         |X|  The Investment  Advisory  Agreement.  The Manager provides investment advisory and management services to the
Fund under an investment  advisory  agreement  between the Manager and the Fund.  The Manager  selects  securities  for the
Fund's portfolio and handles its day-to-day  business.  The portfolio  managers of the Fund are employed by the Manager and are the persons who are principally  responsible for the day-to-day  management of the Fund's  portfolio.  Other members of the Manager's Equity Portfolio  Department  provide the portfolio  managers with counsel and support in managing the Fund's portfolio.

         The agreement  requires the Manager,  at its expense,  to provide the Fund with adequate office space,  facilities and  equipment.  It also requires the Manager to provide and supervise the  activities of all  administrative  and clerical personnel  required to provide effective  administration for the Fund. Those  responsibilities  include the compilation and maintenance of records with respect to its operations,  the preparation  and filing of specified  reports,  and composition of proxy materials and registration statements for continuous public sale of shares of the Fund.

         The Fund pays expenses not expressly assumed by the Manager under the advisory  agreement.  The advisory agreement lists examples of expenses paid by the Fund. The major categories relate to interest,  taxes, brokerage  commissions,  fees to certain Directors,  legal and audit expenses,  custodian bank and transfer agent expenses, share issuance costs, certain printing and registration  costs and non-recurring  expenses,  including  litigation costs. The management fees paid by the
Fund to the Manager are calculated at the rates  described in the  Prospectus,  which are applied to the assets of the Fund as a whole.  The fees are  allocated to each class of shares based upon the  relative  proportion  of the Fund's net assets represented by that class.

--------------------------------------- ----------------------------------------------------------------------------
Fiscal Year ended 8/31:                               Management Fees Paid to OppenheimerFunds, Inc.
--------------------------------------- ----------------------------------------------------------------------------
--------------------------------------- ----------------------------------------------------------------------------
                 1999                                                   $65,199,139
--------------------------------------- ----------------------------------------------------------------------------
--------------------------------------- ----------------------------------------------------------------------------
                 2000                                                   $83,004,765
--------------------------------------- ----------------------------------------------------------------------------
--------------------------------------- ----------------------------------------------------------------------------
                 2001
--------------------------------------- ----------------------------------------------------------------------------

         The investment advisory agreement states that in the absence of willful  misfeasance,  bad faith, gross negligence in the  performance  of its duties or reckless  disregard  of its  obligations  and duties  under the  investment  advisory agreement,  the  Manager  is not liable for any loss the Fund  sustains  for any  investment,  adoption  of any  investment policy, or the purchase, sale or retention of any security.

         The agreement  permits the Manager to act as investment  advisor for any other person,  firm or corporation and to use the names  "Oppenheimer"  and "Main  Street" in  connection  with other  investment  companies  for which it may act as investment advisor or general distributor. If the

Manager  shall no longer act as  investment  advisor to the Fund,  the Manager may withdraw the right of the Fund's  parent corporation to use the names "Oppenheimer" and "Main Street" as part of its name and the name of the Fund.

Brokerage Policies of the Fund

Brokerage  Provisions  of the  Investment  Advisory  Agreement.  One of the  duties of the  Manager  under  the  investment advisory  agreement is to arrange the portfolio  transactions  for the Fund.  The advisory  agreement  contains  provisions relating to the employment of  broker-dealers  to effect the Fund's  portfolio  transactions.  The Manager is authorized by the  advisory  agreement  to  employ  broker-dealers,  including  "affiliated"  brokers,  as that  term is  defined  in the
Investment  Company Act. The Manager may employ  broker-dealers  that the Manager thinks, in its best judgment based on all relevant  factors,  will implement the policy of the Fund to obtain,  at reasonable  expense,  the "best  execution" of the
Fund's  portfolio  transactions.  "Best  execution"  means  prompt  and  reliable  execution  at the most  favorable  price obtainable.  The Manager need not seek competitive  concession bidding.  However, it is expected to be aware of the current rates of eligible  brokers and to minimize the  concessions  paid to the extent  consistent with the interests and policies of the Fund as established by its Board of Directors.

         Under the investment  advisory  agreement,  the Manager may select brokers  (other than  affiliates)  that provide brokerage  and/or  research  services for the Fund and/or the other accounts over which the Manager or its affiliates  have investment  discretion.  The concessions paid to such brokers may be higher than another  qualified broker would charge, if the Manager  makes a good faith  determination  that the  concession  is fair and  reasonable  in relation to the  services provided.  Subject to those  considerations,  as a factor in selecting brokers for the Fund's portfolio  transactions,  the
Manager  may also  consider  sales of shares of the Fund and  other  investment  companies  for  which  the  Manager  or an affiliate serves as investment advisor.

Brokerage  Practices  Followed by the Manager.  The Manager  allocates  brokerage for the Fund subject to the provisions of the  investment  advisory  agreement and the procedures  and rules  described  above.  Generally,  the Manager's  portfolio traders  allocate  brokerage  based upon  recommendations  from the Manager's  portfolio  managers.  In certain  instances, portfolio  managers may directly  place trades and allocate  brokerage.  In either case, the Manager's  executive  officers supervise the allocation of brokerage.

         Transactions  in securities  other than those for which an exchange is the primary  market are generally done with principals  or market  makers.  In  transactions  on foreign  exchanges,  the Fund may be required  to pay fixed  brokerage commissions  and  therefore  would not have the benefit of  negotiated  commissions  available in U.S.  markets.  Brokerage commissions are paid primarily for transactions in listed  securities or for certain  fixed-income  agency  transactions in the secondary market.  Otherwise brokerage  commissions are paid only if it appears likely that a better price or execution can be  obtained  by doing so. In an option  transaction,  the Fund  ordinarily  uses the same  broker for the  purchase or sale of the option and any  transaction in the securities to which the option  relates.  Other funds advised by the Manager have investment  policies  similar to those of the Fund.  Those other funds may purchase or sell the same securities as the
Fund at the same time as the Fund,  which  could  affect  the  supply  and price of the  securities.  If two or more  funds advised by the Manager  purchase  the same  security on the same day from the same  dealer,  the  transactions  under those combined  orders are averaged as to price and allocated in accordance  with the purchase or sale orders actually placed for each account.
         Most purchases of debt obligations are principal  transactions at net prices.  Instead of using a broker for those transactions,  the Fund  normally  deals  directly  with the selling or  purchasing  principal  or market  maker unless the
Manager  determines  that a better  price or  execution  can be obtained by using the  services of a broker.  Purchases  of portfolio  securities  from  underwriters  include a  commission  or  concession  paid by the  issuer  to the  underwriter.
Purchases  from dealers  include a spread  between the bid and asked prices.  The Fund seeks to obtain prompt  execution of these orders at the most favorable net price.

         The investment  advisory agreement permits the Manager to allocate  brokerage for research services.  The research services  provided by a  particular  broker may be useful only to one or more of the  advisory  accounts of the Manager and its  affiliates.  The investment  research  received for the  commissions of those other accounts may be useful both to the
Fund and one or more of the  Manager's  other  accounts.  Investment  research  may be  supplied  to the Manager by a third party at the instance of a broker through which trades are placed.

         Investment  research services include  information and analysis on particular  companies and industries as well as market or economic  trends and portfolio  strategy,  market  quotations  for portfolio  evaluations,  information  systems, computer  hardware and similar  products and  services.  If a research  service also assists the Manager in a  non-research capacity  (such as  bookkeeping  or other  administrative  functions),  then only the percentage or component that provides assistance to the Manager in the investment decision-making process may be paid in commission dollars.

         The Board of Directors permits the Manager to use stated  commissions on secondary  fixed-income  agency trades to obtain  research  if the  broker  represents  to the  Manager  that:  (i) the  trade  is not from or for the  broker's  own inventory,  (ii) the trade was executed by the broker on an agency basis at the stated  commission,  and (iii) the trade is not a riskless  principal  transaction.  The Board of  Directors  permits the  Manager to use  concessions  on  fixed-price offerings to obtain research, in the same manner as is permitted for agency transactions.

         The research  services  provided by brokers  broadens the scope and  supplements  the research  activities  of the
Manager.  That research  provides  additional  views and  comparisons  for  consideration,  and helps the Manager to obtain market  information  for the valuation of securities that are either held in the Fund's  portfolio or are being  considered for  purchase.  The  Manager  provides  information  to the Board about the  concessions  paid to brokers  furnishing  such services,  together with the Manager's  representation  that the amount of such  concessions was reasonably  related to the value or benefit of such services.

--------------------------------------- -----------------------------------------------------------------------------
       Fiscal Year Ended 8/31:                         Total Brokerage Concessions Paid by the Fund1
--------------------------------------- -----------------------------------------------------------------------------
--------------------------------------- -----------------------------------------------------------------------------
                 1999                                                   $25,953,522
--------------------------------------- -----------------------------------------------------------------------------
--------------------------------------- -----------------------------------------------------------------------------
                 2000                                                   $26,028,4172
--------------------------------------- -----------------------------------------------------------------------------
--------------------------------------- -----------------------------------------------------------------------------
                 2001
--------------------------------------- -----------------------------------------------------------------------------
1.       Amounts do not include spreads or concessions on principal transactions on a net trade basis.
2.       In the fiscal year ended 8/31/01, the amount of transactions directed to brokers for research services was
     $______________ and the amount of the concessions paid to broker-dealers for those services was $________.

Distribution and Service Plans

The Distributor.  Under its General  Distributor's  Agreement with the Fund's parent  corporation,  the Distributor acts as the Fund's  principal  underwriter in the continuous  public  offering of the different  classes of shares of the Fund. The
Distributor is not obligated to sell a specific  number of shares.  Expenses  normally  attributable  to sales are borne by the Distributor.

         The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares during the Fund's three most recent fiscal years is shown in the table below. Class N shares were not publicly offered during the Fund's fiscal year's depicted and therefore are not included in any of the charts located in this section of the Statement of Additional Information.

-------------- ------------------ -------------------- -------------------- ------------------- --------------------
Fiscal Year    Aggregate          Class A Front-End    Concessions on       Concessions on      Concessions on
               Front-End Sales    Sales Charges        Class A Shares       Class B Shares      Class C Shares
               Charges on Class   Retained by          Advanced by          Advanced by         Advanced by
Ended 8/31     A Shares           Distributor          Distributor1         Distributor1        Distributor1
-------------- ------------------ -------------------- -------------------- ------------------- --------------------
-------------- ------------------ -------------------- -------------------- ------------------- --------------------
    1999          $34,161,161         $9,358,713           $1,611,359          $59,655,100          $4,146,601
-------------- ------------------ -------------------- -------------------- ------------------- --------------------
-------------- ------------------ -------------------- -------------------- ------------------- --------------------
    2000          $27,942,876         $7,652,953           $2,076,756          $49,918,066          $4,083,097
-------------- ------------------ -------------------- -------------------- ------------------- --------------------
-------------- ------------------ -------------------- -------------------- ------------------- --------------------
    2001           $________           $________            $________           $________            $________
-------------- ------------------ -------------------- -------------------- ------------------- --------------------
1.       The Distributor advances concession payments to dealers for certain sales of Class A shares and for sales of
     Class B and Class C shares from its own resources at the time of sale.

---------------- ------------------------------- -------------------------------- ----------------------------------
Fiscal     Year  Class A Contingent Deferred     Class B Contingent Deferred      Class C Contingent Deferred
                 Sales Charges Retained by       Sales Charges Retained by        Sales Charges Retained by
Ended 8/31       Distributor                     Distributor                      Distributor
---------------- ------------------------------- -------------------------------- ----------------------------------
---------------- ------------------------------- -------------------------------- ----------------------------------
     2001                  $________                        $________                         $________
---------------- ------------------------------- -------------------------------- ----------------------------------

         For additional information about distribution of the Fund's shares, including fees and expenses, please refer to
"Distribution and Service Plans," below.

Distribution  and  Service  Plans.  The Fund has  adopted a Service  Plan for Class A shares and  Distribution  and Service
Plans for Class B, Class C and Class N shares under Rule 12b-1 of the  Investment  Company Act.  Under those plans the Fund reimburses  the  Distributor  for all or a  portion  of its costs  incurred  in  connection  with the  distribution  and/or servicing of the shares of the particular class.

         Each  plan has been  approved  by a vote of the  Board of  Directors,  including  a  majority  of the  Independent
Directors2, cast in person at a meeting  called  for the  purpose  of voting on that  plan.  The  shareholder  vote for the
Distribution  and Service Plans for Class B, Class C and Class N shares was cast by the Manager as the sole initial  holder of Class B, Class C and Class N shares of the Fund.

         Under the plans,  the Manager and the Distributor  may make payments to affiliates and, in their sole  discretion, from time to time,  may use their own  resources  (at no direct cost to the Fund) to make  payments to brokers,  dealers or other financial  institutions for distribution and  administrative  services they perform.  The Manager may use its profits from the advisory fee it receives from the Fund. In their sole  discretion,  the  Distributor  and the Manager may increase or decrease the amount of payments they make from their own resources to plan recipients.

         Unless a plan is terminated  as described  below,  the plan  continues in effect from year to year but only if the
Fund's Board of Directors and its Independent  Directors  specifically  vote annually to approve its continuance.  Approval must be by a vote cast in person at a meeting  called  for the  purpose  of voting on  continuing  the plan.  A plan may be terminated  at any  time by the  vote of a  majority  of the  Independent  Directors  or by the  vote of the  holders  of a
"majority" (as defined in the Investment Company Act) of the outstanding shares of that class.

         The Board of Directors and the Independent  Directors must approve all material amendments to a plan. An amendment to  increase  materially  the amount of payments  to be made under a plan must be  approved  by  shareholders  of the class affected by the amendment.  Because Class B shares of the Fund  automatically  convert into Class A shares after six years, the Fund must obtain the approval of both Class A and Class B shareholders for a proposed  material  amendment to the Class
A Plan that would  materially  increase  payments under the Plan.  That approval must be by a "majority" (as defined in the
Investment Company Act) of the shares of each class, voting separately by class.

         While the Plans are in effect,  the Treasurer of the Fund shall provide  separate  written reports on the plans to the Board of Directors at least  quarterly  for its review.  The Reports shall detail the amount of all payments made under a plan and the purpose  for which the  payments  were made.  Those  reports  are subject to the review and  approval of the
Independent Directors

         Each Plan states that while it is in effect,  the selection and nomination of those Directors of the Fund's parent corporation  who are not  "interested  persons" of the  corporation  (or the Fund) is  committed to the  discretion  of the
Independent  Directors.  This does not prevent the  involvement of others in the selection and  nomination  process as long as the final decision as to selection or nomination is approved by a majority of the Independent Directors.

         Under the plans for a class,  no payment will be made to any  recipient in any quarter in which the  aggregate net asset value of all Fund shares of that class held by the recipient  for itself and its customers  does not exceed a minimum amount,  if any, that may be set from time to time by a majority of the Independent  Directors.  The Board of Directors has
set no minimum amount of assets to qualify for payments  under the plans.

              |_| Class A Service Plan Fees.  Under the Class A service plan,  the  Distributor  currently uses the fees it receives from the Fund to pay brokers,  dealers and other  financial  institutions  (they are referred to as  "recipients")
for personal  services and account  maintenance  services  they provide for their  customers  who hold Class A shares.  The services include,  among others,  answering  customer  inquiries about the Fund,  assisting in establishing and maintaining accounts in the Fund,  making the Fund's  investment  plans  available and providing  other  services at the request of the
Fund or the  Distributor.  The Class A service plan permits  reimbursements  to the Distributor at a rate of up to 0.25% of average  annual net assets of Class A shares.  The Board has set the rate at that level.  While the plan  permits the Board to authorize  payments to the  Distributor to reimburse  itself for services under the plan, the Board has not yet done so.
The  Distributor  makes payments to plan  recipients  quarterly at an annual rate not to exceed 0.25% of the average annual net assets consisting of Class A shares held in the accounts of the recipients or their customers.

         For the fiscal year ended August 31, 2001 payments  under the Class A Plan totaled  $__________,  all of which was paid by the  Distributor  to  recipients.  That  included  $_________  paid to an  affiliate  of the  Distributor's  parent company.  Any  unreimbursed  expenses  the  Distributor  incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent  years.  The  Distributor  may not use payments  received  under the Class A Plan to pay any of its interest expenses, carrying charges, or other financial costs, or allocation of overhead.

         |_| Class B, Class C and Class N Service and Distribution Plan Fees.  Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B, Class C and Class N plans allow the Distributor to be compensated at a flat rate for its services and costs in distributing Class B and Class C shares and servicing accounts, whether the Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid.  The types of services that recipients provide are similar to the services provided under the Class A service plan, described above.

         Each plan permits the Distributor to retain both the asset-based sales charges and the service fees or to pay recipients the service fee on a quarterly basis, without payment in advance. However, the Distributor currently intends to pay the service fee to recipients in advance for the first year after the shares are purchased. After the first year shares are outstanding, the Distributor makes service fee payments quarterly on those shares. The advance payment is based on the net asset value of shares sold. Shares purchased by exchange do not qualify for the advance service fee payment. If Class B, Class C or Class N shares are redeemed during the first year after their purchase, the recipient of the service fees on those shares will be obligated to repay the Distributor a pro rata portion of the advance payment of the service fee made on those shares.

         The Distributor retains the asset-based sales charge on Class B shares. The Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. It pays the asset-based sales charge as an ongoing concession to the recipient on Class C shares outstanding for a year or more. The Distributor retains the asset based sales charge on Class N shares.  If a dealer has a special agreement with the Distributor, the Distributor will pay the Class B, Class C and/or Class N service fee and the asset-based sales charge to the dealer quarterly in lieu of paying the sales concessions and service fee in advance at the time of purchase.

      The  asset-based  sales  charges  on Class B, Class C and Class N shares  allow  investors  to buy  shares  without a front-end  sales charge while  allowing the  Distributor  to compensate  dealers that sell those shares.  The Fund pays the asset-based  sales  charges to the  Distributor  for its  services  rendered in  distributing  Class B, Class C and Class N shares.  The payments are made to the Distributor in recognition that the Distributor:
o        pays sales  concessions  to authorized  brokers and dealers at the time of sale and pays service fees as described above,
o        may finance  payment of sales  concessions  and/or the advance of the service fee payment to recipients  under the plans, or may provide such financing from its own resources or from the resources of an affiliate,
o        employs personnel to support distribution of Class B, Class C and Class N shares, and
o        bears the costs of sales  literature,  advertising  and  prospectuses  (other  than  those  furnished  to  current shareholders) and state "blue sky" registration fees and certain other distribution expenses.

      The  Distributor's  actual  expenses in selling  Class B, Class C and Class N shares may be more than the payments it receives from the contingent  deferred  sales charges  collected on redeemed  shares and from the Fund under the plans.  If either  the Class B,  Class C or Class N plan is  terminated  by the Fund,  the  Board of  Directors  may allow the Fund to continue  payments  of the  asset-based  sales  charge to the  Distributor  for  distributing  shares  before  the plan was terminated.

----------------------------------------------------------------------------------------------------------------------
                        Distribution Fees Paid to the Distributor for the Year Ended 8/31/01
----------------------------------------------------------------------------------------------------------------------
------------------- --------------------- ---------------------- ---------------------------- ------------------------
Class:              Total Payments        Amount Retained by     Distributor's Aggregate      Distributor's
                                                                                              Unreimbursed Expenses
                                                                 Unreimbursed Expenses        as % of Net Assets of
                    Under Plan            Distributor            Under Plan                   Class
------------------- --------------------- ---------------------- ---------------------------- ------------------------
------------------- --------------------- ---------------------- ---------------------------- ------------------------
Class B Plan            $__________            $__________               $__________                   ____%
------------------- --------------------- ---------------------- ---------------------------- ------------------------
------------------- --------------------- ---------------------- ---------------------------- ------------------------
Class C Plan            $__________            $__________               $__________                   ____%
------------------- --------------------- ---------------------- ---------------------------- ------------------------
------------------- --------------------- ---------------------- ---------------------------- ------------------------
Class N Plan            $__________            $__________               $__________                   ____%
------------------- --------------------- ---------------------- ---------------------------- ------------------------
1.       Includes $________ paid to an affiliate of the Distributor's parent company.
2.       Includes $________ paid to an affiliate of the Distributor's parent company.
 .

         All payments  under the Class B, Class C and Class N plans are subject to the  limitations  imposed by the Conduct
Rules of the National Association of Securities Dealers, Inc. on payments of asset-based sales charges and service fees.

Performance of the Fund

Explanation of Performance  Terminology.  The Fund uses a variety of terms to illustrate its investment performance.  Those terms include  "cumulative  total return,"  "average annual total return," "average annual total return at net asset value"
and "total return at net asset value." An explanation  of how total returns are  calculated is set forth below.  The charts below show the Fund's  performance  as of the Fund's  most  recent  fiscal  year end.  You can obtain  current  performance information by calling the Fund's Transfer Agent at  1.800.525.7048 or by visiting the  OppenheimerFunds  Internet web site at http://www.oppenheimerfunds.com.

         The Fund's  illustrations of its performance data in  advertisements  must comply with rules of the Securities and
Exchange  Commission.  Those  rules  describe  the  types  of  performance  data  that  may  be  used  and  how it is to be calculated.  In general,  any  advertisement  by the Fund of its  performance  data must  include the average  annual total returns for the  advertised  class of shares of the Fund.  Those  returns must be shown for the 1-, 5- and 10-year  periods
(or the life of the class,  if less) ending as of the most recently ended calendar  quarter prior to the publication of the advertisement (or its submission for publication).

         Use of  standardized  performance  calculations  enables an  investor  to compare  the Fund's  performance  to the performance  of other funds for the same  periods.  However,  a number of factors  should be  considered  before  using the
Fund's performance information as a basis for comparison with other investments:
         o    Total returns measure the  performance of a hypothetical  account in the Fund over various periods and do not show the performance of each shareholder's  account.  Your account's  performance will vary from the model performance data if your  dividends  are  received  in cash,  or you buy or sell shares  during the  period,  or you bought your shares at a different time and price than the shares used in the model.
         o    An investment in the Fund is not insured by the FDIC or any other government agency.
         o    The Fund's performance returns do not reflect the effect of taxes on dividends and capital gains distributions.
         o    The principal value of the Fund's shares and total returns are not guaranteed and normally will fluctuate on a daily basis.
         o    When an investor's shares are redeemed, they may be worth more or less than their original cost.
         o    Total returns for any given past period represent historical performance information and are not, and should not be considered, a prediction of future returns.

         The performance of each class of shares is shown separately,  because the performance of each class of shares will usually be  different.  That is because of the  different  kinds of expenses  each class bears.  The total  returns of each class of shares of the Fund are  affected by market  conditions,  the quality of the Fund's  investments,  the  maturity of debt  investments,  the  types of  investments  the Fund  holds,  and its  operating  expenses  that are  allocated  to the particular class.

         |X|  Total Return  Information.  There are different types of "total  returns" to measure the Fund's  performance.
Total  return is the  change in value of a  hypothetical  investment  in the Fund over a given  period,  assuming  that all dividends and capital gains  distributions  are reinvested in additional  shares and that the investment is redeemed at the end of the period.  Because of  differences  in  expenses  for each class of shares,  the total  returns for each class are separately  measured.  The cumulative  total return  measures the change in value over the entire period (for example,  ten years).  An average  annual total return shows the average rate of return for each year in a period that would  produce the cumulative  total return over the entire  period.  However,  average  annual total returns do not show actual  year-by-year performance.  The Fund uses  standardized  calculations  for its total returns as prescribed by the SEC. The methodology is discussed below.

         In  calculating  total returns for Class A shares,  the current  maximum sales charge of 5.75% (as a percentage of the offering  price) is deducted from the initial  investment  ("P")  (unless the return is shown without sales charge,  as described below).  For Class B shares,  payment of the applicable  contingent  deferred sales charge is applied,  depending on the  period for which the  return is shown:  5.0% in the first  year,  4.0% in the  second  year,  3.0% in the third and fourth years,  2.0% in the fifth year, 1.0% in the sixth year and none  thereafter.  For Class C shares,  the 1% contingent deferred sales charge is deducted for returns for the 1-year period. For Class N shares,  the 1% contingent  deferred sales charge is deducted for returns for the 1-year and life-of-class  periods, as applicable.  There is no sales charge on Class
Y shares.

Average  Annual Total Return.  The "average  annual total  return" of each class is an average  annual  compounded  rate of return  for each  year in a  specified  number  of  years.  It is the rate of  return  based  on the  change  in value of a hypothetical  initial  investment  of $1,000 ("P" in the formula  below) held for a number of years ("n" in the formula) to achieve an Ending Redeemable Value ("ERV" in the formula) of that investment, according to the following formula:

---------------------------------------------------------------------------------------------------------------------------
                                                     [OBJECT OMITTED]
---------------------------------------------------------------------------------------------------------------------------

              |_| Cumulative  Total Return.  The "cumulative  total return"  calculation  measures the change in value of a hypothetical  investment  of $1,000  over an entire  period of years.  Its  calculation  uses some of the same  factors  as average  annual total  return,  but it does not average the rate of return on an annual basis.  Cumulative  total return is determined as follows:

---------------------------------------------------------------------------------------------------------------------------
                                                     [OBJECT OMITTED]
---------------------------------------------------------------------------------------------------------------------------

              |_| Total  Returns at Net Asset Value.  From time to time the Fund may also quote a cumulative  or an average annual  total  return "at net asset  value"  (without  deducting  sales  charges)  for Class A, Class B, Class C or Class N shares.  Each is based on the  difference  in net asset  value per share at the  beginning  and the end of the period for a hypothetical  investment in that class of shares (without  considering  front-end or contingent deferred sales charges) and takes into consideration the reinvestment of dividends and capital gains distributions.

----------------------------------------------------------------------------------------------------------------------
                               The Fund's Total Returns for the Periods Ended 8/31/01
----------------------------------------------------------------------------------------------------------------------
-------------- ------------------------- -----------------------------------------------------------------------------
Class      of  Cumulative Total                                  Average Annual Total Returns
               Returns (10 years or
Shares         Life of Class)
-------------- ------------------------- -----------------------------------------------------------------------------
-------------- ------------------------- ------------------------- ------------------------- -------------------------
                                                  1-Year                    5-Year                   10-Year
                                                                      (or life-of-class)        (or life-of-class)
-------------- ------------------------- ------------------------- ------------------------- -------------------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
               After        Without      After        Without      After        Without      After        Without
               Sales        Sales        Sales        Sales        Sales        Sales        Sales        Sales
               Charge       Charge       Charge       Charge       Charge       Charge       Charge       Charge
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Class A        %            %            %            %            %            %            %            %
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Class B        %2%2%            %            %            %            %2%2
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Class C        %3%3%            %            %            %            %3%3
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Class Y        %4%4%            %            %4%4           N/A          N/A
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Class N        %5%5%5%5%5%5
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
1. Inception of Class A:   02/03/88
2. Inception of Class B:   10/03/94
3. Inception of Class C:   12/01/93
4. Inception of Class Y:   11/01/96
5. Inception of Class N:   03/01/01

Other Performance  Comparisons.  The Fund compares its performance annually to that of an appropriate  broadly-based market index in its Annual  Report to  shareholders.  You can obtain that  information  by  contacting  the Transfer  Agent at the addresses or telephone  numbers shown on the cover of this Statement of Additional  Information.  The Fund may also compare its  performance  to that of other  investments,  including  other  mutual  funds,  or use rankings of its  performance  by independent ranking entities. Examples of these performance comparisons are set forth below.

         |_|  Lipper  Rankings.  From time to time the Fund may publish the  ranking of the  performance  of its classes of shares by Lipper  Analytical  Services,  Inc. Lipper is a  widely-recognized  independent  mutual fund monitoring  service.
Lipper  monitors the performance of regulated  investment  companies,  including the Fund, and ranks their  performance for various  periods based on categories  based on investment  styles.  The performance of the Fund is ranked by Lipper against all  other  large-cap  growth  funds.  The  Lipper  performance  rankings  are  based on total  returns  that  include  the reinvestment  of  capital  gain  distributions  and  income  dividends  but  do  not  take  sales  charges  or  taxes  into consideration.  Lipper also  publishes  "peer-group"  indices of the  performance of all mutual funds in a category that it monitors and averages of the performance of the funds in particular categories.

         |_|  Morningstar  Rankings.  From  time to time the  Fund may  publish  the  ranking  and/or  star  rating  of the performance of its classes of shares by  Morningstar,  Inc., an independent  mutual fund  monitoring  service.  Morningstar rates and ranks mutual funds in broad  investment  categories:  domestic stock funds,  international  stock funds,  taxable bond funds and municipal bond funds. The Fund is included in the domestic stock category.

         Morningstar proprietary star ratings reflect historical  risk-adjusted total investment return.  Investment return measures a fund's (or class's) one-,  three-,  five- and ten-year average annual total returns  (depending on the inception of the fund or class) in excess of 90-day U.S.  Treasury  bill  returns  after  considering  the fund's  sales  charges and expenses.  Risk measures a fund's (or class's)  performance  below 90-day U.S.  Treasury bill returns.  Risk and investment return are combined to produce  star  ratings  reflecting  performance  relative to the other fund in the fund's  category.
Five stars is the "highest"  rating (top 10% of funds in a category),  four stars is "above  average"  (next 22.5%),  three stars is "average"  (next 35%),  two stars is "below  average"  (next  22.5%) and one star is "lowest"  (bottom  10%).  The current star ranking is the fund's (or class's)  overall  rating,  which is the fund's 3-year rating or its combined 3- and
5-year  rating  (weighted  60%/40%  respectively),  or its  combined  3-, 5-, and 10-year  ranking  (weighted  40%/30%/30%, respectively), depending on the inception date of the fund (or class).  Ratings are subject to change monthly.

         The Fund may also  compare  its total  return  ranking  to that of other  funds in its  Morningstar  category,  in addition to its star  ratings.  Those total return  rankings are  percentages  from one percent to one hundred  percent and are not risk  adjusted.  For  example  if a fund is in the 94th  percentile,  that  means that 94% of the funds in the same category performed better than it did.

|_|      Performance Rankings and Comparisons by Other Entities and Publications.
From time to time the Fund may include in its  advertisements and sales literature  performance  information about the Fund cited in  newspapers  and other  periodicals  such as The New York Times,  The Wall Street  Journal,  Barron's,  or similar publications.  That information may include  performance  quotations from other sources,  including Lipper and Morningstar.
The performance
of the Fund's  classes of shares may be compared in  publications  to the  performance  of various  market indices or other investments,  and  averages,  performance  rankings or other  benchmarks  prepared by  recognized  mutual fund  statistical services.

         Investors  may also wish to  compare  the  returns  on the Fund's  share  classes  to the  return on  fixed-income investments available from banks and thrift institutions.  Those include certificates of deposit,  ordinary interest-paying checking and savings  accounts,  and other forms of fixed or variable time deposits,  and various other instruments such as
Treasury bills.  However,  the Fund's returns and share price are not guaranteed or insured by the FDIC or any other agency and will  fluctuate  daily,  while bank  depository  obligations  may be insured by the FDIC and may provide fixed rates of return.  Repayment of principal  and payment of interest on Treasury  securities  is backed by the full faith and credit of the U.S. government.

         From time to time, the Fund may publish  rankings or ratings of the Manager or Transfer Agent, and of the investor services  provided by them to shareholders of the Oppenheimer  funds,  other than  performance  rankings of the Oppenheimer funds  themselves.  Those  ratings  or  rankings  of  shareholder  and  investor  services  by third  parties  may  include comparisons of their services to those provided by other mutual fund families  selected by the rating or ranking  services.
They may be based upon the opinions of the rating or ranking  service  itself,  using its  research or  judgment,  or based upon surveys of investors, brokers, shareholders or others.

From time to time the Fund may include in its advertisements and sales literature the total return performance of a hypothetical investment account that includes shares of the fund and other Oppenheimer funds. The combined account may be part of an illustration of an asset allocation model or similar presentation. The account performance may combine total return performance of the fund and the total return performance of other Oppenheimer funds included in the account.
Additionally, from time to time, the Fund's advertisements and sales literature may include, for illustrative or comparative purposes, statistical data or other information about general or specific market and economic conditions.
That may include, for example,

o

     information about the performance of certain securities or commodities markets or segments of those markets,
o        information about the performance of the economies of particular countries or regions,
o        the earnings of companies included in segments of particular industries,  sectors,  securities markets,  countries or regions,
o        the availability of different types of securities or offerings of securities,
o        information  relating to the gross national or gross domestic  product of the United States or other  countries or
         regions,  comparisons  of  various  market  sectors  or  indices  to  demonstrate  performance,   risk,  or  other
         characteristics of the Fund.

---------------------------------------------------------------------------------------------------------------------------
A B O U T  Y O U R  A C C O U N T
---------------------------------------------------------------------------------------------------------------------------

How to Buy Shares

Additional  information  is  presented  below  about the  methods  that can be used to buy  shares of the Fund.  Appendix C contains more information about the special sales charge  arrangements  offered by the Fund, and the circumstances in which sales charges may be reduced or waived for certain classes of investors.

AccountLink.  When  shares  are  purchased  through  AccountLink,  each  purchase  must be at  least  $25.  Shares  will be purchased on the regular  business day the  Distributor  is  instructed to initiate the  Automated  Clearing  House ("ACH")
transfer to buy the shares.  Dividends  will begin to accrue on shares  purchased with the proceeds of ACH transfers on the business  day the Fund  receives  Federal  Funds for the purchase  through the ACH system  before the close of The New York
Stock  Exchange.  The Exchange  normally  closes at 4:00 P.M.,  but may close earlier on certain days. If Federal Funds are received on a business  day after the close of the  Exchange,  the shares will be  purchased  and  dividends  will begin to accrue on the next  regular  business  day. The proceeds of ACH  transfers  are normally  received by the Fund 3 days after the  transfers  are  initiated.  The  Distributor  and the Fund are not  responsible  for any delays in  purchasing  shares resulting from delays in ACH transmissions.

Reduced  Sales  Charges.  As discussed in the  Prospectus,  a reduced  sales charge rate may be obtained for Class A shares under Right of  Accumulation  and Letters of Intent  because of the  economies of sales  efforts and  reduction in expenses realized  by the  Distributor,  dealers  and  brokers  making  such  sales.  No sales  charge is imposed  in certain  other circumstances  described in Appendix C to this  Statement of Additional  Information  because the  Distributor or dealer or broker incurs little or no selling expenses.

         |X|  Right of Accumulation.  To qualify for the lower sales charge rates that apply to larger purchases of Class
         A shares, you and your spouse can add together:
o        Class A, Class B and Class N shares you purchase for your individual accounts (including IRAs and 403(b) plans), or for your joint accounts, or for trust or custodial accounts on behalf of your children who are minors, and
o        Current purchases of Class A, Class B and Class N shares of the Fund and other Oppenheimer funds to reduce the sales charge rate that applies to current purchases of Class A shares, and
o

              Class A, Class B and Class N shares of Oppenheimer funds you previously purchased subject to an initial or contingent deferred sales charge to reduce the sales charge rate for current purchases of Class A shares, provided that you still hold your investment in one of the Oppenheimer funds.

         A fiduciary can count all shares purchased for a trust,  estate or other fiduciary account  (including one or more employee  benefit plans of the same employer) that has multiple  accounts.  The Distributor  will add the value, at current offering  price,  of the shares you previously  purchased and currently own to the value of current  purchases to determine the sales charge rate that  applies.  The reduced  sales charge will apply only to current  purchases.  You must request it when you buy shares.

         |X|  The Oppenheimer Funds.  The Oppenheimer funds are those mutual funds for which the Distributor acts as the distributor or the sub-distributor and currently include the following:

Oppenheimer Bond Fund                                         Oppenheimer Municipal Bond Fund
Oppenheimer California Municipal Fund                         Oppenheimer New York Municipal Fund
Oppenheimer Capital Appreciation Fund                         Oppenheimer New Jersey Municipal Fund
Oppenheimer Capital Preservation Fund                         Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Capital Income Fund                               Oppenheimer Quest Balanced Value Fund
Oppenheimer Champion Income Fund                              Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Concentrated Growth Fund                          Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer Convertible Securities Fund                       Oppenheimer Quest Opportunity Value Fund
Oppenheimer Developing Markets Fund                           Oppenheimer Quest Value Fund, Inc.
Oppenheimer Disciplined Allocation Fund                       Oppenheimer Real Asset Fund
Oppenheimer Discovery Fund                                    Oppenheimer Rochester Municipals
Oppenheimer Emerging Growth Fund                              Oppenheimer Senior Floating Rate Fund
Oppenheimer Emerging Technologies Fund                        Oppenheimer Small Cap Value Fund
Oppenheimer Enterprise Fund                                   Oppenheimer Special Value Fund
Oppenheimer Europe Fund                                       Oppenheimer Strategic Income Fund
Oppenheimer Global Fund                                       Oppenheimer Total Return Fund, Inc.
Oppenheimer Global Growth and Income Fund                       Oppenheimer Trinity Core Fund
Oppenheimer Gold and Special Minerals Fund                      Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer Growth Fund                                       Oppenheimer Trinity Value Fund
Oppenheimer High Yield Fund                                   Oppenheimer U.S. Government Trust
Oppenheimer Intermediate Municipal Fund                       Oppenheimer Value Fund
Oppenheimer International Bond Fund                           Limited-Term New York Municipal Fund
Oppenheimer International Growth Fund                         Rochester Fund Municipals
Oppenheimer International Small Company Fund                  OSM1- Gartmore Millennium Growth Fund
Oppenheimer Limited-Term Government Fund                      OSM1 - Jennison Growth Fund
Oppenheimer Main Street Growth and Income Fund                  OSM1 - Mercury Advisors SandP 500 Index
Oppenheimer Main Street Opportunity Fund                      OSM1 - Mercury Advisors Focus Growth Fund
Oppenheimer Main Street Small Cap Fund                        OSM1 - QM Active Balanced Fund
Oppenheimer MidCap Fund                                       OSM1 - Salomon Brothers Capital Fund
Oppenheimer Multiple Strategies Fund
and the following money market funds:

Centennial America Fund, L. P.                                Centennial New York Tax Exempt Trust
Centennial California Tax Exempt Trust                        Centennial Tax Exempt Trust
Centennial Government Trust                                   Oppenheimer Cash Reserves
Centennial Money Market Trust                                 Oppenheimer Money Market Fund, Inc.

1 - "OSM" is Oppenheimer Select Managers

         There is an initial  sales  charge on the purchase of Class A shares of each of the  Oppenheimer  funds except the money market  funds.  Under  certain  circumstances  described  in this  Statement of  Additional  Information,  redemption proceeds of certain money market fund shares may be subject to a contingent deferred sales charge.

Letters  of  Intent.  Under a Letter of Intent,  if you  purchase  Class A shares or Class A and Class B shares of the Fund and other Oppenheimer  funds during a 13-month period,  you can reduce the sales charge rate that applies to your purchases of Class A shares.  The total  amount of your  intended  purchases  of both Class A and Class B shares will  determine  the reduced sales charge rate for the Class A shares  purchased  during that period.  You can include  purchases  made up to 90 days before the date of the Letter.

         A Letter of Intent is an investor's  statement in writing to the  Distributor of the intention to purchase Class A shares or Class A and Class B shares of the Fund (and other  Oppenheimer  funds)  during a 13-month  period (the "Letter of
Intent  period").  At the  investor's  request,  this may  include  purchases  made up to 90 days  prior to the date of the
Letter.  The Letter states the investor's  intention to make the aggregate amount of purchases of shares which,  when added to the investor's  holdings of shares of those funds,  will equal or exceed the amount  specified in the Letter.  Purchases made by  reinvestment  of dividends or  distributions  of capital gains and purchases made at net asset value without sales charge do not count toward satisfying the amount of the Letter.

         A Letter  enables an  investor  to count the Class A and Class B shares  purchased  under the Letter to obtain the reduced sales charge rate on purchases of Class A shares of the Fund (and other  Oppenheimer  funds) that applies under the
Right of  Accumulation  to current  purchases of Class A shares.  Each  purchase of Class A shares under the Letter will be made at the  offering  price  (including  the sales  charge) that  applies to a single  lump-sum  purchase of shares in the amount intended to be purchased under the Letter.

         In submitting a Letter, the investor makes no commitment to purchase shares.  However, if the investor's purchases of shares within the Letter of Intent period,  when added to the value (at offering  price) of the  investor's  holdings of shares on the last day of that period,  do not equal or exceed the intended  purchase  amount,  the investor  agrees to pay the additional  amount of sales charge  applicable to such purchases.  That amount is described in "Terms of Escrow," below
(those terms may be amended by the  Distributor  from time to time).  The investor  agrees that shares equal in value to 5%
of the intended  purchase  amount will be held in escrow by the Transfer  Agent subject to the Terms of Escrow.  Also,  the investor  agrees to be bound by the terms of the Prospectus,  this Statement of Additional  Information and the Application
used for a Letter of  Intent.  If those  terms are  amended,  as they may be from  time to time by the Fund,  the  investor agrees to be bound by the amended terms and that those amendments will apply automatically to existing Letters of Intent.

         If the total  eligible  purchases  made  during  the Letter of Intent  period do not equal or exceed the  intended purchase  amount,  the  concessions  previously paid to the dealer of record for the account and the amount of sales charge retained  by the  Distributor  will be  adjusted to the rates  applicable  to actual  total  purchases.  If total  eligible purchases  during the Letter of Intent period exceed the intended  purchase  amount and exceed the amount needed to qualify for the next sales  charge rate  reduction  set forth in the  Prospectus,  the sales  charges  paid will be adjusted to the lower rate.  That  adjustment  will be made only if and when the dealer returns to the Distributor the excess of the amount of  concessions  allowed  or paid to the  dealer  over the  amount  of  concessions  that  apply to the  actual  amount  of purchases.  The  excess  concessions  returned  to the  Distributor  will be used to  purchase  additional  shares  for the investor's  account  at the net  asset  value  per  share  in  effect  on the date of such  purchase,  promptly  after  the
Distributor's receipt thereof.

         The Transfer Agent will not hold shares in escrow for purchases of shares of the Fund and other  Oppenheimer funds by  OppenheimerFunds  prototype  401(k) plans under a Letter of Intent.  If the intended  purchase amount under a Letter of
Intent entered into by an  OppenheimerFunds  prototype 401(k) plan is not purchased by the plan by the end of the Letter of
Intent period,  there will be no adjustment of concessions  paid to the  broker-dealer  or financial  institution of record for accounts held in the name of that plan.

         In  determining  the total amount of purchases made under a Letter,  shares  redeemed by the investor prior to the termination of the Letter of Intent period will be deducted.  It is the  responsibility  of the dealer of record and/or the investor to advise the  Distributor  about the Letter in placing any purchase  orders for the investor during the Letter of
Intent period.  All of such purchases must be made through the Distributor.

              |_| Terms of Escrow That Apply to Letters of Intent.

         1.   Out of the initial purchase (or subsequent  purchases if necessary) made pursuant to a Letter,  shares of the
Fund  equal in value up to 5% of the  intended  purchase  amount  specified  in the  Letter  shall be held in escrow by the
Transfer Agent. For example,  if the intended  purchase amount is $50,000,  the escrow shall be shares valued in the amount of  $2,500  (computed  at  the  offering  price  adjusted  for  a  $50,000  purchase).  Any  dividends  and  capital  gains distributions on the escrowed shares will be credited to the investor's account.

         2.   If the total minimum investment  specified under the Letter is completed within the thirteen-month  Letter of
Intent period, the escrowed shares will be promptly released to the investor.

         3.   If, at the end of the  thirteen-month  Letter of Intent period the total purchases pursuant to the Letter are less than the intended  purchase  amount  specified in the Letter,  the investor  must remit to the  Distributor  an amount equal to the  difference  between the dollar  amount of sales  charges  actually paid and the amount of sales charges which would have been paid if the total amount  purchased  had been made at a single  time.  That sales  charge  adjustment  will apply to any shares  redeemed  prior to the  completion  of the  Letter.  If the  difference  in sales  charges is not paid within twenty days after a request from the  Distributor  or the dealer,  the  Distributor  will,  within sixty days of the expiration of the Letter,  redeem the number of escrowed  shares  necessary to realize such  difference  in sales  charges.
Full and  fractional  shares  remaining  after such  redemption  will be released from escrow.  If a request is received to redeem  escrowed shares prior to the payment of such  additional  sales charge,  the sales charge will be withheld from the redemption proceeds.

         4.   By  signing  the  Letter,  the  investor   irrevocably   constitutes  and  appoints  the  Transfer  Agent  as
attorney-in-fact to surrender for redemption any or all escrowed shares.

5.       The shares  eligible for purchase under the Letter (or the holding of which may be counted toward  completion of a
Letter) include:
(a)      Class A shares sold with a front-end sales charge or subject to a Class A contingent deferred sales charge,
(b)      Class B shares of other Oppenheimer funds acquired subject to a contingent deferred sales charge, and
(c)      Class A or Class B shares acquired by exchange of either (1) Class A shares of one of the other  Oppenheimer funds that were  acquired  subject  to a Class A initial or  contingent  deferred  sales  charge or (2) Class B shares of one of the other  Oppenheimer  funds that were acquired subject to a contingent  deferred sales charge.

         6.   Shares held in escrow  hereunder  will  automatically  be  exchanged  for shares of another  fund to which an exchange is  requested,  as described in the section of the  Prospectus  entitled  "How to Exchange  Shares" and the escrow will be transferred to that other fund.

Asset  Builder  Plans.  To establish an Asset Builder Plan to buy shares  directly from a bank account,  you must enclose a check (the  minimum is $25) for the  initial  purchase  with your  application.  Shares  purchased  by Asset  Builder  Plan payments from bank accounts are subject to the redemption  restrictions for recent  purchases  described in the Prospectus.
Asset  Builder  Plans are only  available if your bank is an ACH member.  Asset Builder Plans may not be used to buy shares for OppenheimerFunds  employer - sponsored qualified  retirement accounts.  Asset Builder Plans also enable shareholders of
Oppenheimer  Cash  Reserves to use their fund  account to make  monthly  automatic  purchases of shares of up to four other
Oppenheimer funds.

         If you make  payments  from your bank  account to purchase  shares of the Fund,  your bank account will be debited automatically.  Normally  the debit will be made two  business  days prior to the  investment  dates you  selected  in your application.  Neither the  Distributor,  the Transfer Agent nor the Fund shall be responsible  for any delays in purchasing shares that result from delays in ACH transmissions.

         Before you establish  Asset  Builder  payments,  you should obtain a prospectus of the selected  fund(s) from your financial  advisor (or the  Distributor)  and request an application  from the  Distributor.  Complete the  application and return it. You may change the amount of your Asset Builder  payment or you can terminate  these  automatic  investments  at any time by writing to the Transfer Agent. The Transfer Agent requires a reasonable  period  (approximately  10 days) after receipt of your  instructions to implement  them. The Fund reserves the right to amend,  suspend,  or discontinue  offering
Asset Builder plans at any time without prior notice.

Retirement  Plans.  Certain types of Retirement  Plans are entitled to purchase  shares of the Fund without sales charge or at reduced sales charge rates,  as described in Appendix C to this  Statement of Additional  Information.  Certain  special sales charge  arrangements  described in that Appendix  apply to retirement  plans whose records are  maintained on a daily valuation  basis by Merrill  Lynch  Pierce  Fenner and Smith,  Inc. or an  independent  record  keeper that has a contract or special  arrangement  with Merrill Lynch.  If on the date the plan sponsor signed the Merrill Lynch record keeping  service agreement  the Plan has less than $3 million in assets  (other than  assets  invested in money  market  funds)  invested in applicable  investments,  then  the  retirement  plan may  purchase  only  Class B shares  of the  Oppenheimer  funds.  Any retirement  plans in that  category  that  currently  invest in Class B shares of the Fund will have  their  Class B shares converted to Class A shares of the Fund when the Plan's applicable investments reach $5 million.

Cancellation  of Purchase  Orders.  Cancellation  of purchase  orders for the Fund's shares (for  example,  when a purchase check is returned to the Fund  unpaid)  causes a loss to be incurred  when the net asset value of the Fund's  shares on the cancellation  date is less than on the  purchase  date.  That loss is equal to the  amount of the  decline in the net asset value per share  multiplied by the number of shares in the purchase  order.  The investor is responsible  for that loss. If the  investor  fails to  compensate  the  Fund for the  loss,  the  Distributor  will do so.  The  Fund may  reimburse  the
Distributor for that amount by redeeming  shares from any account  registered in that  investor's  name, or the Fund or the
Distributor may seek other redress.

Classes of Shares.  Each class of shares of the Fund  represents an interest in the same  portfolio of  investments  of the
Fund.  However,  each class has different  shareholder  privileges and features.  The net income  attributable  to Class B,
Class C or Class N shares and the  dividends  payable on Class B, Class C or Class N shares will be reduced by  incremental expenses borne solely by that class.  Those expenses  include the  asset-based  sales charges to which Class B, Class C and
Class N are subject.

         The  availability  of different  classes of shares  permits an investor to choose the method of purchasing  shares that is more appropriate for the investor.  That may depend on the amount of the purchase,  the length of time the investor expects to hold shares,  and other  relevant  circumstances.  Class A shares  normally are sold subject to an initial sales charge.  While Class B, Class C and Class N shares have no initial sales charge,  the purpose of the deferred  sales charge and  asset-based  sales  charge on Class B, Class C and Class N shares is the same as that of the initial  sales  charge on
Class A shares - to compensate the  Distributor  and brokers,  dealers and financial  institutions  that sell shares of the
Fund.  A  salesperson  who is entitled  to receive  compensation  from his or her firm for selling  Fund shares may receive different levels of compensation for selling one class of shares rather than another.

         The  Distributor  will not accept any order in the amount of  $500,000 or more for Class B shares or $1 million or more for Class C shares on behalf of a single investor (not including  dealer "street name" or omnibus  accounts).  That is because generally it will be more advantageous for that investor to purchase Class A shares of the Fund.

              |_| Class B Conversion.  Under current  interpretations  of applicable federal income tax law by the Internal
Revenue  Service,  the conversion of Class B shares to Class A shares after six years is not treated as a taxable event for the shareholder.  If those laws or the IRS  interpretation of those laws should change,  the automatic  conversion  feature may be suspended.  In that event, no further  conversions of Class B shares would occur while that  suspension  remained in effect.
Although  Class B shares  could then be  exchanged  for Class A shares on the basis of relative  net asset value of the two classes,  without  the  imposition  of a sales  charge or fee,  such  exchange  could  constitute  a taxable  event for the shareholder,  and absent such  exchange,  Class B shares might continue to be subject to the  asset-based  sales charge for longer than six years.

|-|

         Availability of Class N Shares.  In addition to the description of the types of retirement plans which may purchase Class N shares contained in the prospectus, Class N shares also are offered to the following:

o        to all rollover IRAs,
o        to all direct rollovers from OppenheimerFunds-sponsored Pinnacle and Ascender retirement plans,
o        to all trustee-to-trustee IRA transfers,
o        to all 90-24 type 403(b) transfers,
o        to Group Retirement Plans (as defined in Appendix C to this Statement of Additional Information) which have entered into a special agreement with the Distributor for that purpose,
o        to Retirement Plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code, the recordkeeper or the plan sponsor for which has entered into a special agreement with the Distributor,
o        to Retirement Plans of a plan sponsor where the aggregate assets of all such plans invested in the Oppenheimer funds is $500,000 or more,
o        to OppenheimerFunds-sponsored Ascender 401(k) plans that pay for the purchase with the redemption proceeds of
                      Class A shares of one or more Oppenheimer funds.

              |_| Allocation of Expenses.  The Fund pays expenses related to its daily  operations,  such as custodian bank fees,  Directors'  fees,  transfer agency fees,  legal fees and auditing  costs.  Those expenses are paid out of the Fund's assets and are not paid  directly by  shareholders.  However,  those  expenses  reduce the net asset  value of shares,  and therefore are indirectly borne by shareholders through their investment.

         The  methodology  for calculating  the net asset value,  dividends and  distributions  of the Fund's share classes recognizes  two types of expenses.  General  expenses that do not pertain  specifically  to any one class are allocated pro rata to the  shares  of all  classes.  The  allocation  is based on the  percentage  of the  Fund's  total  assets  that is represented  by the assets of each class,  and then equally to each  outstanding  share within a given class.  Such general expenses include  management fees, legal,  bookkeeping and audit fees,  printing and mailing costs of shareholder  reports,
Prospectuses,  Statements of Additional  Information  and other  materials for current  shareholders,  fees to unaffiliated
Directors,  custodian bank expenses,  share issuance costs,  organization and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs.

         Other expenses that are directly  attributable  to a particular  class are allocated  equally to each  outstanding share within that class.  Examples of such  expenses  include  distribution  and service plan  (12b-1)  fees,  transfer and shareholder  servicing agent fees and expenses and shareholder  meeting  expenses (to the extent that such expenses pertain only to a specific class).

Determination  of Net Asset  Values  Per  Share.  The net asset  values  per share of each  class of shares of the Fund are determined  as of the  close of  business  of The New York  Stock  Exchange  on each day  that the  Exchange  is open.  The calculation  is done by  dividing  the value of the Fund's net  assets  attributable  to a class by the number of shares of that class that are  outstanding.  The Exchange  normally closes at 4:00 P.M., New York time, but may close earlier on some other days (for example,  in case of weather  emergencies or on days falling before a holiday).  The Exchange's most recent annual  announcement  (which is subject to change)  states that it will close on New Year's Day,  Presidents'  Day,  Martin
Luther King, Jr. Day, Good Friday,  Memorial Day,  Independence Day, Labor Day,  Thanksgiving Day and Christmas Day. It may
also close on other days.

         Dealers other than  Exchange  members may conduct  trading in certain  securities on days on which the Exchange is closed  (including  weekends and U.S.  holidays) or after 4:00 P.M. on a regular  business day. The Fund's net asset values will not be calculated on those days and the values of some of the Fund's  portfolio  securities  may change  significantly on these days,  when  shareholders  may not purchase or redeem  shares.  Additionally,  trading on European and Asian stock exchanges and over-the-counter markets normally is completed before the close of  The New York Stock Exchange.

         Changes in the values of securities  traded on foreign exchanges or markets as a result of events that occur after the prices of those securities are determined,  but before the close of The New York Stock Exchange,  will not be reflected in the Fund's  calculation  of its net asset  values  that day unless the  Manager  determines  that the event is likely to effect a  material  change  in the  value of the  security.  The  Manager  may make that  determination,  under  procedures established by the Board.

         |X|  Securities Valuation.  The Fund's Board of Directors has established procedures for the valuation of the
Fund's securities. In general those procedures are as follows:

         o    Equity securities traded on a U.S. securities exchange or on NASDAQ are valued as follows:
(1)      if last sale information is regularly  reported,  they are valued at the last reported sale price on the principal exchange on which they are traded or on NASDAQ, as applicable, on that day, or
(2)      if last sale  information  is not available on a valuation  date,  they are valued at the last reported sale price preceding the valuation date if it is within the spread of the closing
               "bid" and "asked"  prices on the  valuation  date or, if not, at the  closing  "bid" price on the  valuation date.
         o    Equity securities traded on a foreign securities exchange generally are valued in one of the following ways:
(1)      at the last sale price available to the pricing service approved by the Board of Directors, or
(2)      at the last sale price obtained by the Manager from the report of the principal exchange on which the security is traded at its last trading session on or immediately before the valuation date, or
(3)      at the mean between the "bid" and "asked" prices obtained from the principal exchange on which the security is traded or, on the basis of reasonable inquiry, from two market makers in the security.
         o    Long-term  debt  securities  having a remaining  maturity  in excess of 60 days are valued  based on the mean between the "bid" and "asked" prices  determined by a portfolio  pricing service  approved by the Fund's Board of Directors or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry.
         o    The following  securities are valued at the mean between the "bid" and "asked" prices determined by a pricing service  approved  by the Fund's  Board of  Directors  or  obtained by the  Manager  from two active  market  makers in the security on the basis of reasonable inquiry:
(1)      debt instruments that have a maturity of more than 397 days when issued,
(2)      debt instruments that had a maturity of 397 days or less when issued and have a remaining maturity of more than
                  60 days, and
(3)      non-money market debt instruments that had a maturity of 397 days or less when issued and which have a remaining maturity of 60 days or less.
         o    The following securities are valued at cost, adjusted for amortization of premiums and accretion of discounts:
(1)      money market debt securities held by a non-money market fund that had a maturity of less than 397 days when issued that have a remaining maturity of 60 days or less, and
(2)      debt instruments held by a money market fund that have a remaining maturity of 397 days or less.
         o    Securities (including  restricted  securities) not having  readily-available  market quotations are valued at fair value  determined under the Board's  procedures.  If the Manager is unable to locate two market makers willing to give quotes,  a security  may be priced at the mean  between the "bid" and "asked"  prices  provided by a single  active  market maker (which in certain cases may be the "bid" price if no "asked" price is available).

         In the case of U.S.  government  securities,  mortgage-backed  securities,  corporate bonds and foreign government securities,  when last sale information is not generally  available,  the Manager may use pricing services  approved by the
Board of Directors.  The pricing  service may use "matrix"  comparisons  to the prices for  comparable  instruments  on the basis of  quality,  yield and  maturity.  Other  special  factors  may be involved  (such as the  tax-exempt  status of the interest paid by municipal  securities).  The Manager will monitor the accuracy of the pricing  services.  That  monitoring may include comparing prices used for portfolio valuation to actual sales prices of selected securities.

         The closing prices in the London  foreign  exchange  market on a particular  business day that are provided to the
Manager by a bank,  dealer or pricing  service that the Manager has  determined  to be reliable  are used to value  foreign currency, including forward contracts, and to convert to U.S. dollars securities that are denominated in foreign currency.

         Puts,  calls, and futures are valued at the last sale price on the principal  exchange on which they are traded or on NASDAQ,  as  applicable,  as determined by a pricing  service  approved by the Board of Directors or by the Manager.  If there were no sales that day,  they shall be valued at the last sale  price on the  preceding  trading  day if it is within the spread of the closing "bid" and "asked"  prices on the principal  exchange or on NASDAQ on the valuation  date. If not, the value shall be the closing bid price on the  principal  exchange or on NASDAQ on the  valuation  date. If the put, call or future is not traded on an  exchange  or on NASDAQ,  it shall be valued by the mean  between  "bid" and  "asked"  prices obtained  by the  Manager  from two active  market  makers.  In certain  cases that may be at the "bid" price if no "asked"
price is available.

         When the Fund writes an option,  an amount  equal to the premium  received is included in the Fund's  Statement of
Assets and  Liabilities  as an asset.  An equivalent  credit is included in the liability  section.  The credit is adjusted
("marked-to-market")  to reflect the current market value of the option. In determining the Fund's gain on investments,  if a call or put written by the Fund is  exercised,  the proceeds  are  increased  by the premium  received.  If a call or put written by the Fund expires,  the Fund has a gain in the amount of the premium.  If the Fund enters into a closing purchase transaction,  it will have a gain or loss,  depending on whether the premium received was more or less than the cost of the closing  transaction.  If the Fund  exercises a put it holds,  the amount the Fund  receives on its sale of the  underlying investment is reduced by the amount of premium paid by the Fund.

How to Sell Shares

Information on how to sell shares of the Fund is stated in the Prospectus. The information below provides additional information about the procedures and conditions for redeeming shares.

Reinvestment Privilege.  Within six months of a redemption, a shareholder may reinvest all or part of the redemption proceeds of:
         o    Class A shares purchased subject to an initial sales charge or Class A shares on which a contingent deferred sales charge was paid, or
         o    Class B shares that were subject to the Class B contingent deferred sales charge when redeemed.

         The  reinvestment  may be made  without  sales  charge  only in  Class A shares  of the  Fund or any of the  other
Oppenheimer  funds  into  which  shares of the Fund are  exchangeable  as  described  in "How to  Exchange  Shares"  below.
Reinvestment  will be at the net asset value next computed after the Transfer Agent receives the  reinvestment  order.  The shareholder  must ask the Transfer Agent for that privilege at the time of  reinvestment.  This privilege does not apply to
Class C, Class N or Class Y shares. The Fund may amend,  suspend or cease offering this reinvestment  privilege at any time as to shares redeemed after the date of such amendment, suspension or cessation.

         Any capital gain that was realized when the shares were redeemed is taxable,  and reinvestment  will not alter any capital  gains tax payable on that gain.  If there has been a capital loss on the  redemption,  some or all of the loss may not be tax  deductible,  depending on the timing and amount of the  reinvestment.  Under the Internal  Revenue Code, if the redemption  proceeds of Fund  shares on which a sales  charge was paid are  reinvested  in shares of the Fund or another of the  Oppenheimer  funds within 90 days of payment of the sales charge,  the  shareholder's  basis in the shares of the Fund that were  redeemed may not include the amount of the sales  charge  paid.  That would reduce the loss or increase the gain recognized  from the  redemption.  However,  in that  case the  sales  charge  would  be added to the  basis of the  shares acquired by the reinvestment of the redemption proceeds.

Payments "In Kind".  The  Prospectus  states that payment for shares  tendered for  redemption is ordinarily  made in cash.
However,  the Board of  Directors  of the Fund may  determine  that it would be  detrimental  to the best  interests of the remaining  shareholders  of the Fund to make payment of a  redemption  order  wholly or partly in cash.  In that case,  the
Fund may pay the  redemption  proceeds  in whole or in part by a  distribution  "in  kind" of  liquid  securities  from the portfolio of the Fund, in lieu of cash.

         The Fund has elected to be governed by Rule 18f-1 under the  Investment  Company Act. Under that rule, the Fund is obligated  to redeem  shares  solely in cash up to the lesser of  $250,000  or 1% of the net assets of the Fund  during any
90-day period for any one shareholder.  If shares are redeemed in kind, the redeeming  shareholder might incur brokerage or other costs in selling the securities for cash. The Fund will value  securities  used to pay  redemptions in kind using the same method the Fund uses to value its portfolio  securities  described above under  "Determination of Net Asset Values Per
Share." That valuation will be made as of the time the redemption price is determined.

Involuntary  Redemptions.  The Fund's Board of Directors  has the right to cause the  involuntary  redemption of the shares held in any account if the  aggregate  net asset value of those shares is less than $500 or such lesser amount as the Board may fix. The Board will not cause the  involuntary  redemption  of shares in an account if the aggregate net asset value of such shares has fallen below the stated  minimum  solely as a result of market  fluctuations.  If the Board  exercises this right,  it may also fix the  requirements  for any notice to be given to the  shareholders  in  question  (not less than 30 days). The Board may  alternatively  set  requirements  for the shareholder to increase the investment,  or set other terms and conditions so that the shares would not be involuntarily redeemed.

Transfers of Shares.  A transfer of shares to a different  registration  is not an event that triggers the payment of sales charges.  Therefore,  shares are not subject to the payment of a contingent  deferred sales charge of any class at the time of  transfer  to the name of  another  person or  entity.  It does not  matter  whether  the  transfer  occurs by  absolute assignment,  gift or bequest,  as long as it does not involve,  directly or indirectly,  a public sale of the shares.  When shares subject to a contingent  deferred sales charge are  transferred,  the transferred  shares will remain subject to the contingent  deferred sales charge.  It will be calculated as if the  transferee  shareholder  had acquired the  transferred shares in the same manner and at the same time as the transferring shareholder.

         If less than all shares held in an account are  transferred,  and some but not all shares in the account  would be subject to a  contingent  deferred  sales  charge if redeemed at the time of  transfer,  the  priorities  described  in the
Prospectus  under "How to Buy Shares"  for the  imposition  of the Class B, Class C or Class N  contingent  deferred  sales charge will be followed in determining the order in which shares are transferred.

Sending  Redemption  Proceeds by Wire. The wire of redemption  proceeds may be delayed if the Fund's  custodian bank is not open for business on a day when the Fund would  normally  authorize  the wire to be made,  which is usually the Fund's next regular  business day following the redemption.  In those  circumstances,  the wire will not be transmitted  until the next bank  business day on which the Fund is open for  business.  No dividends  will be paid on the proceeds of redeemed  shares awaiting transfer by wire.

Distributions  From  Retirement  Plans.  Requests  for  distributions  from   OppenheimerFunds-sponsored   IRAs,  403(b)(7)
custodial  plans,  401(k) plans or pension or  profit-sharing  plans  should be  addressed  to  "Trustee,  OppenheimerFunds
Retirement  Plans," c/o the Transfer  Agent at its address  listed in "How To Sell Shares" in the Prospectus or on the back cover of this Statement of Additional Information.  The request must

(1)      state the reason for the distribution;
(2)      state the owner's awareness of tax penalties if the distribution is premature; and
(3)      conform to the requirements of the plan and the Fund's other redemption requirements.

         Participants  (other than self-employed  persons) in  OppenheimerFunds-sponsored  pension or profit-sharing  plans with  shares  of the Fund  held in the name of the plan or its  fiduciary  may not  directly  request  redemption  of their accounts.  The plan administrator or fiduciary must sign the request.

         Distributions  from  pension and profit  sharing  plans are  subject to special  requirements  under the  Internal
Revenue Code and certain  documents  (available  from the Transfer  Agent) must be completed  and submitted to the Transfer
Agent before the distribution  may be made.  Distributions  from retirement  plans are subject to withholding  requirements under the Internal  Revenue Code, and IRS Form W-4P  (available  from the Transfer Agent) must be submitted to the Transfer
Agent with the  distribution  request,  or the  distribution  may be  delayed.  Unless the  shareholder  has  provided  the
Transfer Agent with a certified tax  identification  number,  the Internal  Revenue Code requires that tax be withheld from any distribution  even if the shareholder  elects not to have tax withheld.  The Fund, the Manager,  the  Distributor,  and the Transfer Agent assume no  responsibility  to determine  whether a  distribution  satisfies the conditions of applicable tax laws and will not be responsible for any tax penalties assessed in connection with a distribution.

Special  Arrangements  for  Repurchase  of Shares  from  Dealers  and  Brokers.  The  Distributor  is the  Fund's  agent to repurchase its shares from authorized  dealers or brokers on behalf of their customers.  Shareholders  should contact their broker or dealer to arrange  this type of  redemption.  The  repurchase  price per share  will be the net asset  value next computed after the Distributor  receives an order placed by the dealer or broker.  However,  if the Distributor  receives a repurchase  order from a dealer or broker  after the close of The New York Stock  Exchange  on a regular  business  day, it will be processed at that day's net asset value if the order was received by the dealer or broker from its customers  prior to the time the Exchange  closes.  Normally,  the Exchange closes at 4:00 P.M., but may do so earlier on some days.  Additionally,  the order must have been  transmitted to and received by the Distributor  prior to its close of business that day (normally 5:00 P.M.).

         Ordinarily,  for accounts  redeemed by a  broker-dealer  under this  procedure,  payment will be made within three business days after the shares have been redeemed upon the Distributor's  receipt of the required  redemption  documents in proper form. The signature(s) of the registered  owners on the redemption  documents must be guaranteed as described in the
Prospectus.

Automatic  Withdrawal and Exchange  Plans.  Investors  owning shares of the Fund valued at $5,000 or more can authorize the
Transfer  Agent to redeem shares (having a value of at least $50)  automatically  on a monthly,  quarterly,  semi-annual or annual basis under an Automatic  Withdrawal  Plan.  Shares will be redeemed three business days prior to the date requested by the  shareholder  for  receipt of the  payment.  Automatic  withdrawals  of up to $1,500 per month may be  requested  by telephone if payments are to be made by check  payable to all  shareholders  of record.  Payments  must also be sent to the address of record for the account and the address must not have been  changed  within the prior 30 days.  Required  minimum distributions from OppenheimerFunds-sponsored retirement plans may not be arranged on this basis.

         Payments are normally made by check, but shareholders having AccountLink  privileges (see "How To Buy Shares") may arrange to have Automatic  Withdrawal Plan payments  transferred to the bank account designated on the Account  Application or by  signature-guaranteed  instructions  sent  to the  Transfer  Agent.  Shares  are  normally  redeemed  pursuant  to an
Automatic  Withdrawal Plan three business days before the payment  transmittal date you select in the Account  Application.
If a  contingent  deferred  sales  charge  applies to the  redemption,  the amount of the check or payment  will be reduced accordingly.

         The Fund  cannot  guarantee  receipt of a payment on the date  requested.  The Fund  reserves  the right to amend, suspend or  discontinue  offering  these plans at any time without  prior notice.  Because of the sales charge  assessed on
Class A share purchases,  shareholders  should not make regular  additional Class A share purchases while  participating in an Automatic  Withdrawal Plan. Class B, Class C and Class N shareholders should not establish  withdrawal plans, because of the imposition of the  contingent  deferred sales charge on such  withdrawals  (except where the contingent  deferred sales charge is waived as described in Appendix C to this Statement of Additional Information.)
         By requesting an Automatic  Withdrawal or Exchange Plan, the  shareholder  agrees to the terms and conditions that apply  to such  plans,  as  stated  below.  These  provisions  may be  amended  from  time to time by the Fund  and/or  the
Distributor.  When adopted, any amendments will automatically apply to existing Plans.

|X|      Automatic  Exchange Plans.  Shareholders can authorize the Transfer Agent to exchange a  pre-determined  amount of shares of the Fund for  shares (of the same  class) of other  Oppenheimer  funds  automatically  on a  monthly,  quarterly, semi-annual  or annual  basis under an  Automatic  Exchange  Plan.  The minimum  amount that may be exchanged to each other fund  account  is $25.  Instructions  should  be  provided  on the  OppenheimerFunds  application  or  signature-guaranteed instructions.  Exchanges  made under these plans are subject to the  restrictions  that apply to  exchanges as set forth in
"How to Exchange Shares" in the Prospectus and below in this Statement of Additional Information.

         |X|  Automatic  Withdrawal  Plans. Fund shares will be redeemed as necessary to meet withdrawal  payments.  Shares acquired  without a sales charge will be redeemed  first.  Shares  acquired  with  reinvested  dividends  and capital gains distributions  will be redeemed  next,  followed by shares  acquired with a sales charge,  to the extent  necessary to make withdrawal payments.  Depending upon the amount withdrawn,  the investor's  principal may be depleted.  Payments made under these plans should not be considered as a yield or income on your investment.

         The Transfer Agent will administer the investor's  Automatic  Withdrawal Plan as agent for the shareholder(s) (the
"Planholder")  who executed the Plan  authorization and application  submitted to the Transfer Agent.  Neither the Fund nor the Transfer  Agent shall incur any liability to the  Planholder for any action taken or not taken by the Transfer Agent in good faith to administer  the Plan.  Share  certificates  will not be issued for shares of the Fund  purchased for and held under the Plan,  but the Transfer  Agent will credit all such shares to the account of the Planholder on the records of the
Fund.  Any share  certificates  held by a Planholder  may be  surrendered  unendorsed  to the Transfer  Agent with the Plan application so that the shares represented by the certificate may be held under the Plan.

         For accounts subject to Automatic  Withdrawal  Plans,  distributions of capital gains must be reinvested in shares of the Fund,  which will be done at net asset value  without a sales  charge.  Dividends  on shares held in the account may be paid in cash or reinvested.

         Shares will be redeemed to make withdrawal  payments at the net asset value per share determined on the redemption date.  Checks or AccountLink  payments  representing the proceeds of Plan  withdrawals  will normally be transmitted  three business  days prior to the date selected for receipt of the payment,  according to the choice  specified in writing by the
Planholder. Receipt of payment on the date selected cannot be guaranteed.

         The  amount  and the  interval  of  disbursement  payments  and the  address  to which  checks are to be mailed or
AccountLink  payments are to be sent may be changed at any time by the  Planholder  by writing to the Transfer  Agent.  The
Planholder  should allow at least two weeks' time after mailing such  notification  for the  requested  change to be put in effect.  The  Planholder  may, at any time,  instruct the Transfer  Agent by written  notice to redeem all, or any part of, the  shares  held  under  the  Plan.  That  notice  must be in  proper  form in  accordance  with the  requirements  of the then-current  Prospectus of the Fund. In that case,  the Transfer  Agent will redeem the number of shares  requested at the net asset value per share in effect and will mail a check for the proceeds to the Planholder.

         The  Planholder  may  terminate  a Plan at any time by  writing  to the  Transfer  Agent.  The Fund may also  give directions to the Transfer  Agent to terminate a Plan.  The Transfer  Agent will also  terminate a Plan upon its receipt of evidence  satisfactory to it that the Planholder has died or is legally  incapacitated.  Upon  termination of a Plan by the
Transfer  Agent or the Fund,  shares that have not been  redeemed  will be held in  uncertificated  form in the name of the
Planholder.  The  account  will  continue  as a  dividend-reinvestment,  uncertificated  account  unless  and until  proper instructions are received from the Planholder, his or her executor or guardian, or another authorized person.
         To use shares held under the Plan as collateral for a debt,  the  Planholder may request  issuance of a portion of the shares in certificated  form.  Upon written  request from the Planholder,  the Transfer Agent will determine the number of shares for which a  certificate  may be issued  without  causing the  withdrawal  checks to stop.  However,  should such uncertificated shares become exhausted, Plan withdrawals will terminate.

         If the  Transfer  Agent  ceases  to act as  transfer  agent for the Fund,  the  Planholder  will be deemed to have appointed any successor transfer agent to act as agent in administering the Plan.

How to Exchange Shares

         As stated in the Prospectus, shares of a particular class of Oppenheimer funds having more than one class of shares may be exchanged only for shares of the same class of other Oppenheimer funds.  Shares of Oppenheimer funds that have a single class without a class designation are deemed "Class A" shares for this purpose. You can obtain a current list showing which funds offer which classes by calling the Distributor at 1.800.525.7048.
o        All of the Oppenheimer funds currently offer Class A, B and C shares except Oppenheimer Money Market Fund, Inc.,
     Centennial Money Market Trust, Centennial Tax Exempt Trust,

     Centennial Government Trust, Centennial New York Tax Exempt Trust, Centennial California Tax Exempt Trust, and
     Centennial America Fund, L.P., which only offer Class A shares.
o        Class B, Class C and Class N shares of Oppenheimer Cash Reserves are generally available only by exchange from the same class of shares of other Oppenheimer funds or through OppenheimerFunds-sponsored 401(k) plans.
o        Only certain Oppenheimer funds currently offer Class Y shares. Class Y shares of Oppenheimer Real Asset Fund may not be exchanged for shares of any other fund.
o        Only certain Oppenheimer funds currently offer Class N shares, which are only offered to retirement plans as described in the Prospectus. Class N shares can be exchanged only for Class N shares of other Oppenheimer funds.
o        Class M shares of Oppenheimer Convertible Securities Fund may be exchanged only for Class A shares of other
     Oppenheimer funds. They may not be acquired by exchange of shares of any class of any other Oppenheimer funds except
     Class A shares of Oppenheimer Money Market Fund or Oppenheimer Cash Reserves acquired by exchange of Class M shares.
o        Class A shares of Senior Floating Rate Fund are not available by exchange of Class A shares of other Oppenheimer funds. Class A shares of Senior Floating Rate Fund that are exchanged for shares of the other Oppenheimer funds may not be exchanged back for Class A shares of Senior Floating Rate Fund.
o        Class X shares of Limited Term New York Municipal Fund can be exchanged only for Class B shares of other
     Oppenheimer funds and no exchanges may be made to Class X shares.
o        Shares of Oppenheimer Capital Preservation Fund may not be exchanged for shares of Oppenheimer Money Market Fund,
     Inc., Oppenheimer Cash Reserves or Oppenheimer Limited-Term Government Fund.  Only participants in certain retirement plans may purchase shares of Oppenheimer Capital Preservation Fund, and only those participants may exchange shares of other Oppenheimer funds for shares of Oppenheimer Capital Preservation Fund.
o        Class A shares of Oppenheimer Senior Floating Rate Fund are not available by exchange of shares of Oppenheimer
     Money Market Fund or Class A shares of Oppenheimer Cash Reserves. If any Class A shares of another Oppenheimer fund that are exchanged for Class A shares of Oppenheimer Senior Floating Rate Fund are subject to the Class A contingent deferred sales charge of the other Oppenheimer fund at the time of exchange, the holding period for that Class A contingent deferred sales charge will carry over to the Class A shares of Oppenheimer Senior Floating Rate Fund acquired in the exchange. The Class A shares of Oppenheimer Senior Floating Rate Fund acquired in that exchange will be subject to the Class A Early Withdrawal Charge of Oppenheimer Senior Floating Rate Fund if they are repurchased before the expiration of the holding period.
o        Class A, Class B, Class C and Class Y Shares of Oppenheimer Select Managers Mercury Advisors SandP Index Fund and
     Oppenheimer Select Managers QM Active Balanced Fund are only available to retirement plans and are available only by exchange from the same class of shares of other Oppenheimer funds held by retirement plans.

         Class A shares of  Oppenheimer  funds may be  exchanged  at net asset  value for shares of any money  market  fund offered by the  Distributor.  Shares of any money market fund purchased  without a sales charge may be exchanged for shares of  Oppenheimer  funds  offered  with a sales charge upon  payment of the sales  charge.  They may also be used to purchase shares of Oppenheimer funds subject to an early withdrawal charge or contingent deferred sales charge.

         Shares of Oppenheimer Money Market Fund, Inc. purchased with the redemption proceeds of shares of other mutual funds (other than funds managed by the Manager or its subsidiaries) redeemed within the 30 days prior to that purchase may subsequently be exchanged for shares of other Oppenheimer funds without being subject to an initial sales charge or contingent deferred sales charge. To qualify for that privilege, the investor or the investor's dealer must notify the
Distributor of eligibility for this privilege at the time the shares of Oppenheimer Money Market Fund, Inc. are purchased.  If requested, they must supply proof of entitlement to this privilege.

         Shares of the Fund acquired by reinvestment of dividends or distributions from any of the other Oppenheimer funds or from any unit investment trust for which reinvestment arrangements have been made with the Distributor may be exchanged at net asset value for shares of any of the Oppenheimer funds.

         The Fund may amend,  suspend or terminate the exchange  privilege at any time.  Although the Fund may impose these changes at any time,  it will  provide you with  notice of those  changes  whenever  it is required to do so by  applicable law. It may be required to provide 60 days notice prior to  materially  amending or  terminating  the  exchange  privilege.
That 60 day notice is not required in extraordinary circumstances.

         How  Exchanges  Affect  Contingent  Deferred  Sales  Charges.  No contingent  deferred  sales charge is imposed on exchanges of shares of any class  purchased  subject to a contingent  deferred sales charge.  However,  when Class A shares acquired  by exchange of Class A shares of other  Oppenheimer  funds  purchased  subject to a Class A  contingent  deferred sales  charge are  redeemed  within 18 months of the end of the  calendar  month of the initial  purchase of the  exchanged
Class A shares,  the Class A contingent  deferred  sales charge is imposed on the redeemed  shares.  The Class B contingent deferred  sales  charge is  imposed on Class B shares  acquired  by  exchange  if they are  redeemed  within 6 years of the initial  purchase of the  exchanged  Class B shares.  The Class C  contingent  deferred  sales charge is imposed on Class C shares  acquired by exchange  if they are  redeemed  within 12 months of the  initial  purchase  of the  exchanged  Class C shares.  With respect to Class N shares, a 1% contingent  deferred sales charge will be imposed if the retirement plan (not including IRAs and 403(b) plans) is terminated or Class N shares of all  Oppenheimer  funds are terminated as an investment option of the plan and Class N shares are redeemed  within 18 months  after the plan's first  purchase of Class N shares of any Oppenheimer  fund or with respect to an individual  retirement plan or 403(b) plan,  Class N shares are redeemed within
18 months of the plan's first purchase of Class N shares of any Oppenheimer fund.

         When Class B, Class C or Class N shares are redeemed to effect an exchange,  the  priorities  described in "How To
Buy Shares" in the  Prospectus  for the  imposition  of the Class B, the Class C or the Class N contingent  deferred  sales charge  will be  followed  in  determining  the  order in  which  the  shares  are  exchanged.  Before  exchanging  shares, shareholders  should take into  account how the  exchange  may affect any  contingent  deferred  sales charge that might be imposed in the subsequent redemption of remaining shares.

                  |_| Limits on Multiple  Exchange  Orders.  The Fund  reserves  the right to reject  telephone  or written exchange requests submitted in bulk by anyone on behalf of more than one account.  The Fund may accept  requests  for  exchanges  of up to 50 accounts per day from  representatives  of  authorized dealers that qualify for this privilege.

              |_| Telephone  Exchange  Requests.  When exchanging shares by telephone,  a shareholder must have an existing account in the fund to which the exchange is to be made.  Otherwise,  the  investors  must obtain a Prospectus of that fund before the exchange  request may be submitted.  If all  telephone  lines are busy (which might occur,  for example,  during periods of substantial  market  fluctuations),  shareholders  might not be able to request exchanges by telephone and would have to submit written exchange requests.

              |_| Processing  Exchange  Requests.  Shares to be  exchanged  are  redeemed on the regular  business  day the
Transfer Agent receives an exchange  request in proper form (the  "Redemption  Date").  Normally,  shares of the fund to be acquired are purchased on the  Redemption  Date,  but such purchases may be delayed by either fund up to five business days if it determines that it would be  disadvantaged  by an immediate  transfer of the redemption  proceeds.  The Fund reserves the right, in its  discretion,  to refuse any exchange  request that may  disadvantage  it. For example,  if the receipt of multiple  exchange  requests from a dealer might require the  disposition  of portfolio  securities at a time or at a price that might be  disadvantageous  to the Fund, the Fund may refuse the request.  When you exchange some or all of your shares from one fund to another,  any special account feature such as an Asset Builder Plan or Automatic  Withdrawal Plan, will be switched  to the new fund  account  unless  you tell the  Transfer  Agent not to do so.  However,  special  redemption  and exchange  features  such as Automatic  Exchange  Plans and Automatic  Withdrawal  Plans cannot be switched to an account in
Oppenheimer Senior Floating Rate Fund.

         In connection with any exchange  request,  the number of shares exchanged may be less than the number requested if the exchange or the number  requested  would  include  shares  subject to a  restriction  cited in the  Prospectus  or this
Statement of Additional  Information,  or would include shares covered by a share certificate that is not tendered with the request.  In those cases, only the shares available for exchange without restriction will be exchanged.

         The different Oppenheimer funds available for exchange have different investment  objectives,  policies and risks.
A shareholder  should assure that the fund selected is  appropriate  for his or her  investment  and should be aware of the tax  consequences of an exchange.  For federal income tax purposes,  an exchange  transaction is treated as a redemption of shares  of one fund and a  purchase  of shares of  another.  "Reinvestment  Privilege,"  above,  discusses  some of the tax consequences of reinvestment of redemption  proceeds in such cases. The Fund, the  Distributor,  and the Transfer Agent are
unable to provide  investment,  tax or legal advice to a shareholder  in connection  with an exchange  request or any other investment transaction.

Dividends, Capital Gains and Taxes

Dividends  and  Distributions.  The Fund has no fixed  dividend rate and there can be no assurance as to the payment of any dividends or the  realization of any capital  gains.  The dividends and  distributions  paid by a class of shares will vary from time to time depending on market conditions,  the composition of the Fund's portfolio,  and expenses borne by the Fund or borne  separately by a class.  Dividends are  calculated in the same manner,  at the same time,  and on the same day for each class of shares.  However,  dividends on Class B, Class C and Class N shares are  expected to be lower than  dividends on Class A and Class Y shares.  That is  because  of the  effect of the  asset-based  sales  charge on Class B, Class C and
Class N shares.  Those  dividends  will also differ in amount as a consequence of any difference in the net asset values of the different classes of shares.

         Dividends,  distributions  and proceeds of the  redemption of Fund shares  represented  by checks  returned to the
Transfer Agent by the Postal Service as  undeliverable  will be invested in shares of Oppenheimer  Money Market Fund,  Inc.
Reinvestment  will be made as promptly as possible  after the return of such checks to the  Transfer  Agent,  to enable the investor to earn a return on otherwise idle funds.  Unclaimed  accounts may be subject to state  escheatment  laws, and the
Fund and the Transfer Agent will not be liable to shareholders or their  representatives  for compliance with those laws in good faith.

Tax Status of the Fund's  Dividends  and  Distributions.  The federal tax  treatment  of the Fund's  dividends  and capital gains distributions is briefly highlighted in the Prospectus.

         Special  provisions  of the  Internal  Revenue  Code  govern  the  eligibility  of the  Fund's  dividends  for the dividends-received  deduction for corporate  shareholders.  Long-term capital gains  distributions are not eligible for the deduction.  The amount of  dividends  paid by the Fund that may  qualify  for the  deduction  is  limited to the  aggregate amount of  qualifying  dividends  that the Fund derives  from  portfolio  investments  that the Fund has held for a minimum period,  usually 46 days. A corporate  shareholder  will not be eligible for the deduction on dividends paid on Fund shares held for 45 days or less.  To the extent  the  Fund's  dividends  are  derived  from gross  income  from  option  premiums, interest  income or short-term  gains from the sale of securities or dividends from foreign  corporations,  those dividends will not qualify for the deduction.

         Under the Internal Revenue Code, by December 31 each year, the Fund must distribute 98% of its taxable  investment income  earned from  January 1 through  December 31 of that year and 98% of its capital  gains  realized in the period from
November 1 of the prior year  through  October 31 of the current  year.  If it does not, the Fund must pay an excise tax on the amounts not distributed.  It is presently  anticipated that the Fund will meet those requirements.  However,  the Board of Directors and the Manager might  determine in a particular  year that it would be in the best interests of  shareholders for the Fund  not to make  such  distributions  at the  required  levels  and to pay the  excise  tax on the  undistributed amounts. That would reduce the amount of income or capital gains available for distribution to shareholders.

         The Fund intends to qualify as a "regulated  investment  company"  under the  Internal  Revenue Code  (although it reserves  the right not to  qualify).  That  qualification  enables  the Fund to "pass  through"  its income  and  realized capital  gains to  shareholders  without  having to pay tax on them.  This  avoids a double tax on that  income and capital gains,  since  shareholders  normally  will be taxed on the  dividends and capital gains they receive from the Fund (unless the  Fund's  shares  are held in a  retirement  account or the  shareholder  is  otherwise  exempt  from tax).  If the Fund qualifies as a "regulated  investment  company"  under the Internal  Revenue Code, it will not be liable for federal income taxes on amounts paid by it as dividends and  distributions.  The Fund qualified as a regulated  investment  company in its last fiscal year.  The Internal  Revenue Code contains a number of complex tests relating to  qualification  which the Fund might not meet in any  particular  year.  If it did not so  qualify,  the Fund  would be  treated  for tax  purposes  as an ordinary corporation and receive no tax deduction for payments made to shareholders.

         If prior  distributions made by the Fund must be re-characterized as a non-taxable return of capital at the end of the fiscal year as a result of the effect of the Fund's  investment  policies,  they will be  identified as such in notices sent to shareholders.

Dividend  Reinvestment in Another Fund.  Shareholders of the Fund may elect to reinvest all dividends  and/or capital gains distributions in shares of the same class of any of the other  Oppenheimer  funds listed above.  Reinvestment  will be made without  sales  charge at the net asset  value per share in  effect at the close of  business  on the  payable  date of the dividend or  distribution.  To elect this option,  the shareholder  must notify the Transfer Agent in writing and must have an existing  account in the fund selected for  reinvestment.  Otherwise the shareholder  first must obtain a prospectus for that fund and an application from the Distributor to establish an account.  Dividends and/or  distributions  from shares of certain other  Oppenheimer  funds (other than Oppenheimer Cash Reserves) may be invested in shares of this Fund on the same basis.

Additional Information About the Fund

The Distributor.  The Fund's shares are sold through dealers,  brokers and other financial  institutions  that have a sales agreement with  OppenheimerFunds  Distributor,  Inc., a subsidiary of the Manager that acts as the Fund's Distributor.  The
Distributor  also  distributes  shares of the  other  Oppenheimer  funds and is  sub-distributor  for  funds  managed  by a subsidiary of the Manager.

The  Transfer  Agent.  OppenheimerFunds  Services,  the  Fund's  Transfer  Agent,  is a  division  of  the  Manager.  It is responsible for maintaining the Fund's shareholder  registry and shareholder  accounting records,  and for paying dividends and distributions to shareholders.  It also handles shareholder  servicing and administrative  functions.  It serves as the
Transfer  Agent for an annual per  account  fee.  It also acts as  shareholder  servicing  agent for the other  Oppenheimer funds.  Shareholders  should  direct  inquiries  about their  accounts to the Transfer  Agent at the address and  toll-free numbers shown on the back cover.

The  Custodian  Bank.  The  Bank  of  New  York  is  the  custodian  bank  of  the  Fund's  assets.  The  custodian  bank's responsibilities  include  safeguarding and controlling the Fund's  portfolio  securities and handling the delivery of such securities  to and  from  the  Fund.  It will be the  practice  of the Fund to deal  with  the  custodian  bank in a manner uninfluenced  by any banking  relationship  the  custodian  bank may have with the Manager and its  affiliates.  The Fund's cash  balances  with the  custodian  bank in excess of $100,000  are not  protected  by federal  deposit  insurance.  Those uninsured balances at times may be substantial.

Independent  Auditors  Deloitte and Touche,  LLP are the independent  auditors of the Fund.  They audit the Fund's  financial statements  and perform  other related  audit  services.  They also act as auditors for the Manager and certain other funds advised by the Manager and its affiliates.

A-5

                                                        Appendix A

                                                    RATINGS DEFINITIONS

Below are summaries of the rating definitions used by the nationally-recognized rating agencies listed below. Those ratings represent the opinion of the agency as to the credit quality of issues that they rate. The summaries below are based upon publicly-available information provided by the rating organizations.

Moody's Investors Service, Inc.
---------------------------------------------------------------------------------------------------------------------------

Long-Term (Taxable) Bond Ratings

Aaa: Bonds rated "Aaa" are judged to be the best quality. They carry the smallest degree of investment risk.  Interest payments are protected by a large or by an exceptionally stable margin and principal is secure.  While the various protective elements are likely to change, the changes that can be expected are most unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group, they comprise what are generally known as high-grade bonds.  They are rated lower than the best bonds because margins of protection may not be as large as with "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than that of "Aaa" securities.

A: Bonds rated "A" possess many favorable investment attributes and are to be considered as upper-medium grade obligations.  Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa: Bonds rated "Baa" are considered medium-grade obligations; that is, they are neither highly protected nor poorly secured.  Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and have speculative characteristics as well.

Ba: Bonds rated "Ba" are judged to have speculative elements. Their future cannot be considered well-assured.  Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future.  Uncertainty of position characterizes bonds in this class.

B: Bonds rated "B" generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa: Bonds rated "Caa" are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca: Bonds rated "Ca" represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C:  Bonds rated "C" are the lowest class of rated bonds and can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Con. (...):  Bonds for which the security  depends on the  completion of some act or the  fulfillment  of some  condition are rated  conditionally.  These bonds are secured by (a)  earnings of projects  under  construction,  (b) earnings of projects unseasoned in operating  experience,  (c) rentals that begin when  facilities are completed,  or (d) payments to which some other  limiting  condition  attaches.  The  parenthetical  rating  denotes  probable  credit  stature  upon  completion  of construction or elimination of the basis of the condition.

Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from "Aa" through "Caa." The modifier "1" indicates that the obligation ranks in the higher end of its generic rating category; the modifier "2"
indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of that generic rating category.
Advanced refunded issues that are secured by certain assets are identified with a # symbol.

Short-Term Ratings - Taxable Debt

These ratings apply to the ability of issuers to honor senior debt obligations having an original maturity not exceeding one year:

Prime-1: Issuer has a superior ability for repayment of senior short-term debt obligations.

Prime-2: Issuer has a strong ability for repayment of senior short-term debt obligations. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3: Issuer has an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Not Prime: Issuer does not fall within any Prime rating category.

Standard and Poor's Rating Services
---------------------------------------------------------------------------------------------------------------------------

Long-Term Credit Ratings

AAA:  Bonds  rated  "AAA" have the  highest  rating  assigned  by  Standard and Poor's.  The  obligor's  capacity to meet its financial commitment on the obligation is extremely strong.

AA: Bonds rated "AA" differ from the highest rated  obligations  only in small degree.  The obligor's  capacity to meet its financial commitment on the obligation is very strong.

A: Bonds  rated "A" are  somewhat  more  susceptible  to the  adverse  effects of changes  in  circumstances  and  economic conditions than obligations in higher-rated  categories.  However,  the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB:  Bonds  rated  "BBB"  exhibit  adequate  protection  parameters.  However,  adverse  economic  conditions  or changing circumstances  are more  likely to lead to a weakened  capacity  of the  obligor to meet its  financial  commitment  on the obligation.

BB, B, CCC, CC, and C

Bonds rated "BB", "B", "CCC", "CC" and "C" are regarded as having significant speculative  characteristics.  "BB" indicates the least degree of speculation,  and "C" the highest.  While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.
BB: Bonds rated "BB" are less vulnerable to nonpayment than other  speculative  issues.  However,  these face major ongoing uncertainties  or  exposure  to adverse  business,  financial,  or economic  conditions  which could lead to the  obligor's inadequate capacity to meet its financial commitment on the obligation.

B: Bonds rated "B" are more  vulnerable  to  nonpayment  than  obligations  rated "BB",  but the obligor  currently has the capacity to meet its financial  commitment on the obligation.  Adverse  business,  financial,  or economic  conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC: Bonds rated "CCC" are currently vulnerable to nonpayment,  and are dependent upon favorable business,  financial,  and economic conditions for the obligor to meet its financial  commitment on the obligation.  In the event of adverse business, financial or economic  conditions,  the obligor is not likely to have the capacity to meet its financial  commitment on the obligation.

CC:  Bonds rated "CC" are currently highly vulnerable to nonpayment.

C: A subordinated  debt or preferred  stock  obligation  rated "C" is currently  highly  vulnerable to nonpayment.  The "C"
rating may be used to cover a situation  where a bankruptcy  petition has been filed or similar action has been taken,  but payments on this  obligation  are being  continued.  A "C" also will be  assigned to a preferred  stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

D: Bonds rated "D" are in default.  Payments on the  obligation  are not being made on the date due even if the  applicable grace period has not  expired,  unless  Standard  and Poor's  believes  that such  payments  will be made during such grace period.  The "D" rating will also be used upon the filing of a  bankruptcy  petition  or the taking of a similar  action if payments on an obligation are jeopardized.

The ratings from "AA" to "CCC" may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories. The "r" symbol is attached to the ratings of instruments with significant noncredit risks.

Short-Term Issue Credit Ratings

A-1: Obligation is rated in the highest category. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, a plus (+) sign designation indicates the obligor's capacity to meet its financial obligation is extremely strong.

A-2:  Obligation is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3: Obligation exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: Obligation is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation. However, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C: Obligation is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: Obligation is in payment default. Payments on the obligation have not been made on the due date even if the applicable grace period has not expired, unless Standard and Poor's believes that such payments will be made during such grace period. The "D" rating will also be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Fitch, Inc.
---------------------------------------------------------------------------------------------------------------------------

International Long-Term Credit Ratings

Investment Grade:
AAA: Highest Credit Quality. "AAA" ratings denote the lowest expectation of credit risk. They are assigned only in the case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very High Credit Quality. "AA" ratings denote a very low expectation of credit risk. They indicate a very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High Credit Quality. "A" ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB: Good Credit Quality. "BBB" ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade:

BB: Speculative. "BB" ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time. However, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B: Highly Speculative. "B" ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met. However, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC C: High Default Risk.  Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A "CC" rating indicates that default of some kind appears probable. "C" ratings signal imminent default.

DDD, DD, and D: Default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. "DDD" obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. "DD" indicates potential recoveries in the range of 50%-90%, and "D" the lowest recovery potential, i.e., below 50%.

Entities rated in this category have defaulted on some or all of their obligations. Entities rated "DDD" have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated "DD" and "D" are generally undergoing a formal reorganization or liquidation process; those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated "D" have a poor prospect for repaying all obligations.
Plus (+) and minus (-) signs may be appended to a rating symbol to denote relative status within the major rating categories.  Plus and minus signs are not added to the "AAA" category or to categories below "CCC," nor to short-term ratings other than "F1" (see below).

International Short-Term Credit Ratings

F1:  Highest credit quality. Strongest capacity for timely payment of financial commitments. May have an added "+" to denote any exceptionally strong credit feature.

F2:   Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of higher ratings.

F3:   Fair credit quality. Capacity for timely payment of financial commitments is adequate. However, near-term adverse changes could result in a reduction to non-investment grade.

B:    Speculative. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

C:      High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

D:     Default. Denotes actual or imminent payment default.

B-1

                                                        Appendix B

---------------------------------------------------------------------------------------------------------------------------
                                              Industry Classifications
---------------------------------------------------------------------------------------------------------------------------

Aerospace/Defense                                           Food and Drug Retailers
Air Transportation                                          Gas Utilities
Asset-Backed                                                Health Care/Drugs
Auto Parts and Equipment                                    Health Care/Supplies and Services
Automotive                                                  Homebuilders/Real Estate
Bank Holding Companies                                      Hotel/Gaming
Banks                                                       Industrial Services
Beverages                                                   Information Technology
Broadcasting                                                Insurance
Broker-Dealers                                              Leasing and Factoring
Building Materials                                          Leisure
Cable Television                                            Manufacturing
Chemicals                                                   Metals/Mining
Commercial Finance                                          Nondurable Household Goods
Communication Equipment                                     Office Equipment
Computer Hardware                                           Oil - Domestic
Computer Software                                           Oil - International
Conglomerates                                               Paper
Consumer Finance                                            Photography
Consumer Services                                           Publishing
Containers                                                  Railroads and Truckers
Convenience Stores                                          Restaurants
Department Stores                                           Savings and Loans
Diversified Financial                                       Shipping
Diversified Media                                           Special Purpose Financial
Drug Wholesalers                                            Specialty Printing
Durable Household Goods                                     Specialty Retailing
Education                                                   Steel
Electric Utilities                                          Telecommunications - Long Distance
Electrical Equipment                                        Telephone - Utility
Electronics                                                 Textile, Apparel and Home Furnishings
Energy Services                                             Tobacco
Entertainment/Film                                          Trucks and Parts
Environmental                                               Wireless Services
Food

                                                            C-2
                                                        Appendix C

                              OppenheimerFunds Special Sales Charge Arrangements and Waivers

In certain cases, the initial sales charge that applies to purchases of Class A shares2 of the Oppenheimer funds or the contingent deferred sales charge that may apply to Class A, Class B or Class C shares may be waived.3  That is because of the economies of sales efforts realized by OppenheimerFunds Distributor, Inc., (referred to in this document as the
"Distributor"), or by dealers or other financial institutions that offer those shares to certain classes of investors.

Not all waivers apply to all funds. For example, waivers relating to Retirement Plans do not apply to Oppenheimer municipal funds, because shares of those funds are not available for purchase by or on behalf of retirement plans. Other waivers apply only to shareholders of certain funds.

For the purposes of some of the waivers described below and in the Prospectus and Statement of Additional Information of
the applicable Oppenheimer funds, the term "Retirement Plan" refers to the following types of plans:
(1)      plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code,
(2)      non-qualified deferred compensation plans,
(3)      employee benefit plans4
(4)      Group Retirement Plans5
(5)      403(b)(7) custodial plan accounts
(6)      Individual Retirement Accounts ("IRAs"), including traditional IRAs, Roth IRAs, SEP-IRAs, SARSEPs or SIMPLE plans

The interpretation of these provisions as to the applicability of a special arrangement or waiver in a particular case is in the sole discretion of the Distributor or the transfer agent (referred to in this document as the "Transfer Agent") of the particular Oppenheimer fund. These waivers and special arrangements may be amended or terminated at any time by a particular fund, the Distributor, and/or OppenheimerFunds, Inc. (referred to in this document as the "Manager").

Waivers that apply at the time shares are redeemed must be requested by the shareholder and/or dealer in the redemption request.

I.                          Applicability of Class A Contingent Deferred Sales Charges in Certain Cases

Purchases of Class A Shares of Oppenheimer Funds That Are Not Subject to Initial Sales Charge but May Be Subject to the
Class A Contingent Deferred Sales Charge (unless a waiver applies).

         There is no initial sales charge on purchases of Class A shares of any of the Oppenheimer funds in the cases listed below. However, these purchases may be subject to the Class A contingent deferred sales charge if redeemed within
18 months of the end of the calendar month of their purchase, as described in the Prospectus (unless a waiver described elsewhere in this Appendix applies to the redemption). Additionally, on shares purchased under these waivers that are subject to the Class A contingent deferred sales charge, the Distributor will pay the applicable concession described in the Prospectus under "Class A Contingent Deferred Sales Charge."6 This waiver provision applies to:
-        Purchases of Class A shares aggregating $1 million or more.
-        Purchases of Class A shares by a Retirement Plan that was permitted to purchase such shares at net asset value but subject to a contingent deferred sales charge prior to March 1, 2001.
-        Purchases by an OppenheimerFunds-sponsored Rollover IRA, if the purchases are made:
(1)      through a broker, dealer, bank or registered investment adviser that has made special arrangements with the
              Distributor for those purchases, or
(2)      by a direct rollover of a distribution from a qualified Retirement Plan if the administrator of that Plan has made special arrangements with the Distributor for those purchases.
      -           Purchases  of  Class  A  shares  by  Retirement  Plans  that  have  any of the  following  record-keeping arrangements:
(1)      The record keeping is performed by Merrill Lynch Pierce Fenner and Smith, Inc. ("Merrill Lynch") on a daily valuation basis for the Retirement Plan. On the date the plan sponsor signs the record-keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets invested in (a) mutual funds, other than those advised or managed by Merrill Lynch Investment Management, L.P. ("MLIM"), that are made available under a Service Agreement between Merrill Lynch and the mutual fund's principal underwriter or distributor, and  (b) funds advised or managed by MLIM (the funds described in (a) and (b) are referred to as "Applicable Investments").
(2)      The record keeping for the Retirement Plan is performed on a daily valuation basis by a record keeper whose services are provided under a contract or arrangement between the Retirement Plan and Merrill Lynch. On the date the plan sponsor signs the record keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets (excluding assets invested in money market funds) invested in Applicable
              Investments.
(3)      The record keeping for a Retirement Plan is handled under a service agreement with Merrill Lynch and on the date the plan sponsor signs that agreement, the Plan has 500 or more eligible employees (as determined by the
              Merrill Lynch plan conversion manager).
      -           Purchases by a Retirement  Plan whose record  keeper had a  cost-allocation  agreement  with the Transfer
      Agent on or before March 1, 2001.

II.                                    Waivers of Class A Sales Charges of Oppenheimer Funds

A.  Waivers of Initial and Contingent Deferred Sales Charges for Certain Purchasers.

Class A shares purchased by the following investors are not subject to any Class A sales charges (and no concessions are paid by the Distributor on such purchases):
-        The Manager or its affiliates.
-        Present or former officers, directors, trustees and employees (and their "immediate families") of the Fund, the
         Manager and its affiliates, and retirement plans established by them for their employees. The term "immediate family" refers to one's spouse, children, grandchildren, grandparents, parents, parents-in-law, brothers and sisters, sons- and daughters-in-law, a sibling's spouse, a spouse's siblings, aunts, uncles, nieces and nephews;
         relatives by virtue of a remarriage (step-children, step-parents, etc.) are included.
-        Registered management investment companies, or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
-        Dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees.
-        Employees and registered representatives (and their spouses) of dealers or brokers described above or financial institutions that have entered into sales arrangements with such dealers or brokers (and which are identified as such to the Distributor) or with the Distributor. The purchaser must certify to the Distributor at the time of purchase that the purchase is for the purchaser's own account (or for the benefit of such employee's spouse or minor children).
-        Dealers, brokers, banks or registered investment advisors that have entered into an agreement with the
         Distributor providing specifically for the use of shares of the Fund in particular investment products made available to their clients. Those clients may be charged a transaction fee by their dealer, broker, bank or advisor for the purchase or sale of Fund shares.
-        Investment advisors and financial planners who have entered into an agreement for this purpose with the
         Distributor and who charge an advisory, consulting or other fee for their services and buy shares for their own accounts or the accounts of their clients.
-        "Rabbi trusts" that buy shares for their own accounts, if the purchases are made through a broker or agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
-        Clients of investment advisors or financial planners (that have entered into an agreement for this purpose with the Distributor) who buy shares for their own accounts may also purchase shares without sales charge but only if their accounts are linked to a master account of their investment advisor or financial planner on the books and records of the broker, agent or financial intermediary with which the Distributor has made such special arrangements . Each of these investors may be charged a fee by the broker, agent or financial intermediary for purchasing shares.
-        Directors, trustees, officers or full-time employees of OpCap Advisors or its affiliates, their relatives or any trust, pension, profit sharing or other benefit plan which beneficially owns shares for those persons.
-        Accounts for which Oppenheimer Capital (or its successor) is the investment advisor (the Distributor must be advised of this arrangement) and persons who are directors or trustees of the company or trust which is the beneficial owner of such accounts.
-        A unit investment trust that has entered into an appropriate agreement with the Distributor.
-        Dealers, brokers, banks, or registered investment advisers that have entered into an agreement with the
         Distributor to sell shares to defined contribution employee retirement plans for which the dealer, broker or investment adviser provides administration services.
-        Retirement Plans and deferred compensation plans and trusts used to fund those plans (including, for example, plans qualified or created under sections 401(a), 401(k), 403(b) or 457 of the Internal Revenue Code), in each case if those purchases are made through a broker, agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
-        A TRAC-2000 401(k) plan (sponsored by the former Quest for Value Advisors) whose Class B or Class C shares of a
         Former Quest for Value Fund were exchanged for Class A shares of that Fund due to the termination of the Class B and Class C TRAC-2000 program on November 24, 1995.
-        A qualified Retirement Plan that had agreed with the former Quest for Value Advisors to purchase shares of any of the Former Quest for Value Funds at net asset value, with such shares to be held through DCXchange, a sub-transfer agency mutual fund clearinghouse, if that arrangement was consummated and share purchases commenced by December 31, 1996.
B.  Waivers of Initial and Contingent Deferred Sales Charges in Certain Transactions.

Class A shares issued or purchased in the following transactions are not subject to sales charges (and no concessions are paid by the Distributor on such purchases):
      -           Shares issued in plans of  reorganization,  such as mergers,  asset  acquisitions and exchange offers, to which the Fund is a party.
-        Shares purchased by the reinvestment of dividends or other distributions reinvested from the Fund or other
         Oppenheimer funds (other than Oppenheimer Cash Reserves) or unit investment trusts for which reinvestment arrangements have been made with the Distributor.
-        Shares purchased through a broker-dealer that has entered into a special agreement with the Distributor to allow the broker's customers to purchase and pay for shares of Oppenheimer funds using the proceeds of shares redeemed in the prior 30 days from a mutual fund (other than a fund managed by the Manager or any of its subsidiaries) on which an initial sales charge or contingent deferred sales charge was paid. This waiver also applies to shares purchased by exchange of shares of Oppenheimer Money Market Fund, Inc. that were purchased and paid for in this manner. This waiver must be

         requested when the purchase order is placed for shares of the Fund, and the Distributor may require evidence of qualification for this waiver.
-        Shares purchased with the proceeds of maturing principal units of any Qualified Unit Investment Liquid Trust
         Series.
-        Shares purchased by the reinvestment of loan repayments by a participant in a Retirement Plan for which the
         Manager or an affiliate acts as sponsor.

C.  Waivers of the Class A Contingent Deferred Sales Charge for Certain Redemptions.

The Class A contingent deferred sales charge is also waived if shares that would otherwise be subject to the contingent deferred sales charge are redeemed in the following cases:
      -           To make Automatic  Withdrawal Plan payments that are limited  annually to no more than 12% of the account value adjusted annually.
-        Involuntary redemptions of shares by operation of law or involuntary redemptions of small accounts (please refer to "Shareholder Account Rules and Policies," in the applicable fund Prospectus).
-        For distributions from Retirement Plans, deferred compensation plans or other employee benefit plans for any of the following purposes:
(1)      Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary.
                The death or disability must occur after the participant's account was established.
(2)      To return excess contributions.
(3)      To return contributions made due to a mistake of fact.
(4)      Hardship withdrawals, as defined in the plan.7
(5)      Under a Qualified Domestic Relations Order, as defined in the Internal Revenue Code, or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
(6)      To meet the minimum distribution requirements of the Internal Revenue Code.
(7)      To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue Code.
(8)      For loans to participants or beneficiaries.
(9)      Separation from service.8
(10)     Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) if the plan has made special arrangements with the Distributor.
(11)     Plan termination or "in-service distributions," if the redemption proceeds are rolled over directly to an
                OppenheimerFunds-sponsored IRA.
      -           For  distributions  from 401(k)  plans  sponsored  by  broker-dealers  that have  entered  into a special agreement with the Distributor allowing this waiver.

                      III. Waivers of Class B, Class C and Class N Sales Charges of Oppenheimer Funds

The Class B, Class C and Class N contingent deferred sales charges will not be applied to shares purchased in certain types of transactions or redeemed in certain circumstances described below.

A.  Waivers for Redemptions in Certain Cases.

The Class B, Class C and Class N contingent deferred sales charges will be waived for redemptions of shares in the following cases:
-        Shares redeemed involuntarily, as described in "Shareholder Account Rules and Policies," in the applicable
         Prospectus.
-        Redemptions from accounts other than Retirement Plans following the death or disability of the last surviving shareholder, including a trustee of a grantor trust or revocable living trust for which the trustee is also the sole beneficiary. The death or disability must have occurred after the account was established, and for disability you must provide evidence of a determination of disability by the Social Security Administration.
-        Distributions from accounts for which the broker-dealer of record has entered into a special agreement with the
         Distributor allowing this waiver.
-        Redemptions of Class B shares held by Retirement Plans whose records are maintained on a daily valuation basis by
         Merrill Lynch or an independent record keeper under a contract with Merrill Lynch.
-        Redemptions of Class C shares of Oppenheimer U.S. Government Trust from accounts of clients of financial institutions that have entered into a special arrangement with the Distributor for this purpose.
-        Redemptions requested in writing by a Retirement Plan sponsor of Class C shares of an Oppenheimer fund in amounts of $500,000 or more and made more than 12 months after the Retirement Plan's first purchase of Class C shares, if the redemption proceeds are invested in Class N shares of one or more Oppenheimer funds.
-        Distributions9 from Retirement Plans or other employee benefit plans for any of the following purposes:
(1)      Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary.
                The death or disability must occur after the participant's account was established in an Oppenheimer fund.
(2)      To return excess contributions made to a participant's account.
(3)      To return contributions made due to a mistake of fact.
(4)      To make hardship withdrawals, as defined in the plan.10
(5)      To make distributions required under a Qualified Domestic Relations Order or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
(6)      To meet the minimum distribution requirements of the Internal Revenue Code.
(7)      To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue Code.
(8)      For loans to participants or beneficiaries.11
(9)

         On account of the participant's separation from service.12
(10)     Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) offered as an investment option in a Retirement Plan if the plan has made special arrangements with the Distributor.
(11)     Distributions made on account of a plan termination or "in-service" distributions, if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
(12)     For distributions from a participant's account under an Automatic Withdrawal Plan after the participant reaches age 59 1/2, as long as the aggregate value of the distributions does not exceed 10% of the account's value, adjusted annually.
         (13)   Redemptions of Class B shares under an Automatic Withdrawal Plan for an account other than a Retirement
                Plan, if the aggregate value of the redeemed shares does not exceed 10% of the account's value, adjusted annually.
         (14)   For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special arrangement with the Distributor allowing this waiver.
         -    Redemptions  of Class B shares or Class C shares under an  Automatic  Withdrawal  Plan from an account  other than a Retirement Plan if the aggregate value of the redeemed shares does not exceed 10% of the account's value annually.

B.  Waivers for Shares Sold or Issued in Certain Transactions.

The contingent deferred sales charge is also waived on Class B and Class C shares sold or issued in the following cases:
-        Shares sold to the Manager or its affiliates.
-        Shares sold to registered management investment companies or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
-        Shares issued in plans of reorganization to which the Fund is a party.
-        Shares sold to present or former officers, directors, trustees or employees (and their "immediate families" as defined above in Section I.A.) of the Fund, the Manager and its affiliates and retirement plans established by them for their employees.

IV.       Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of Former
                                                       Quest for Value Funds

The initial and contingent deferred sales charge rates and waivers for Class A, Class B and Class C shares described in the Prospectus or Statement of Additional Information of the Oppenheimer funds are modified as described below for certain persons who were shareholders of the former Quest for Value Funds.  To be eligible, those persons must have been shareholders on November 24, 1995, when OppenheimerFunds, Inc. became the investment advisor to those former Quest for
Value Funds.  Those funds include:

    Oppenheimer Quest Value Fund, Inc.                     Oppenheimer Small Cap Value Fund
    Oppenheimer Quest Balanced Value Fund                  Oppenheimer Quest Global Value Fund, Inc.
    Oppenheimer Quest Opportunity Value Fund

         These arrangements also apply to shareholders of the following funds when they merged (were reorganized) into various Oppenheimer funds on November 24, 1995:

  Quest for Value U.S. Government Income Fund               Quest for Value New York Tax-Exempt Fund
  Quest for Value Investment Quality Income Fund            Quest for Value National Tax-Exempt Fund
  Quest for Value Global Income Fund                        Quest for Value California Tax-Exempt Fund

         All of the funds listed above are referred to in this Appendix as the "Former Quest for Value Funds."  The waivers of initial and contingent deferred sales charges described in this Appendix apply to shares of an Oppenheimer fund that are either:
      -           acquired by such  shareholder  pursuant to an exchange of shares of an  Oppenheimer  fund that was one of the Former Quest for Value Funds, or
         -        purchased  by such  shareholder  by exchange  of shares of another  Oppenheimer  fund that were  acquired pursuant to the merger of any of the Former Quest for Value Funds into that other Oppenheimer fund on November 24, 1995.

A.  Reductions or Waivers of Class A Sales Charges.

         - -  Reduced Class A Initial Sales Charge Rates for Certain Former Quest for Value Funds Shareholders.

Purchases by Groups and Associations.  The following table sets forth the initial sales charge rates for Class A shares purchased by members of "Associations" formed for any purpose other than the purchase of securities. The rates in the table apply if that Association purchased shares of any of the Former Quest for Value Funds or received a proposal to purchase such shares from OCC Distributors prior to November 24, 1995.

------------------------------ ---------------------------- ---------------------------- ----------------------------
Number of Eligible Employees   Initial Sales Charge as a    Initial Sales Charge as a    Concession as % of
or Members                     % of Offering Price          % of Net Amount Invested     Offering Price
------------------------------ ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------
9 or Fewer                                2.50%                        2.56%                        2.00%
------------------------------ ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------
At  least  10  but  not  more             2.00%                        2.04%                        1.60%
than 49
------------------------------ ---------------------------- ---------------------------- ----------------------------

         For purchases by Associations having 50 or more eligible employees or members, there is no initial sales charge on purchases of Class A shares, but those shares are subject to the Class A contingent deferred sales charge described in the applicable fund's Prospectus.

         Purchases made under this arrangement qualify for the lower of either the sales charge rate in the table based on the number of members of an Association, or the sales charge rate that applies under the Right of Accumulation described in the applicable fund's Prospectus and Statement of Additional Information. Individuals who qualify under this arrangement for reduced sales charge rates as members of Associations also may purchase shares for their individual or custodial accounts at these reduced sales charge rates, upon request to the Distributor.

         - -  Waiver of Class A Sales Charges for Certain Shareholders.  Class A shares purchased by the following investors are not subject to any Class A initial or contingent deferred sales charges:
              -   Shareholders who were shareholders of the AMA Family of Funds on February 28, 1991 and who acquired shares of any of the Former Quest for Value Funds by merger of a portfolio of the AMA Family of Funds.
              -   Shareholders who acquired shares of any Former Quest for Value Fund by merger of any of the portfolios of the Unified Funds.
         - -  Waiver of Class A Contingent Deferred Sales Charge in Certain Transactions.  The Class A contingent deferred sales charge will not apply to redemptions of Class A shares purchased by the following investors who were shareholders of any Former Quest for Value Fund:

         Investors who purchased Class A shares from a dealer that is or was not permitted to receive a sales load or redemption fee imposed on a shareholder with whom that dealer has a fiduciary relationship, under the Employee Retirement
Income Security Act of 1974 and regulations adopted under that law.
B.  Class A, Class B and Class C Contingent Deferred Sales Charge Waivers.

         - -  Waivers for Redemptions of Shares Purchased Prior to March 6, 1995.  In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an
Oppenheimer fund that was a Former Quest for Value Fund or into which such fund merged. Those shares must have been purchased prior to March 6, 1995 in connection with:
                  -        withdrawals under an automatic  withdrawal plan holding only either Class B or Class C shares if the annual withdrawal does not exceed 10% of the initial value of the account value,  adjusted  annually,
                  and
                  -        liquidation  of a  shareholder's  account if the aggregate net asset value of shares held in the account is less than the required minimum value of such accounts.

         - -  Waivers for Redemptions of Shares Purchased on or After March 6, 1995 but Prior to November 24, 1995.  In
the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest For Value Fund or into which such Former Quest for
Value Fund merged. Those shares must have been purchased on or after March 6, 1995, but prior to November 24, 1995:
-        redemptions  following the death or disability of the  shareholder(s)  (as evidenced by a  determination  of total disability by the U.S. Social Security Administration);
-        withdrawals  under an  automatic  withdrawal  plan  (but only for  Class B or Class C  shares)  where  the  annual withdrawals do not exceed 10% of the initial value of the account value; adjusted annually, and
                  -        liquidation  of a  shareholder's  account if the aggregate net asset value of shares held in the account is less than the required minimum account value.

         A shareholder's account will be credited with the amount of any contingent deferred sales charge paid on the redemption of any Class A, Class B or Class C shares of the Oppenheimer fund described in this section if the proceeds are invested in the same Class of shares in that fund or another Oppenheimer fund within 90 days after redemption.

  V. Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of Connecticut
                                             Mutual Investment Accounts, Inc.

The initial and contingent deferred sale charge rates and waivers for Class A and Class B shares described in the respective Prospectus (or this Appendix) of the following Oppenheimer funds (each is referred to as a "Fund" in this section):
     Oppenheimer U. S. Government Trust,
     Oppenheimer Bond Fund,
     Oppenheimer Value Fund and
     Oppenheimer Disciplined Allocation Fund
are modified as described below for those Fund shareholders who were shareholders of the following funds (referred to as the "Former Connecticut Mutual Funds") on March 1, 1996, when OppenheimerFunds, Inc. became the investment adviser to the
Former Connecticut Mutual Funds:

Connecticut Mutual Liquid Account                             Connecticut Mutual Total Return Account
Connecticut Mutual Government Securities Account              CMIA LifeSpan Capital Appreciation Account
Connecticut Mutual Income Account                             CMIA LifeSpan Balanced Account
Connecticut Mutual Growth Account                             CMIA Diversified Income Account

A.  Prior Class A CDSC and Class A Sales Charge Waivers.

         -    Class A Contingent Deferred Sales Charge. Certain shareholders of a Fund and the other Former Connecticut
Mutual Funds are entitled to continue to make additional purchases of Class A shares at net asset value without a Class A initial sales charge, but subject to the Class A contingent deferred sales charge that was in effect prior to March 18,
1996 (the "prior Class A CDSC"). Under the prior Class A CDSC, if any of those shares are redeemed within one year of purchase, they will be assessed a 1% contingent deferred sales charge on an amount equal to the current market value or the original purchase price of the shares sold, whichever is smaller (in such redemptions, any shares not subject to the prior Class A CDSC will be redeemed first).

         Those shareholders who are eligible for the prior Class A CDSC are:
(1)      persons whose purchases of Class A shares of a Fund and other Former Connecticut Mutual Funds were $500,000 prior to March 18, 1996, as a result of direct purchases or purchases pursuant to the Fund's policies on
                Combined Purchases or Rights of Accumulation, who still hold those shares in that Fund or other Former
                Connecticut Mutual Funds, and
(2)      persons whose intended purchases under a Statement of Intention entered into prior to March 18, 1996, with the former general distributor of the Former Connecticut Mutual Funds to purchase shares valued at $500,000 or more over a 13-month period entitled those persons to purchase shares at net asset value without being subject to the Class A initial sales charge.

         Any of the Class A shares of a Fund and the other Former Connecticut Mutual Funds that were purchased at net asset value prior to March 18, 1996, remain subject to the prior Class A CDSC, or if any additional shares are purchased by those shareholders at net asset value pursuant to this arrangement they will be subject to the prior Class A CDSC.

         -    Class A Sales Charge Waivers. Additional Class A shares of a Fund may be purchased without a sales charge, by a person who was in one (or more) of the categories below and acquired Class A shares prior to March 18, 1996, and still holds Class A shares:
(1)      any purchaser, provided the total initial amount invested in the Fund or any one or more of the Former
                Connecticut Mutual Funds totaled $500,000 or more, including investments made pursuant to the Combined
                Purchases, Statement of Intention and Rights of Accumulation features available at the time of the initial purchase and such investment is still held in one or more of the Former Connecticut Mutual Funds or a Fund into which such Fund merged;
(2)      any participant in a qualified plan, provided that the total initial amount invested by the plan in the Fund or any one or more of the Former Connecticut Mutual Funds totaled $500,000 or more;
(3)      Directors of the Fund or any one or more of the Former Connecticut Mutual Funds and members of their immediate families;
(4)      employee benefit plans sponsored by Connecticut Mutual Financial Services, L.L.C. ("CMFS"), the prior distributor of the Former Connecticut Mutual Funds, and its affiliated companies;
(5)      one or more members of a group of at least 1,000 persons (and persons who are retirees from such group) engaged in a common business, profession, civic or charitable endeavor or other activity, and the spouses and minor dependent children of such persons, pursuant to a marketing program between CMFS and such group; and
(6)      an institution acting as a fiduciary on behalf of an individual or individuals, if such institution was directly compensated by the individual(s) for recommending the purchase of the shares of the Fund or any one or more of the Former Connecticut Mutual Funds, provided the institution had an agreement with CMFS.

         Purchases of Class A shares made pursuant to (1) and (2) above may be subject to the Class A CDSC of the Former
Connecticut Mutual Funds described above.

         Additionally, Class A shares of a Fund may be purchased without a sales charge by any holder of a variable annuity contract issued in New York State by Connecticut Mutual Life Insurance Company through the Panorama Separate
Account which is beyond the applicable surrender charge period and which was used to fund a qualified plan, if that holder exchanges the variable annuity contract proceeds to buy Class A shares of the Fund.

B.  Class A and Class B Contingent Deferred Sales Charge Waivers.

In addition to the waivers set forth in the Prospectus and in this Appendix, above, the contingent deferred sales charge will be waived for redemptions of Class A and Class B shares of a Fund and exchanges of Class A or Class B shares of a
Fund into Class A or Class B shares of a Former Connecticut Mutual Fund provided that the Class A or Class B shares of the Fund to be redeemed or exchanged were (i) acquired prior to March 18, 1996 or (ii) were acquired by exchange from an
Oppenheimer fund that was a Former Connecticut Mutual Fund. Additionally, the shares of such Former Connecticut Mutual
Fund must have been purchased prior to March 18, 1996:
(1)      by the estate of a deceased shareholder;
(2)      upon the disability of a shareholder, as defined in Section 72(m)(7) of the Internal Revenue Code;
(3)      for retirement distributions (or loans) to participants or beneficiaries from retirement plans qualified under
                Sections 401(a) or 403(b)(7)of the Code, or from IRAs, deferred compensation plans created under Section
                457 of the Code, or other employee benefit plans;
(4)      as tax-free returns of excess contributions to such retirement or employee benefit plans;
(5)      in whole or in part, in connection with shares sold to any state, county, or city, or any instrumentality, department, authority, or agency thereof, that is prohibited by applicable investment laws from paying a sales charge or concession in connection with the purchase of shares of any registered investment management company;
(6)      in connection with the redemption of shares of the Fund due to a combination with another investment company by virtue of a merger, acquisition or similar reorganization transaction;
(7)      in connection with the Fund's right to involuntarily redeem or liquidate the Fund;
(8)      in connection with automatic redemptions of Class A shares and Class B shares in certain retirement plan accounts pursuant to an Automatic Withdrawal Plan but limited to no more than 12% of the original value annually;
                or
(9)      as involuntary redemptions of shares by operation of law, or under procedures set forth in the Fund's Articles of
                Incorporation, or as adopted by the Board of Directors of the Fund.

VI.                     Special Reduced Sales Charge for Former Shareholders of Advance America Funds, Inc.

Shareholders of Oppenheimer Municipal Bond Fund, Oppenheimer U.S. Government Trust, Oppenheimer Strategic Income Fund and
Oppenheimer Capital Income Fund who acquired (and still hold) shares of those funds as a result of the reorganization of series of Advance America Funds, Inc. into those Oppenheimer funds on October 18, 1991, and who held shares of Advance
America Funds, Inc. on March 30, 1990, may purchase Class A shares of those four Oppenheimer funds at a maximum sales charge rate of 4.50%.

            VII. Sales Charge Waivers on Purchases of Class M Shares of Oppenheimer Convertible Securities Fund

Oppenheimer Convertible Securities Fund (referred to as the "Fund" in this section) may sell Class M shares at net asset value without any initial sales charge to the classes of investors listed below who, prior to March 11, 1996, owned shares of the Fund's then-existing Class A and were permitted to purchase those shares at net asset value without sales charge:
-        the Manager and its affiliates,
-        present or former officers, directors, trustees and employees (and their "immediate families" as defined in the
         Fund's Statement of Additional Information) of the Fund, the Manager and its affiliates, and retirement plans established by them or the prior investment advisor of the Fund for their employees,
-        registered management investment companies or separate accounts of insurance companies that had an agreement with the Fund's prior investment advisor or distributor for that purpose,
-        dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees,
-        employees and registered representatives (and their spouses) of dealers or brokers described in the preceding section or financial institutions that have entered into sales arrangements with those dealers or brokers (and whose identity is made known to the Distributor) or with the Distributor, but only if the purchaser certifies to the Distributor at the time of purchase that the purchaser meets these qualifications,
-        dealers, brokers, or registered investment advisors that had entered into an agreement with the Distributor or the prior distributor of the Fund specifically providing for the use of Class M shares of the Fund in specific investment products made available to their clients, and
-        dealers, brokers or registered investment advisors that had entered into an agreement with the Distributor or prior distributor of the Fund's shares to sell shares to defined contribution employee retirement plans for which the dealer, broker, or investment advisor provides administrative services.

---------------------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Growth and Income Fund
---------------------------------------------------------------------------------------------------------------------------

Internet Web Site:
         WWW.OPPENHEIMERFUNDS.COM
         ------------------------

Investment Advisor
         OppenheimerFunds, Inc.
         498 7th Avenue
         New York, New York  10018

Distributor
         OppenheimerFunds Distributor, Inc.
         498 7th Avenue
         New York, New York  10018

Transfer Agent
         OppenheimerFunds Services
         P.O. Box 5270
         Denver, Colorado 80217
         1.800.525.7048

Custodian Bank
         The Bank of New York
         One Wall Street
         New York, New York 10015

Independent Auditors
         Deloitte and Touche LLP
         555 Seventeenth Street, Suite 3600
         Denver, Colorado 80202-3942

Legal Counsel
         Myer, Swanson, Adams and Wolf, P.C.
         1600 Broadway
         Denver, Colorado 80202

1234
PX700.001.1201

1 The interfund lending program is subject to approval by the Securities and Exchange Commission.  The Fund will not engage in interfund lending until such approval has been granted.
1        Messrs.  Bowen, Cameron and Marshall.  are not Directors of Panorama Series Fund, Inc. Messrs.  Armstrong,  Bowen,
     Cameron,  Fossel and Marshall are not Managing  General  Partners of Centennial  America Fund, L.P Mr. Murphy is not a
     Trustee or Managing General Partner of any of the Centennial Funds.
2        In accordance with Rule 12b-1 of the Investment Company Act, the term "Independent Directors" in this
     Statement of Additional Information refers to those Directors who are not "interested persons" of the Fund (or its parent corporation) and who do not have any direct or indirect financial interest in the operation of the distribution plan or any agreement under the plan.
2 Certain waivers also apply to Class M shares of Oppenheimer Convertible Securities Fund.
3 In the case of Oppenheimer Senior Floating Rate Fund, a continuously-offered closed-end fund, references to contingent deferred sales charges mean the Fund's Early Withdrawal Charges and references to "redemptions" mean "repurchases" of shares.
4 An "employee benefit plan" means any plan or arrangement, whether or not it is "qualified" under the Internal Revenue
Code, under which Class N shares of an Oppenheimer fund or funds are purchased by a fiduciary or other administrator for the account of participants who are employees of a single employer or of affiliated employers. These may include, for example, medical savings accounts, payroll deduction plans or similar plans. The fund accounts must be registered in the name of the fiduciary or administrator purchasing the shares for the benefit of participants in the plan.
5 The term "Group Retirement Plan" means any qualified or non-qualified retirement plan for employees of a corporation or sole proprietorship, members and employees of a partnership or association or other organized group of persons (the members of which may include other groups), if the group has made special arrangements with the Distributor and all members of the group participating in (or who are eligible to participate in) the plan purchase shares of an Oppenheimer fund or funds through a single investment dealer, broker or other financial institution designated by the group. Such plans include 457 plans, SEP-IRAs, SARSEPs, SIMPLE plans and 403(b) plans other than plans for public school employees.
The term "Group Retirement Plan" also includes qualified retirement plans and non-qualified deferred compensation plans and IRAs that purchase shares of an Oppenheimer fund or funds through a single investment dealer, broker or other financial institution that has made special arrangements with the Distributor.
6 However, that concession will not be paid on purchases of shares in amounts of $1 million or more (including any right of accumulation) by a Retirement Plan that pays for the purchase with the redemption proceeds of Class C shares of one or more Oppenheimer funds held by the Plan for more than one year.
7 This provision does not apply to IRAs.
8 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.
9 The distribution must be requested prior to Plan termination or the elimination of the Oppenheimer funds as an investment option under the Plan.
10 This provision does not apply to IRAs.
11 This provision does not apply to loans from 403(b)(7) custodial plans.
12 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.